UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Nielsen Holdings plc

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NIELSEN HOLDINGS PLC

PROXY STATEMENT

Annual General Meeting of Shareholders

May 22, 2018 | 9:00 a.m. (Eastern Time)

(incorporated and registered in England and Wales with registered no. 09422989)

Registered Office:

Nielsen House

John Smith Drive

Oxford

Oxfordshire

OX4 2WB

United Kingdom

April 9, 2018

Dear Fellow Shareholders:

On behalf of the Board of Directors (the “Board”), I cordially invite you to attend the Annual General Meeting of Shareholders of Nielsen Holdings plc (the “Company” or “Nielsen”) to be held at 9:00 a.m. (Eastern Time) on Tuesday, May 22, 2018 (the “Annual Meeting”). This year, our shareholders may either attend the Annual Meeting online or in person.

We continue to embrace the latest technology to provide expanded shareholder access and improved communication for our shareholders by facilitating attendance online. We believe that facilitating attendance online will enable shareholders who might not otherwise desire or be able to travel to a physical meeting to attend online and participate from any location around the world. All shareholders who attend the meeting either online or in person will be able to ask questions and vote during the meeting.

To attend online, please visit: nielsen.onlineshareholdermeeting.com and, to attend in person, please come to 50 Danbury Road, Wilton, CT 06897. For additional information about attending the Annual Meeting please see the “General Information and Frequently Asked Questions About the Annual Meeting” section on pages 81 to 85 of this proxy statement.

Our Board has fixed the close of business on March 23, 2018 as the record date for the determination of shareholders entitled to notice of and to vote at our Annual Meeting and any adjournments or postponements thereof.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning the proxy card (if you received one) prior to the meeting or by attending the Annual Meeting and voting online or in person.

We are pleased to once again utilize the U.S. Securities and Exchange Commission (“SEC”) rule allowing companies to furnish proxy materials to their shareholders over the Internet rather than in paper form. We believe that this e-proxy process will expedite our shareholders’ receipt of proxy materials, lower the costs and reduce the environmental impact of our Annual Meeting. Accordingly, unless you have previously requested to receive proxy materials in paper form, you will receive a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice by mail and did not receive, but would like to receive, a printed copy of our proxy materials, you should follow the instructions for requesting such materials included on page 79 of this proxy statement or in the Notice.

In accordance with the UK Companies Act 2006, the formal notice of the Annual Meeting is set out on the pages following the “Summary of Proxy Statement Information.”

Our proxy materials are first being distributed or made available to shareholders on or about April 9, 2018.

Thank you for your continued support.

Sincerely,

Mitch Barns

Chief Executive Officer

2018 PROXY STATEMENT LTR

LETTER FROM OUR BOARD CHAIRPERSON

TO OUR SHAREHOLDERS

Dear Shareholders,

On behalf of the Nielsen Board, thank you for your confidence in Nielsen and for placing your trust in us to oversee your investment. As a Board, we continue to work together to serve as your voice and provide independent and active development of the Company’s strategy and oversight of management’s execution of that strategy. In 2017, we focused on overseeing management’s efforts to innovate to drive growth and efficiency to help the Company achieve sustainable financial performance and deliver long-term value for our shareholders. We are committed to ensuring that the Company continues to uphold its values, appropriately manage risk and engage and develop the talent we need for the future. Here is a quick review of some actions and accomplishments in 2017:

Company Strategy/Path to 2020

Your Board oversees management’s implementation of Nielsen’s strategic plan by deeply engaging with senior leaders about Nielsen’s overall strategy, priorities, execution, and long-term growth opportunities. The Board is committed to the Company’s “Path to 2020”, a three-year roadmap to a faster-growing, higher-margin business. Management is driving growth initiatives across the Company, and is making significant progress on its efforts to increase operational efficiency, with a 2020 goal of reducing the Company’s annual cost base by $500 million. We have full confidence in management’s ability to execute its strategy and believe that the investments in innovation to drive growth and efficiency best position the Company to achieve our common goal: creating sustainable value in our Company and for our shareholders over the long-term. We will continue to be actively involved in overseeing the Company’s long-term path to value creation.

Board Risk Oversight

As a Board, we strive to foster a risk-aware culture while encouraging appropriate and balanced risk-taking to drive towards the Company’s long-term objectives. Fulfilling the Company’s strategic plans is only achievable by developing and maintaining an appropriate risk framework, facilitating the transparent identification and reporting of key business issues, and rigorous review and testing. Through our oversight, we set standards for managing risks and monitoring how the Company manages those risks. Our full Board oversees the Company’s most significant risks, including information security, privacy, and disaster recovery and business continuity, while its three standing committees are dedicated to oversight of specific risks.

Global Responsibility & Sustainability

The Company’s Global Responsibility & Sustainability initiatives remain an integral component of our strategy as we strive to manage Nielsen’s business and operations sustainably over the long term, and to give back to the communities and markets where we live and operate. These initiatives encompass the full scope of our environmental, social, and governance (ESG) strategy, and seek to identify potential ESG and business opportunities, risks, and emerging issues that could affect Nielsen’s business success and wide range of stakeholder relationships. The Board is committed to supporting this important work, leveraging our global ESG strategy while focusing on sustainable growth and continuous improvement over the long-term.

Talent Development and Diversity

Nielsen’s people are our biggest competitive advantage, which is why we consider leadership and talent a priority. This “talent mindset” means embracing and encouraging collaboration and diversity. We work diligently to build on our success as an organization where top talent aspires to work, drawing from a variety of disciplines and a diverse set of backgrounds. The Board’s composition is indicative of our commitment to diversity and inclusion. Our directors reflect diverse perspectives, including a complementary mix of expertise across disciplines, tenure and backgrounds.

2018 PROXY STATEMENT LTR2

Engagement and Outreach

Remaining connected to and accountable to our shareholders is central to Nielsen’s success. Constructive dialogue and regular communication with you promotes transparency and accountability and informs our strategic initiatives and policy development. In 2017, I continued to speak with investors on behalf of the Board and, together with the management team, we engaged with investors representing nearly 65% of our shareholder base on a range of topics, including: our strategy and financial performance; corporate governance matters, including Board composition and succession planning; and our executive compensation program.

Cultivating a Strong Ethical Culture

Underpinning our core values of open, connected, useful and personal is our long-standing commitment to do business the right way, every day. Our clients’ trust in the integrity of the data and services Nielsen provides is essential to our success as a business. In 2017, we increased our focus on compliance and integrity, which included refreshing our Code of Conduct to ensure our employees, officers and Board understand and meet expectations that we operate with the highest ethical and business standards. Your Board believes that building and maintaining a strong ethical culture at Nielsen requires the right tone at the top, and we take responsibility for ensuring that ethics and compliance always remain at the forefront in Nielsen’s strategy and actions.

In closing, I want to thank you again for your support and assure you that your Board of Directors and management team will continue to earn the trust you have placed in Nielsen.

James A. Attwood, Jr.

Board Chairperson

2018 PROXY STATEMENT LTR2

This summary highlights certain information contained elsewhere in this proxy statement. You should read the complete proxy statement and annexes before voting.

2017 PERFORMANCE HIGHLIGHTS

We are dedicated to driving shareholder value by posting solid operating performance. The Company’s long-term business performance and progress against strategic initiatives form the context in which pay decisions are made. We have delivered resilient business performance with sustained growth over the last three years.

During 2017:

•	We made outstanding progress on the Nielsen Total Audience Measurement framework, evidenced by growing adoption across all components. We significantly expanded the range of viewing captured by the C3/C7 currency metric for linear ad models through offerings such as Digital in TV Ratings and Out-of-Home measurement. Digital Ad Ratings (“DAR”) emerged as the industry standard for major publishers, particularly on mobile. DAR continued to grow internationally, with coverage in 32 countries as of year-end. On Digital Content Ratings, we enabled secondary crediting of distributed video content on Facebook, Hulu and YouTube. We also released a new syndicated measurement service for subscription video-on-demand.

•	We made significant progress on the development and initial rollout of our Connected System. We delivered on our commitment to have 25 clients engaged with the end-to-end Connected System by year-end 2017, and we intend to expand this engagement to approximately 100 clients in 2018. We had strong momentum with the Connected Partner Program, ending the year with 42 partners, up from 18 at the end of 2016.

•	We moved forward on Total Consumer Measurement. Our e-commerce solution is available in 17 markets. We continued to invest in our relationships with retailers. In November 2017, we were named the sole data provider for Walmart’s new supplier collaboration program, “Walmart One Version of Truth.”

•	Our Emerging Markets performed well, with double-digit growth in Latin America, India and Eastern Europe, along with high single-digit growth in South East Asia and Africa.

•	Lowered market expectations for our Developed Buy revenue in 2018 contributed to a decline in our share price toward the end of the year versus the beginning of the year.

Further information about our 2017 performance can be found on pages 33-35.

COMPENSATION HIGHLIGHTS

•	Our executive compensation program is designed to incent and reward our leadership team for delivering sustained financial performance and long-term shareholder value.

•	A significant portion of each named executive officer’s compensation is at risk, dependent on the achievement of challenging annual and long-term performance goals and/or the performance of our share price.

•	In 2017, our variable performance-based compensation plans operated as intended and paid out at below target levels due to challenging business conditions, which impacted our business performance and share price.

2018 PROXY STATEMENT SUMM1

SUMMARY OF PROXY STATEMENT INFORMATION

•	Looking to 2018, we are increasing the proportion of long-term incentives that are subject to quantitative performance from 50% to 60% and, to bring added emphasis on growth, we are adding revenue metrics to our annual incentive plan and long-term performance plan.

Further information about our compensation can be found on pages 31-70.

BOARD HIGHLIGHTS

Following the election and re-election of the Board nominees at our Annual Meeting, the Board will have the following characteristics:

BOARD EXPERTISE AND SKILLS

Our directors are keenly focused on building a board that supports Nielsen’s strategic goals and evolving business priorities. In that regard, in addition to the areas of experience set forth below, the qualities that are of paramount importance for our director nominees include: a proven record of success and business judgment, innovative and strategic thinking, a commitment to corporate responsibility, appreciation of multiple cultures and perspectives, and adequate time to devote to their responsibilities.

CEO/Executive Experience	Business and Operating Experience	Consumer Goods Experience	Innovation, Technology and Digital Experience	Global and Emerging Markets Experience

Media Experience	Audit and Risk Oversight Experience and Financial Literacy	Research, Analytics and Data Science Experience	Financial and M&A Experience	Public Company Board and Governance Experience

2018 PROXY STATEMENT SUMM2

SUMMARY OF PROXY STATEMENT INFORMATION

GOVERNANCE HIGHLIGHTS

Director Independence • 8 out of 9 of our director nominees are independent • All Board committees are fully independent

Board Accountability

•  All directors are elected annually

•  Shareholders have the right to call special meetings, remove and appoint directors

•  Simple majority vote standard for uncontested director elections

•  No supermajority vote requirements in our articles of association

Board Leadership • Independent Chairperson	Board Refreshment • Ongoing Board succession planning • Average tenure of director nominees is 5.1 years • 5 new independent directors elected since 2013

Board Oversight

•  Ongoing focus on strategic matters, including through standalone strategy sessions

•  Robust oversight of risk management

•  Active engagement in talent management, leadership development and CEO succession planning

•  Regular executive sessions without management present

Director Engagement

•  All directors attended 100% of Board meetings and at least 90% of committee meetings in 2017

•  Governance guidelines restrict the number of other board memberships

•  In connection with the nomination process, directors’ other responsibilities/obligations considered

Share Ownership

•  Five times their annual cash fees (with a transition period for new directors)

•  Directors may not hedge their common stock

•  No director has shares of common stock subject to a pledge

•  All equity currently granted as director compensation must be held for the director’s entire tenure on the Board

Director Access

•  Independent Chairperson actively involved in shareholder engagement

•  Directors may contact any employee directly and receive access to any aspect of the business or activities undertaken or proposed by management

•  Board and its committees may engage independent advisors in their sole discretion

•  Shareholders may contact any of the committee chairpersons and the independent directors as a group

2018 PROXY STATEMENT SUMM3

SUMMARY OF PROXY STATEMENT INFORMATION

NOMINEES FOR BOARD OF DIRECTORS

James A. Attwood, Jr.	Mitch Barns	Guerrino De Luca
Age: 59 Director since: 2006	Age: 54 Director since: 2014	Age: 65 Director since: 2017
Managing Director, The Carlyle Group Board Chairperson Committees: Nomination and Corporate Governance	Chief Executive Officer, Nielsen Holdings plc Committees: None	Chairman of the Board and Former Chief Executive Officer of Logitech International S.A. Committees: Compensation
Karen M. Hoguet	Harish Manwani	Robert C. Pozen
Age: 61 Director since: 2010	Age: 64 Director since: 2015	Age: 71 Director since: 2010
Chief Financial Officer of Macy’s, Inc. Committees: Audit (Chairperson)	Global Executive Advisor of Blackstone Private Equity Group Committees: Compensation (Chairperson)	Senior Lecturer at MIT Committees: Compensation; Nomination and Corporate Governance (Chairperson)
David Rawlinson	Javier G. Teruel	Lauren Zalaznick
Age: 42 Director since: 2017	Age: 67 Director since: 2010	Age: 55 Director since: 2016
President of Online Business of W.W. Grainger, Inc. Committees: Audit	Partner of Spectron Desarrollo, SC Committees: Audit	Former Executive Vice President of NBCUniversal Media, LLC Committees: Compensation; Nomination and Corporate Governance

2018 PROXY STATEMENT SUMM4

NIELSEN HOLDINGS PLC

NOTICE OF THE 2018 ANNUAL MEETING

WHEN: May 22, 2018 at 9:00 a.m. (Eastern Time)

WHERE: Online via live webcast at nielsen.onlineshareholdermeeting.com or in person at 50 Danbury Road, Wilton, CT 06897. Check-in both online and in person will begin at 8:30 a.m. (Eastern Time), and you should allow ample time for check-in procedures. Whether you attend the meeting online or in person, you will be able to ask questions and vote during the meeting.

RECORD DATE: March 23, 2018

ITEMS OF BUSINESS:

At the Annual Meeting, you will be asked to consider and vote on the resolutions under Proposals 1 to 7 in the “Proposals to be Voted Upon” section below as well as such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Explanations of the proposed resolutions together with the relevant information for each resolution are given on pages 1 to 72 and Annexes A, B and C of this proxy statement.

The Company’s UK annual report and accounts for the year ended December 31, 2017, which consist of the UK statutory accounts, the UK statutory directors’ report, the UK statutory directors’ compensation report, the UK statutory strategic report and the UK statutory auditor’s report (the “UK Annual Report and Accounts”), has been made available to shareholders together with the other proxy materials. There will be an opportunity at the Annual Meeting for shareholders to ask questions or make comments on the UK Annual Report and Accounts and the other proxy materials.

For additional information about our Annual Meeting, shareholders’ rights, proxy voting and access to proxy materials, see the “General Information and Frequently Asked Questions About the Annual Meeting” section on pages 81 to 85 of this proxy statement.

PROPOSALS TO BE VOTED UPON1

The Board considers that all the proposals to be put to the Annual Meeting are in the best interest of the Company and its shareholders as a whole.

Proposal		Board Recommendation

Proposal No. 1	Election of Directors[2]	for each nominee

Proposal No. 2	Ratification of Independent Registered Public Accounting Firm

Proposal No. 3	Reappointment of UK Statutory Auditor

Proposal No. 4	Authorization of the Audit Committee to Determine UK Statutory Auditor Compensation

Proposal No. 5	Non-Binding, Advisory Vote on Executive Compensation

Proposal No. 6	Non-Binding, Advisory Vote on Directors’ Compensation Report

Proposal No. 7	Approval of Directors’ Compensation Policy

[1]	All resolutions above will be proposed as ordinary resolutions.

[2]	A separate resolution will be proposed for each director.

2018 PROXY STATEMENT NOT1

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

Notes:

1.	In accordance with the Company’s articles of association, all resolutions will be taken on a poll. Voting on a poll means that each share represented in person or by proxy will be counted in the vote. All resolutions will be proposed as ordinary resolutions, which under applicable law means that each resolution must be passed by a simple majority of the total voting rights of shareholders who vote on such resolution, whether in person or by proxy. Explanatory notes regarding each of the proposals (and related resolutions) are set out in the relevant sections of the accompanying proxy materials relating to such proposals.

2.	The results of the polls taken on the resolutions at the Annual Meeting and any other information required by the UK Companies Act 2006 will be made available on the Company’s website as soon as reasonably practicable following the Annual Meeting and for a period of two years thereafter.

3.	To be entitled to attend and vote at the Annual Meeting and any adjournment or postponement thereof, shareholders must be registered in the register of members of the Company at the close of business in New York on March 23, 2018 (the “Record Date”). Changes to the Register of Members after the relevant deadline shall be disregarded in determining the rights of any person to attend and vote at the meeting. If you hold shares through a broker, bank or other nominee, you can attend the Annual Meeting and vote by following the instructions you receive from your bank, broker or other nominee.

4.	Shareholders are entitled to appoint a proxy to exercise all or any of their rights to attend and to speak and vote on their behalf at the Annual Meeting. A shareholder may appoint more than one proxy in relation to the Annual Meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by that shareholder. A corporate shareholder may appoint one or more corporate representatives to attend and to speak and vote on their behalf at the Annual Meeting. A proxy need not be a shareholder of the Company.

5.	If you are a shareholder of record or hold shares through a broker, bank or other nominee and are voting by proxy through the Internet or by telephone, your vote must be received by 11:59 p.m. (Eastern Time) on May 21, 2018 to be counted. If you are a shareholder of record or hold shares through a broker, bank or other nominee and are voting by mail, your vote must be received by 9:00 a.m. (Eastern Time) on May 18, 2018 to be counted. A shareholder who has returned a proxy instruction is not prevented from attending the Annual Meeting either online or in person and voting if he/she wishes to do so, but please note that only your vote last cast will count. If you hold shares through Nielsen’s 401(k) plan, the plan trustee, Fidelity Management Trust Company, will vote according to the instructions received from you provided that your instructions are received by 11:59 p.m. (Eastern Time) on May 17, 2018. Your instructions cannot be changed or revoked after that time, and the shares you hold through the 401(k) plan cannot be voted online at the Annual Meeting.

6.	Unless you hold shares through Nielsen’s 401(k) plan, you may revoke a previously delivered proxy at any time prior to the Annual Meeting. You may vote online if you attend the Annual Meeting online, or in person if you attend the physical meeting, thereby cancelling any previous proxy.

7.	Shareholders meeting the threshold requirements set out in the UK Companies Act 2006 have the right to require the Company to publish on the Company’s website a statement setting out any matter relating to: (i) the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be presented before the Annual Meeting; or (ii) any circumstance connected with the auditor of the Company ceasing to hold office since the previous annual general meeting at which annual accounts and reports were presented in accordance with the UK Companies Act 2006. The Company may not require the shareholders requesting any such website publication to pay its expenses in complying with the UK Companies Act 2006. When the Company is required to place a statement on a website under the UK Companies Act 2006, it must forward the statement to the Company’s auditor not later than the time when it makes the statement available on its website. The business which may be dealt with at the Annual Meeting includes any statement that the Company has been required under the UK Companies Act 2006 to publish on a website.

8.	Pursuant to SEC rules, the Company’s proxy statement (including this Notice of Annual General Meeting of Shareholders), the Company’s US annual report for the year ended December 31, 2017 (including the Annual Report on Form 10-K for the year ended December 31, 2017), the Company’s UK Annual Report and Accounts and related information prepared in connection with the Annual Meeting are available at: www.proxyvote.com and www.nielsen.com/investors. You will need the 16-digit control number included on your Notice or proxy card in order to access the proxy materials on www.proxyvote.com. These proxy materials will be available free of charge.

9.	You may not use any electronic address provided in this Notice of Annual General Meeting of Shareholders or any related documentation to communicate with the Company for any purposes other than as expressly stated.

2018 PROXY STATEMENT NOT2

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

PROXY VOTING METHODS

Shareholders holding shares of Nielsen at the close of business in New York on March 23, 2018 may vote their shares by proxy through the Internet, by telephone or by mail or by attending the Annual Meeting online or in person. For shares held through a bank, broker or other nominee, shareholders may vote by submitting voting instructions to the bank, broker or other nominee. To reduce our administrative and postage costs, we ask that shareholders vote through the Internet or by telephone, both of which are available 24 hours a day, seven days a week. Shareholders may revoke their proxies at the times and in the manners described in the “Notes” section of this Notice of Annual General Meeting of Shareholders and the “General Information and Frequently Asked Questions About the Annual Meeting” section on pages 81-85 of this proxy statement.

If you are a shareholder of record or hold shares through a broker, bank or other nominee and are voting by proxy through the Internet or by telephone, your vote must be received by 11:59 p.m. (Eastern Time) on May 21, 2018 to be counted. If you are a shareholder of record or hold shares through a broker, bank or other nominee and are voting by mail, your vote must be received by 9:00 a.m. (Eastern Time) on May 18, 2018 to be counted.

If you hold shares through Nielsen’s 401(k) plan, the plan trustee, Fidelity Management Trust Company, will vote according to the instructions received from you provided that your instructions are received by 11:59 p.m. (Eastern Time) on May 17, 2018. Your instructions cannot be changed or revoked after that time, and the shares you hold through the 401(k) plan cannot be voted at the Annual Meeting.

TO VOTE BY PROXY:

BY INTERNET	BY TELEPHONE	BY MAIL

•  Go to the website www.proxyvote.com 24 hours a day, seven days a week (before the meeting) or nielsen.onlineshareholdermeeting
.com (during the meeting) and follow the instructions.

•  You will need the 16-digit control number included on your Notice or proxy card in order to vote online.

•  From a touch-tone phone, dial
1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

•  You will need the 16-digit control number included on your Notice or proxy card in order to vote by telephone.

•  Mark your selections on your proxy card (if you received one).

•  Date and sign your name exactly as it appears on your proxy card.

•  Mail the proxy card in the postage-paid envelope that is provided to you.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

April 9, 2018

By Order of the Board of Directors,

Emily Epstein

Company Secretary

Registered Office: AC Nielsen House, London Road, Oxford, Oxfordshire OX3 9RX, United Kingdom

Registered in England and Wales No. 09422989

2018 PROXY STATEMENT NOT3

1	Proposal No. 1 Election of Directors

1	Ongoing Board Succession Planning

2	Director Nomination Process

4	Nominees for Election to the Board of Directors

9	The Board of Directors and Certain Governance Matters

9	Director Independence and Independence Determinations

10	Leadership Structure

10	Board Committees and Meetings

11	Committee Membership and Responsibilities

13	Board and Committee Evaluations

14	Our Board’s Commitment to Shareholder Engagement

16	Communications with Directors

16	Global Responsibility and Sustainability

18	Director Education

18	Risk Oversight

20	Executive Succession Planning

20	Executive Sessions

20	Committee Charters and Corporate Governance Guidelines

21	Code of Conduct and Procedures for Reporting Concerns about Misconduct

22	Executive Officers of the Company

24	Proposal No. 2 Ratification of Independent Registered Public Accounting Firm

24	Audit and Non-Audit Fees

25	Audit Committee Pre-Approval Policies and Procedures

25	Audit Committee Report

27	Proposal No. 3 Reappointment of UK Statutory Auditor

28	Proposal No. 4 Authorization of the Audit Committee to Determine UK Statutory Auditor Compensation

29	Proposal No. 5 Non-Binding, Advisory Vote on Executive Compensation

31	Executive Compensation

32	Compensation Discussion and Analysis

57	Compensation Committee Report

58	Tables and Narrative Disclosure

71	Proposal No. 6 Non-Binding, Advisory Vote on Directors’ Compensation Report

72	Proposal No. 7 Approval of Directors’ Compensation Policy

73	Director Compensation

73	Director Compensation for the 2017 Fiscal Year

75	Equity Compensation Plan Information

76	Ownership of Securities

78	Section 16(a) Beneficial Ownership Reporting Compliance

78	Certain Relationships and Related Party Transactions

79	Shareholder Proposals for the 2019 Annual General Meeting of Shareholders

79	Householding of Proxy Materials

79	Annual Reports and Proxy Materials

80	Form 10-K

80	Other Business

81	General Information and Frequently Asked Questions About the Annual Meeting

85	Company Information and Mailing Address

85	Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be Held on May 22, 2018

A-1	Annex A – Directors’ Compensation Report

B-1	Annex B – Directors’ Compensation Policy

C-1	Annex C – Information Regarding Non-GAAP Financial Measures

2018 PROXY STATEMENT TOC

Acting upon the recommendation of its Nomination and Corporate Governance Committee, our Board has nominated the persons identified herein for election or re-election as directors. Directors will hold office until the end of the next annual general meeting of shareholders and the election and qualification of their successors or until their earlier resignation, removal, disqualification or death.

It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election or re-election of these nominees, except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election or re-election due to any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

ONGOING BOARD SUCCESSION PLANNING

Our Nomination and Corporate Governance Committee seeks to ensure that our Board as a whole possesses the objectivity and the mix of skills and experiences to provide effective oversight and guidance to management to execute on the Company’s long-term strategy. The Nomination and Corporate Governance Committee assesses potential candidates based on their history of achievement, the breadth of their experiences, whether they bring specific skills or expertise in areas that the Nomination and Corporate Governance Committee has identified, and whether they possess personal attributes that will contribute to the effective functioning of the Board.

Ongoing Board refreshment provides fresh perspectives while leveraging the institutional knowledge and historical perspective of our longer-tenured directors. The Nomination and Corporate Governance Committee also considers succession planning for roles such as Board and committee chairpersons for purposes of continuity and to maintain relevant expertise and depth of experience.

2018 PROXY STATEMENT 1

ELECTION OF DIRECTORS

DIRECTOR NOMINATION PROCESS

Our Nomination and Corporate Governance Committee uses the following process to identify and add new directors to the Board:

Our Nomination and Corporate Governance Committee is authorized to use an independent search firm to help identify, evaluate and conduct due diligence on potential director candidates. Mr. De Luca was identified through the use of an independent search firm. Using an independent search firm helps the Nomination and Corporate Governance Committee ensure that it is conducting a broad search and helps it to consider a diverse slate of candidates with the qualifications and expertise that are needed to provide effective oversight of management and assist in long-term value creation.

Diversity Policy

The charter of our Nomination and Corporate Governance Committee requires the Nomination and Corporate Governance Committee to consider all factors it deems appropriate, which may include age, gender, nationality and ethnic and racial background in nominating directors and to review and make recommendations, as the Nomination and Corporate Governance Committee deems appropriate, regarding the composition and size of the Board to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and

2018 PROXY STATEMENT 2

ELECTION OF DIRECTORS

independent backgrounds. Over time, the Nomination and Corporate Governance Committee and the Board as a whole will assess the effectiveness of this policy and determine, how, if at all, our implementation of the policy, or the policy itself, should be changed.

Nomination Process

In considering whether to recommend nomination or re-nomination of each of our directors for election at the Annual Meeting, our Nomination and Corporate Governance Committee reviews the experience, qualifications, attributes and skills of our current directors to determine the extent to which those qualities continue to enable our Board to satisfy its oversight responsibilities effectively in light of our evolving business. In determining to nominate the directors named herein for election at the Annual Meeting, the Nomination and Corporate Governance Committee has focused on our current directors’ valuable contributions in recent years, the criteria set forth in “Board Expertise and Skills” in the “Summary of Proxy Statement Information” and the information discussed in the biographies set forth under “Proposal No. 1 – Election of Directors – Nominees for Election to the Board of Directors.” In addition, the Nomination and Corporate Governance Committee considered each director’s additional responsibilities and affiliations and the extent to which they could continue to contribute to the success of our Board.

In accordance with our articles of association, shareholders may request that director nominees submitted by such shareholders be included in the agenda of our Annual Meeting through the process described under “Shareholder Proposals for the 2019 Annual General Meeting of Shareholders.” The Nomination and Corporate Governance Committee considers shareholder recommendations for director candidates and evaluates such candidates with the same standards as it does for other Board candidates. The Nomination and Corporate Governance Committee will advise the Board whether to recommend shareholders to vote for or against such shareholder nominated candidates.

2018 PROXY STATEMENT 3

ELECTION OF DIRECTORS

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

The following information describes the names, ages as of March 31, 2018, and biographical information of each nominee. Beneficial ownership of equity securities of the nominees is shown under “Ownership of Securities.”

James A. Attwood, Jr.		Director since 2006	Age 59

Nielsen Committees: Nomination and Corporate Governance	Other public company directorships:
	• Current: Syniverse Holdings, Inc. Getty Images, Inc. CoreSite Realty Corporation	• Past 5 years: None

Key Experience and Qualifications

•   Financial expertise (mathematics and statistics)

•   Media/telecommunications/technology expertise and deep management experience at The Carlyle Group

•   Public company board experience

Mr. Attwood has served as Chairperson of the Board since January 1, 2016 and served as Lead Independent Director of the Board from January 1, 2015 through December 31, 2015. Mr. Attwood is a Managing Director of The Carlyle Group and head of its Global Telecommunications, Media, and Technology Group. Prior to joining The Carlyle Group in 2000, Mr. Attwood was with Verizon Communications, Inc. and GTE Corporation. Prior to GTE Corporation, he was with Goldman, Sachs & Co.

Mitch Barns		Director since 2014	Age 54

Nielsen Committees: None	Other public company directorships:
	• Current: Monsanto Company	• Past 5 years: None

Key Experience and Qualifications

•   Deep knowledge and incomparable insight about Nielsen as its Chief Executive Officer

•   Extensive global consumer goods and media experience

•   Research, analytics and data science experience

Mr. Barns has been the Chief Executive Officer of Nielsen since January 1, 2014. His prior roles with Nielsen include President, Global Client Service from February 2013 until December 2013, President of Nielsen’s US Watch business from June 2011 until February 2013, President of Nielsen Greater China from January 2008 until June 2011, President of Nielsen’s Consumer Panel Services from March 2007 until January 2008 and President of Nielsen’s BASES and Analytic Consulting units from July 2004 until February 2007. He joined Nielsen in March 1997 after 12 years with The Procter & Gamble Company.

2018 PROXY STATEMENT 4

ELECTION OF DIRECTORS

Guerrino De Luca		Director since 2017	Age 65

Nielsen Committees: Compensation	Other public company directorships:
	• Current: Logitech International S.A.	• Past 5 years: None

Key Experience and Qualifications

•   Chief Executive Officer experience and public company board experience at Logitech International S.A.

•   Consumer technology, innovation, strategy and marketing experience

•   Global markets experience

Mr. De Luca has served as the Chairman of the Board of Logitech International S.A. since January 2008. Mr. De Luca joined Logitech International S.A. in 1998 and served as its President and Chief Executive Officer from February 1998 to December 2007 and as acting President and Chief Executive Officer from July 2011 to December 2012. Prior to joining Logitech International S.A., Mr. De Luca served as Executive Vice President of Worldwide Marketing for Apple Computer, Inc.

Karen M. Hoguet		Director since 2010	Age 61

Nielsen Committees: Audit (Chairperson)	Other public company directorships:
	• Current: None	• Past 5 years: The Chubb Corporation

Key Experience and Qualifications

•   Audit and risk oversight experience

•   Senior management and public company experience at Macy’s, Inc.

•   Retail and commercial experience

Ms. Hoguet has been the Chief Financial Officer of Macy’s, Inc. since February 2009; she previously served as Executive Vice President and Chief Financial Officer of Macy’s, Inc. from June 2005 to February 2009. Ms. Hoguet served as Senior Vice President and Chief Financial Officer of Macy’s, Inc. from October 1997 to June 2005.

2018 PROXY STATEMENT 5

ELECTION OF DIRECTORS

Harish Manwani		Director since 2015	Age 64

Nielsen Committees: Compensation, (Chairperson)	Other public company directorships:
	• Current: Qualcomm Incorporated Whirlpool Corporation Hindustan Unilever Limited	• Past 5 years: Pearson plc

Key Experience and Qualifications

•   Global and emerging markets operating experience at Unilever, plc

•   Consumer packaged goods experience

•   Executive management and board experience at public companies

Mr. Manwani has been Global Executive Advisor for Blackstone Private Equity Group since February 2015. He retired from Unilever, a leading global consumer products company, at the end of 2014, where he served as Chief Operating Officer from September 2011 until his retirement. Mr. Manwani joined Hindustan Unilever Limited (a majority-owned subsidiary of Unilever, plc) in 1976, becoming a member of its board in 1995, and since that time held positions of increasing responsibility at Unilever, plc which gave him wide ranging international marketing and general management experience. Mr. Manwani is a director of the Economic Development Board of Singapore and the Indian School of Business.

Robert C. Pozen		Director since 2010	Age 71

Nielsen Committees: Compensation; Nomination and Corporate Governance (Chairperson)	Other public company directorships:
	• Current: Medtronic Public Limited Company	• Past 5 years: None

Key Experience and Qualifications

•   Governance and public policy expertise

•   Financial and financial reporting expertise

•   Public company board experience

From July 1, 2010 through December 31, 2011, Mr. Pozen was Chairman Emeritus of MFS Investment Management. Prior to that, he was Chairman of MFS Investment Management since February 2004. He previously was Secretary of Economic Affairs for the Commonwealth of Massachusetts in 2003. Mr. Pozen was also the John Olin Visiting Professor, Harvard Law School from 2002 to 2004 and the Chairman of the SEC Advisory Committee on Improvements to Financial Reporting from 2007 to 2008. From 1987 through 2001, Mr. Pozen worked for Fidelity Investments in various jobs, serving as President of Fidelity Management and Research Co. from 1997 through 2001. He is currently a director of AMC, a subsidiary of the International Finance Corporation, a senior lecturer at MIT Sloan School of Management, a non-resident fellow of the Brookings Institution, a member of the Advisory Board of Perella Weinberg Partners and Chairman of the Leadership Council of the Tax Policy Committee.

2018 PROXY STATEMENT 6

ELECTION OF DIRECTORS

David Rawlinson		Director since 2017	Age 42

Nielsen Committees: Audit	Other public company directorships:
	• Current: MonotaRO Co., Ltd.	• Past 5 years: None

Key Experience and Qualifications

•   Digital, innovation and technology experience

•   E-commerce commercial, brand and marketing experience

•   Global operating experience

Mr. Rawlinson is the President of the Online Business of W.W. Grainger, where he also previously served as the Vice President for Operations for the Online Business. From July 2012 until August 2015, he was Grainger’s Vice President, Deputy General Counsel and Corporate Secretary. From November 2009 until July 2012, Mr. Rawlinson was Vice President, General Counsel and Director of Corporate Responsibility of a division of ITT Exelis, formerly ITT Corporation. Prior to ITT Exelis, Mr. Rawlinson served as a White House Fellow and in appointed positions for the George W. Bush and Obama Administrations. In the Bush Administration, he was a leader of the outgoing transition. In the Obama Administration, he served as Senior Advisor for Economic Policy at the White House National Economic Council.

Javier G. Teruel		Director since 2010	Age 67

Nielsen Committees: Audit	Other public company directorships:
	• Current: Starbucks Corporation J.C. Penney Company, Inc.	• Past 5 years: None

Key Experience and Qualifications

•   Consumer packaged goods experience

•   Global operating experience, including as Vice Chairman of Colgate-Palmolive Company

•   Public company board experience

Mr. Teruel is a Partner of Spectron Desarrollo, SC, an investment management and consulting firm; Chairman of Alta Growth Capital, a private equity firm; and a majority owner of Mexican investment firm, Desarrolo Empressarial Seborn, SA de CV. Previously, Mr. Teruel served as Vice Chairman of Colgate-Palmolive Company, from July 2004 to April 2007. Prior to being appointed Vice Chairman, he served in positions of increasing importance at Colgate since 1971, including as Executive Vice President responsible for Asia, Central Europe, Africa and Hill’s Pet Nutrition, as Vice President of Body Care in Global Business Development in New York, as President and General Manager of Colgate-Mexico, as President of Colgate-Europe, and as Chief Growth Officer responsible for the company’s growth functions.

2018 PROXY STATEMENT 7

ELECTION OF DIRECTORS

Lauren Zalaznick		Director since 2016	Age 55

Nielsen Committees: Compensation; Nomination and Corporate Governance	Other public company directorships:
	• Current: GoPro, Inc.	• Past 5 years: None

Key Experience and Qualifications

•   Media expertise, including at NBCUniversal Media, LLC

•   Digital, innovation and technology experience

•   Commercial and management expertise

Ms. Zalaznick is currently a senior strategic advisor to leading media and digital companies. From 2004 through December 2013, Ms. Zalaznick held various roles of increasing responsibility within NBCUniversal Media, LLC. In 2010 she became Chairman, Entertainment & Digital Networks and Integrated Media. In that capacity she had responsibility for the cable entertainment networks Bravo Media, Oxygen Media, and The Style Network; the Telemundo Spanish language broadcast network; and she ran the company’s digital portfolio. She was promoted to Executive Vice President at Comcast NBCUniversal until departing the company at the end of 2013. Ms. Zalaznick is currently a member of the boards of directors of Shazam and Critical Content. She is a senior advisor to The Boston Consulting Group, TMT practice, and to leading content and tech start-ups, including Refinery29, Atlas Obscura and Fatherly.com.

The nominees for election to the Board of Directors named above are hereby proposed for appointment and reappointment by the shareholders.

The Board of Directors recommends that shareholders vote “FOR” the election of each of the nominees named above.

2018 PROXY STATEMENT 8

Pursuant to our articles of association and in accordance with the UK Companies Act 2006, our directors are responsible for the management of the Company’s business, for which purpose they may exercise all the powers of the Company.

Our Board conducts its business through meetings of the Board and three standing committees: Audit, Compensation and Nomination and Corporate Governance. In accordance with the New York Stock Exchange (“NYSE”) rules, a majority of our Board consists of independent directors, and our Audit, Compensation and Nomination and Corporate Governance Committees are fully independent.

Each director owes a duty to the Company to properly perform the duties assigned to him or her and to act in the best interest of the Company. Under English law, this requires each director to act in a way he or she considers, in good faith, would be most likely to promote the success of the Company for the benefit of its shareholders as a whole, and in doing so have regard (among other matters) for the likely consequences of any decision in the long-term, the interests of the Company’s employees, the Company’s business relationships with suppliers, customers and others, the impact of the Company’s operations on the community and the environment and the need to act fairly amongst shareholders. The Company’s directors are expected to be appointed for one year and may be re-elected at the next Annual Meeting.

DIRECTOR INDEPENDENCE AND INDEPENDENCE DETERMINATIONS

Under the NYSE rules and our Corporate Governance Guidelines, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries. Heightened independence standards apply to members of the Audit and Compensation Committees.

The NYSE independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. The Board is also responsible for determining affirmatively, as to each independent director, that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board will broadly consider all relevant facts and circumstances, including information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management. As the concern is independence from management and pursuant to the view articulated by the NYSE, ownership of a significant amount of stock, by itself, is not a bar to an independence finding.

The Board undertook its annual review of director independence and affirmatively determined that, except for Mr. Barns, each of our directors is independent under Section 303A.02 of the NYSE listing rules and under our Corporate Governance Guidelines for purposes of board service. In addition, the Board affirmatively determined that the Audit Committee, the Compensation Committee, and the Nomination and Corporate Governance Committee members are fully independent under the SEC and NYSE independence standards specifically applicable to such committees.

In making the director independence determinations, the Board considered the following:

•	Mr. Teruel indirectly holds approximately 6% of the capital stock of a private entity in which Nielsen invested $3.25 million, which represents approximately 15.6% of such entity’s capital stock. Nielsen has a board seat on, and a commercial arrangement with, this entity.

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THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

•	In 2016, Nielsen sold assets to a private entity controlled by a fund managed by The Carlyle Group, of which Mr. Attwood is a Managing Director. Mr. Attwood holds an indirect ownership interest in this entity having a value of less than $120,000. The purchase price to Nielsen from this sale of assets represents less than the greater of $1.0 million or 2% of Nielsen’s gross revenues in each of 2016 and 2017. Neither this entity nor the fund is consolidated in the financial statements of The Carlyle Group.

LEADERSHIP STRUCTURE

Under our Corporate Governance Guidelines, the Board must select its chairperson from its members in any way it considers in the best interest of the Company. Since January 1, 2016, Mr. Attwood has served as the Board’s non-executive, independent Chairperson. In light of Mr. Attwood’s independence from the Company and his appointment as Chairperson, the Company does not currently have a Lead Independent Director. As noted further below, each Board committee also has a non-executive, independent chairperson. Our Board believes our leadership structure best encourages the free and open dialogue of competing views and provides for strong checks and balances.

BOARD COMMITTEES AND MEETINGS

Our Board has established the following committees: an Audit Committee, a Compensation Committee and a Nomination and Corporate Governance Committee. The current composition and responsibilities of each committee are described below. Members serve on these committees until they no longer serve on the Board or until otherwise determined by our Board.

Name of Independent Director	Audit Committee	Compensation Committee	Nomination and Corporate Governance Committee

James A. Attwood, Jr.			•

Guerrino De Luca		•

Karen M. Hoguet	Chairperson

Harish Manwani		Chairperson

Robert C. Pozen		•	Chairperson

David Rawlinson	•

Javier G. Teruel	•

Lauren Zalaznick		•	•

Pursuant to our Corporate Governance Guidelines, all directors are expected to make every effort to attend all meetings of the Board and meetings of the committees of which they are members. All directors are also welcome to attend meetings and review materials of those committees of which they are not members. During 2017, the Board held six meetings. Each director attended 100% of 2017 Board meetings and 90% or more of the total number of 2017 meetings of those committees on which each such director served and that were held during the period that such director served. All non-executive directors are encouraged (but not required) to attend the Annual Meeting and each extraordinary general meeting of shareholders. All but one of our current directors who served at the time of our 2017 Annual Meeting, attended this meeting.

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THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

COMMITTEE MEMBERSHIP AND RESPONSIBILITIES

Members:

•  Karen M. Hoguet (Chairperson)

•  David Rawlinson

•  Javier G. Teruel

Independence:

All members are independent.

Audit Committee Financial Expert:

All members qualify as “audit

committee financial experts” and meet NYSE financial literacy and expertise requirements.

Meetings in Fiscal Year 2017:

8

Audit Committee

Key Responsibilities:

•   External auditor. Appointing our external auditors, subject to shareholder vote as may be required under English law, overseeing the external auditors’ qualifications, independence and performance, discussing relevant matters with the external auditors and providing preapproval of audit and permitted non-audit services to be provided by the external auditors and related fees;

•   Financial reporting. Supervising and monitoring our financial reporting and reviewing with management and the external auditor Nielsen’s annual and quarterly financial statements;

•   Internal audit function. Overseeing our internal audit process and our internal audit function;

•   Internal controls, risk management and compliance programs. Overseeing our system of internal controls, our enterprise risk management program (including cyber security) and our compliance with relevant legislation and regulations; and

•   Information security, technology and privacy & data protection. Evaluating updates received at least quarterly from the Company’s Chief Information Security Officer and Chief Technology and Operations Officer regarding the Company’s information, technology and data protection security systems, its preparedness in preventing, detecting and responding to breaches, and any incidents and related response efforts, to then report to the Board.

2018 PROXY STATEMENT 11

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Members: • Harish Manwani (Chairperson) • Guerrino De Luca • Robert C. Pozen • Lauren Zalaznick Independence: All members are independent. Meetings in Fiscal Year 2017: 6

Compensation Committee

Key Responsibilities:

•  Executive compensation. Setting, reviewing and evaluating compensation, and related performance and objectives, of our senior management team;

•  Incentive and equity-based compensation plans. Reviewing and approving, or making recommendations to our Board with respect to, our incentive and equity-based compensation plans and equity-based awards;

•  Compensation-related disclosure. Overseeing compliance with our compensation-related disclosure obligations under applicable laws;

•  Director compensation. Assisting our Board in determining the individual compensation for our directors within the framework permitted by the general compensation policy approved by our shareholders; and

•  Talent development/employee engagement. Overseeing leadership development and employee experience, including recruitment, development, advancement and retention.

Compensation Committee Interlocks and Insider Participation: None of the current members of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. No Compensation Committee member has any relationship required to be disclosed under this caption under the rules of the SEC.

Members • Robert C. Pozen (Chairperson) • James A. Atwood, Jr. • Lauren Zalaznick Independence: All members are independent. Meetings in Fiscal Year 2017: 6

Nomination and Corporate Governance Committee

Key Responsibilities:

•  Director nomination. Determining selection criteria and appointment procedures for our Board and committee members and making recommendations regarding nominations and committee appointments to the full Board;

•  Board composition. Periodically assessing the scope and composition of our Board and its committees;

•  Succession planning. Developing and overseeing succession planning and talent management for CEO, other senior leadership positions and directors;

•  Corporate governance. Advising the Board on corporate governance matters and overseeing the Company’s corporate responsibility and sustainability strategy; and

•  Board and Committee evaluations. Overseeing the evaluation process for our Board and its committees.

2018 PROXY STATEMENT 12

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

BOARD AND COMMITTEE EVALUATIONS

Our Board recognizes that a thorough, constructive evaluation process enhances our Board’s effectiveness and is an essential element of good corporate governance. Accordingly, every year, our Nomination and Corporate Governance Committee oversees the evaluation process to ensure that the full Board and each committee conducts an assessment of its performance and functioning and solicits feedback for enhancement and improvement.

5

Actions

As an outcome of these discussions, the Board Chairperson and each committee chairperson suggest changes for areas of improvement. Examples of changes made in response to the evaluation process include:

•   Board refreshment, including adding a director with CEO and technology experience;

•   Extending the length of Board and committee meetings to allow additional time for executive sessions; and

•   Expanding the remit of the Compensation Committee to include oversight of leadership development of employees as well as matters related to employee experience, recruitment, advancement and retention.

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THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

OUR BOARD’S COMMITMENT TO SHAREHOLDER ENGAGEMENT

Why We Engage

Our Board and management team recognize the benefits of regular engagement with our shareholders in order to remain attuned to their different perspectives on the matters affecting Nielsen.

Robust dialogue and engagement efforts allow our Board and management the opportunity to:

•	consider the viewpoints of our shareholders and the issues that are important to them in connection with their oversight of management and the Company;

•	discuss developments in our business and provide transparency and insight about our strategy and performance; and

•	assess issues, existing or emerging, that may affect our business, corporate responsibility and governance practices.

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THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

How We Engage

Outcomes from Investor Feedback

Some tangible examples of the results of our shareholder outreach activities include:

•  Increased our financial disclosures to help investors better understand our business.

•  Included a broader array of senior management and members of our Board in our engagement efforts.

•  Enhanced our proxy statement disclosures to provide more detail about the assessments that factor into pay decisions for our named executive officers.

•  Imposed a cap on payouts under our long-term performance plan if the Company’s total shareholder return is negative over the applicable performance period.

2018 PROXY STATEMENT 15

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

COMMUNICATIONS WITH DIRECTORS

Any interested party who would like to communicate with, or otherwise make his or her concerns known directly to, the Chairperson of the Board or the Chairperson of any of the Audit Committee, Nomination and Corporate Governance Committee and Compensation Committee or to other directors, including the non-management or independent directors, individually or as a group, may do so by addressing such communications or concerns to the Company Secretary at companysecretary@nielsen.com or 40 Danbury Road, Wilton, Connecticut 06897. Such communications may be done confidentially or anonymously. The Company Secretary will forward communications received to the appropriate party. Additional contact information is available on our website, www.nielsen.com/investors, under Contact Us.

GLOBAL RESPONSIBILITY AND SUSTAINABILITY

Nielsen is committed to strengthening the communities and markets in which we live and operate our business, recognizing how important this is to a sustainable future. This commitment is supported and expressed at all levels of our organization. The Nomination and Corporate Governance Committee oversees the Company’s strategy and initiatives to evaluate and measure our performance with respect to the advancement of environmental, social, and governance (“ESG”) issues. Highlights of our new and continuing efforts in 2017 include:

Responsibility & Sustainability Strategy and Reporting:

•	We remain focused on connecting our business with relevant ESG issues through responsible policies and practices, evaluating and measuring performance on these issues, and external reporting and transparency. Regularly reporting our progress to stakeholders supports proactive and useful engagement opportunities to drive continuous improvement and positive change for our company, our people and our world.

•	During 2017, we conducted and published our second non-financial materiality assessment, covering 2016-2017. The assessment is an opportunity to engage and learn from stakeholders within and beyond Nielsen to better understand how to align our business strategy with key ESG considerations to create value.

•	Nielsen was included in both the FTSE4Good index and the Dow Jones Sustainability North America index for the first time. We were also honored to be recognized as the industry leader for media companies on JUST Capital’s 2017 “JUST 100.”

Nielsen Green:

•	We remain focused on creating more sustainable outcomes by leveraging operational efficiencies and harnessing the power of our employees’ contributions. We continued to actively manage our impact on the environment in part through Green Teams, our employee engagement program. In 2017, more than 17,000 employees participated in Earth Week activities over five days.

•	In recognition of our increased investment in environmental sustainability, CDP included Nielsen in its “Management” tier for the first time. We launched our first global climate risk assessment in early 2018; we plan to share the results of this assessment—along with our plans to address these climate change-related risks—before the end of 2018.

•	Continuing our commitment to fully calculate and manage our carbon emissions, we expanded our data coverage to include North America, Latin America and Europe, focusing on a complete representation by the end of 2018. We also expanded our reporting to include Scope 3 (business travel) for 2016 and 2017.

Supply Chain Sustainability:

•	Nielsen’s Supply Chain Sustainability program had a productive second year in our goal to establish a best-practice program. We added a comprehensive section to nielsen.com on our approach, policies, and business processes, supply chain ESG performance and impacts, and specific forward-looking goals and results. Our goal is to measure and report our performance on supply chain ESG metrics year over year, with a goal of reporting a positive trend in performance, as well as increasing the percentage of spend measured.

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THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

•	In 2017, we engaged over 150 of our key suppliers on ESG issues, covering 40% of our spend, up from 60 suppliers and a third of our spend in 2016. We observed an average ESG score increase of 17% in our lowest scoring supplier sustainability assessments, exceeding our goal of an average 10% score increase. We also began measuring product/service level impacts in 2017. We defined over 40 baseline key performance indicators on our most material purchasing categories, and in 2018 will publish our primary targets to improve them.

•	We raised awareness of our program internally within Nielsen with presentations to over 100 corporate buyers outside of our centralized Global Procurement team. Externally, our program leaders spoke to combined audiences of 3,500 about our supply chain sustainability program, and its alignment with the United Nations Sustainable Development Goals, including a presentation at the United Nations.

•	As part of our commitment to create industry-wide impact, we actively participated as a corporate member with the Responsible Business Alliance, the Responsible Minerals Initiative, the Global Impact Sourcing Coalition, and the Sustainable Purchasing Leadership Council.

Nielsen Cares:

•	Nielsen Cares programs, in operation since 2010, aim to commit Nielsen resources and time to social causes where we can make a difference, focused on the priority areas of Education, Hunger & Nutrition, Technology, and Diversity & Inclusion. Our employees share skills, time, data, and insights through our volunteering and our in-kind giving programs.

•	In 2017, more than 23,000 employees participated on Nielsen Global Impact Day through 1,500 volunteer events in 89 countries.

•	Since 2016, our employees have logged more than 170,000 volunteer hours, tracking towards our goal to volunteer at least 300,000 hours by 2020.

•	All Nielsen associates have 24 hours of dedicated volunteer time to use annually to volunteer in their communities around the world.

2018 PROXY STATEMENT 17

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Data for Good:

•	Data is the foundation of our work and we believe it can be leveraged to advance social good. We’ve committed to enhancing the use of data to increase impact in reducing discrimination, easing global hunger, promoting STEM education and building stronger leadership in the social sector.

•	Since 2012, Nielsen has pledged to donate at least $10 million each year of our data, products and services through pro bono work and skills-based volunteering. Nielsen donated a record $11.4 million of data, products and services in 2017, again surpassing our $10 million annual commitment goal.

•	We are committed to enhancing use of data in the social and civic sectors to increase impact through Data for Good initiatives such as Project 8, the data platform for forecasting development needs, and the UN Global Pulse Data for Climate Action Challenge.

•	We license the use of select Nielsen data market research data to the University of Chicago. Through this arrangement, eligible academic researchers can apply to access a warehouse of Nielsen data to advance their academic and social research.

Nielsen Foundation:

•	The Nielsen Foundation, a private foundation funded by Nielsen, began grantmaking to nonprofit organizations in 2016. The Nielsen Foundation seeks to enhance use of data by the social sector to reduce discrimination, ease global hunger, promote effective education, and build strong leadership.

•	Through the end of 2017, the Nielsen Foundation distributed $1.47 million in grants.

DIRECTOR EDUCATION

Educating our directors about Nielsen and our industry is an ongoing process that begins when a director joins our Board. All new directors take part in a comprehensive orientation about Nielsen which includes meetings with senior leaders to discuss our businesses and strategy as well as our control functions, including finance, operations and legal. We also conduct in-depth training sessions on the work of our committees for both new directors and those directors who are newly appointed to a committee. For a new member of the audit committee, this may include training with our independent registered public accounting firm.

We encourage our directors to participate in external continuing director education programs and provide reimbursement for expenses associated with this participation. Continuing director education is also provided during Board meetings and other Board discussions as part of the formal meetings and as stand-alone information sessions outside of meetings. Among other topics, during 2017, we conducted standalone “deep dive” education sessions on the latest developments and trends in our Buy and Watch businesses. Our Board also regularly reviews developments in corporate governance to continue enhancing our Board’s effectiveness.

RISK OVERSIGHT

The Board is responsible for overseeing Nielsen’s risk and enterprise risk management practices and seeks to foster a risk-aware culture while encouraging appropriate and balanced risk-taking in pursuit of Company objectives. The Board exercises its oversight both directly and through its three committees, each of which has been delegated oversight responsibilities for specific risks. Each committee keeps the Board informed of its oversight efforts through regular reporting to the full Board by the committee chairpersons.

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THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Management is accountable for day-to-day risk management efforts. The Board and committees’ risk oversight and management’s ownership of risk are foundational components of our Enterprise Risk Management program. This program is designed to provide comprehensive, integrated oversight and management of risk and to facilitate transparent identification and reporting of key business issues to senior management and the Board and its committees. The following are the key risk oversight and management responsibilities of our Board, committees and management:

2018 PROXY STATEMENT 19

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

EXECUTIVE SUCCESSION PLANNING

One of the Board’s primary responsibilities is to ensure that Nielsen has the appropriate talent to accomplish our business strategies today and in the future. The Board plans for CEO succession by establishing selection criteria and identifying and evaluating potential internal candidates.

EXECUTIVE SESSIONS

Pursuant to our Corporate Governance Guidelines, to ensure free and open discussion and communication, our independent directors meet in executive session, with no members of management present, at every regularly scheduled Board meeting. Our Chairperson leads these meetings which enable our independent directors to discuss matters such as strategy, CEO and senior management performance and compensation, succession planning and board composition and effectiveness. During 2017, our independent directors met six times in executive session.

COMMITTEE CHARTERS AND CORPORATE GOVERNANCE GUIDELINES

Our commitment to corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Board to ensure that they effectively comply with all applicable laws, regulations and stock exchange requirements, in addition to our articles of association. Additionally, the Board has adopted a written charter for each of the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee. Our Corporate Governance Guidelines, our committee charters and other corporate governance information are available on our website at www.nielsen.com/investors under Governance Documents.

2018 PROXY STATEMENT 20

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

CODE OF CONDUCT AND PROCEDURES FOR REPORTING CONCERNS ABOUT MISCONDUCT

We maintain a Code of Conduct, which is applicable to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct, which was updated in 2017, sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws and ethical conduct. The Company will promptly disclose to our shareholders, if required by applicable laws or stock exchange requirements, any amendments to or waivers from the Code of Conduct applicable to our directors or officers by posting such information on our website at www.nielsen.com/investors rather than by filing a Current Report on Form 8-K.

The Code of Conduct may be found on our website at www.nielsen.com/investors under Corporate Governance —Governance Documents.

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THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is the name, age as of March 31, 2018 and biographical information of each of our current executive officers, other than Mr. Barns, whose information is presented under “Proposal No. 1 – Election of Directors – Nominees for Election to the Board of Directors.”

Jeffrey R. Charlton	Age 56

Senior Vice President and Corporate Controller (since June 2009)

Previous Nielsen Business Experience:

Mr. Charlton served as Nielsen’s Senior Vice President of Corporate Audit from November 2007 to June 2009.

Previous Business Experience:

Prior to joining Nielsen, Mr. Charlton spent 11 years at General Electric Company in senior financial management positions, including Senior Vice President Corporate Finance and Controller of NBCUniversal. Prior to joining General Electric Company, Mr. Charlton was employed by PepsiCo Inc. and began his career in 1983 with the public accounting firm of KPMG.

Eric J. Dale	Age 53

Chief Legal Officer (since August 2015)

Previous Business Experience:

Prior to joining Nielsen, Mr. Dale served for 13 years as a Partner at the law firm of Robinson & Cole LLP, where he chaired the firm’s Business Transactions Practice Group.

Public Company Directorship:

Mr. Dale is on the Board of Directors of Bankwell Financial Group, Inc. where he serves as the Chairperson of its Nominating and Governance Committee and as a member of its Audit, Asset Liability and Strategic Planning Committees.

Jamere Jackson	Age 49

Chief Financial Officer (since March 2014)

Previous Business Experience:

Prior to joining Nielsen, Mr. Jackson was the Vice President & Chief Financial Officer of GE Oil & Gas – Drilling & Surface. He joined General Electric Company in 2004 and held a variety of leadership roles in GE Corporate and GE Aviation before joining GE Oil & Gas. In 2013, he was named a GE Vice President and Company Officer. Prior to joining GE, Mr. Jackson held several roles in finance, mergers and acquisitions and strategic planning at The Procter & Gamble Company, Yum! Brands, Inc., First Data Corporation and Total System Services.

Public Company Directorship:

Mr. Jackson is on the Board of Directors of Eli Lilly and Company where he serves as a member of its Audit and Finance Committees.

2018 PROXY STATEMENT 22

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Nancy Phillips	Age 50

Chief Human Resources Officer (since January 2017)

Previous Business Experience:

Prior to joining Nielsen, Ms. Phillips was Executive Vice President of Human Resources at Broadcom Corporation from September 2014 until February 2016. From February 2010 to June 2014, Ms. Phillips held various human resources positions at Hewlett-Packard Company, most recently as Senior Vice President, Human Resources, Enterprise Services. Prior to joining Hewlett-Packard Company, from April 2008 to February 2010, Ms. Phillips was employed by Fifth Third Bancorp as Executive Vice President and Chief Human Resources Officer. Prior to that, Ms. Phillips spent 11 years at General Electric Company, holding various human resources and legal positions.

Giovanni Tavolieri	Age 49

Chief Technology & Operations Officer (since August 2017)

In addition to his current responsibilities, beginning in March 2018 Mr. Tavolieri began overseeing the U.S. Buy business.

Previous Business Experience:

Prior to his current role, Mr. Tavolieri spent the last ten years in various leadership roles of increasing responsibility at Nielsen, including most recently, as Global President, Operations from January 2016 to August 2017, and before that as Nielsen’s Executive Vice President, Operations from July 2014 to January 2016. Mr. Tavolieri began his career in 1992 with Nielsen Canada in commercial roles working with manufacturer and retail clients and left Nielsen in 2003 for a senior leadership role with Loblaw Companies Limited. He rejoined Nielsen in 2007.

2018 PROXY STATEMENT 23

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2018.

Although ratification of the selection of Ernst & Young LLP is not required by U.S. federal laws, the Board is submitting the selection of Ernst & Young LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm. If our shareholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to answer appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

AUDIT AND NON-AUDIT FEES

In connection with the audit of the Company’s annual financial statements for the year ended December 31, 2017, we entered into an agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP performed audit services for the Company.

The following table presents fees for professional services rendered by Ernst & Young LLP and its affiliates for the audit of our financial statements for the years ended December 31, 2017 and 2016 and for other services rendered by them in those years:

	Year Ended December 31,

	2017	2016

Audit fees[1]	$8,468,200	$8,311,500

Audit-related fees[2]	508,500	317,000

Tax fees[3]	323,000	280,793

All other fees[4]	9,000	9,000

Total	$9,308,700	$8,918,293

1	Fees for audit services billed or expected to be billed in relation to the years ended December 31, 2017 and 2016 consisted of the following: audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements, statutory and regulatory audits and filings with the SEC relating to equity and debt offerings.

2	Fees for audit-related services in the years ended December 31, 2017 and 2016 included fees related to the audits of employee benefit plans, accounting consultations and other attest services.

3	Fees for tax services billed in the years ended December 31, 2017 and 2016 consisted of tax compliance and tax planning and advice.

4	All other fees in the years ended December 31, 2017 and 2016 included certain other fees.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Ernst & Young LLP’s independence and concluded that it was compatible.

2018 PROXY STATEMENT 24

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

Subject to shareholder approval as may be required under the laws of England and Wales, the Audit Committee is directly responsible for the appointment and termination of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Each year the Audit Committee reviews the qualifications, performance and independence of our independent registered public accounting firm in accordance with regulatory requirements and guidelines. During 2017, in connection with the mandated rotation of the accounting firm’s lead engagement partner, the Audit Committee was directly involved in the selection of the firm’s new lead engagement partner.

In addition, and also subject to shareholder approval as may be required under the laws of England and Wales, the Audit Committee is responsible for the compensation, retention and oversight of its independent registered public accounting firm, including the resolution of disagreements between management and such firm regarding financial reporting. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by such firm. The Audit Committee has delegated to its Chairperson the authority to review and pre-approve any such engagement or relationship, which may be proposed in between its regular meetings. Any such pre-approval is subsequently considered and ratified by the Audit Committee at the next regularly scheduled meeting. All of the services covered under “– Audit and Non-Audit Fees” were pre-approved by the Audit Committee.

The Audit Committee may form and delegate to subcommittees consisting of one or more of its members, when appropriate, the authority to pre-approve services to be provided by the independent registered public accounting firm so long as the pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

The Board of Directors recommends that shareholders vote “FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a charter adopted by the Board of Directors. The Audit Committee reviews and assesses the adequacy of this charter annually and it was last amended in December of 2017. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this proxy statement under “The Board of Directors and Certain Governance Matters – Committee Membership and Responsibilities – Audit Committee.”

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. Discussions included, among other things:

•	the acceptability and quality of the accounting principles;

•	the reasonableness of significant accounting judgments and critical accounting policies and estimates;

•	the clarity of disclosures in the financial statements; and

•	the adequacy and effectiveness of Nielsen’s financial reporting procedures, disclosure controls and procedures and internal control over financial reporting, including management’s assessment and report on internal control over financial reporting.

Management represented to the Audit Committee that the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2017 were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with management and Ernst & Young LLP the process used to support certifications by the Company’s CEO and CFO that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the Company’s periodic filings with the SEC and the process used to support management’s annual report on the Company’s internal controls over financial reporting.

2018 PROXY STATEMENT 25

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by applicable Public Company Accounting Oversight Board (“PCAOB”) standards (Including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties). In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Karen M. Hoguet (Chairperson)

David Rawlinson

Javier G. Teruel

2018 PROXY STATEMENT 26

The Audit Committee has selected Ernst & Young LLP to serve as the Company’s UK statutory auditor who will audit the Company’s UK Annual Report and Accounts to be prepared in accordance with the International Financial Reporting Standards, as adopted by the European Union (“IFRS”), for the year ending December 31, 2018. As required by the law of England and Wales, shareholder approval must be obtained for the selection of Ernst & Young LLP to serve as the Company’s UK statutory auditor and to hold office from the completion of the Annual Meeting until the end of the next annual general meeting of shareholders at which the Company’s UK statutory accounts will be presented.

Representatives of Ernst & Young LLP will attend the Annual Meeting to answer appropriate questions for the year ended December 31, 2017. They will also have the opportunity to address the Annual Meeting if they desire to do so.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to pass this resolution to reappoint Ernst & Young LLP as the Company’s UK statutory auditor until the next annual general meeting of shareholders.

The Board of Directors recommends that the shareholders vote “FOR” the reappointment of Ernst & Young LLP as the Company’s UK statutory auditor who will audit the Company’s UK Annual Report and Accounts for the year ending December 31, 2018.

2018 PROXY STATEMENT 27

As required under the laws of England and Wales, the compensation of Ernst & Young LLP as the Company’s UK statutory auditor must be fixed by the shareholders or in such manner as the shareholders may determine. Subject to Ernst & Young LLP being reappointed as the Company’s UK statutory auditor pursuant to Proposal No. 3, it is therefore proposed that the Audit Committee be authorized to determine their compensation. Pursuant to Nielsen’s Audit Committee Charter, the Board has delegated this authority to the Audit Committee.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this proposal.

The Board of Directors recommends that the shareholders vote “FOR” the authorization of the Audit Committee to determine the compensation of Ernst & Young LLP in its capacity as the Company’s UK statutory auditor.

2018 PROXY STATEMENT 28

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (the ”Exchange Act”) and the related rules of the SEC, at the 2017 annual general meeting of shareholders, we submitted to our shareholders a non-binding, advisory vote on executive compensation, as well as a non-binding, advisory vote on the frequency with which shareholders believed we should submit the non-binding, advisory vote on executive compensation. A majority of the shareholders voted that the non-binding, advisory vote on executive compensation should occur every year. We are including in the proxy materials a separate advisory resolution regarding the compensation of our named executive officers as disclosed pursuant to the SEC rules. While the results of this vote are non-binding and advisory in nature, the Board intends to carefully consider them when considering our executive compensation program.

The language of the resolution is as follows:

“RESOLVED, THAT THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE PROXY STATEMENT PURSUANT TO THE SEC RULES, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND ANY RELATED NARRATIVE DISCUSSION, IS HEREBY APPROVED.”

In considering their vote, shareholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executive officers presented in “Executive Compensation – Compensation Discussion and Analysis.”

In particular, as discussed in “Executive Compensation – Compensation Discussion and Analysis,” shareholders should note the following:

•	Our executive compensation program is designed to incent and reward our leadership team for delivering sustained financial performance and long-term shareholder value.

•	A significant portion of each named executive officer’s compensation is at risk, dependent on the achievement of challenging annual and long-term performance goals and/or the performance of our share price.

•	In 2017, our variable performance-based compensation plans operated as intended and paid out at below target levels due to challenging business conditions, which impacted our business performance and share price. (For further information, see “Executive Compensation – Compensation Discussion and Analysis – Summary of NEO Pay Decisions – 2015 LTPP Payouts” and “Executive Compensation – Compensation Discussion and Analysis – How Pay Decisions are Made – Annual Incentive Plan – 2017 Results”).

•	Annual cash incentives for our senior executives are determined by a formula which provides initial payouts on the basis of our AIP Adjusted EBITDA growth over the prior year relative to the plan target. The Compensation Committee may adjust the initial payouts to our named executive officers to reflect its qualitative assessment of total Company performance and individual performance against objectives.

•	Based on our annual AIP Adjusted EBITDA performance achievement, which was just below target, the annual incentive plan funded an initial payout of 92%. The Compensation Committee awarded the CEO and CFO payouts of 85% of the executive’s target award opportunity after its full assessment. Payouts to our other named executive officers fell within the 85%-90% range. (For further information, see “Executive Compensation – Compensation Discussion and Analysis – 2017 Pay Decisions and Performance”).

•	A significant portion of the long-term equity incentive for our senior executives is subject to quantitative financial metrics to motivate executives to focus on long-term performance and align rewards to shareholder return.

•	The payouts from the performance restricted stock units granted in 2015 based on cumulative three-year free cash flow and relative total shareholder return for the period from January 1, 2015 to December 31, 2017 were approved and distributed. A formulaic 59% payout was earned, reflecting a combination of close-to-target free cash flow performance and below threshold total shareholder return performance relative to the peer group of companies. (For further information, see “Executive Compensation – Compensation Discussion and Analysis – Summary of NEO Pay Decisions – 2015 LTPP Performance”).

2018 PROXY STATEMENT 29

NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

•	CEO total pay reported in the Summary Compensation Table is $10,202,194, essentially flat to 2016. CEO realizable pay in 2017, which reflects cash compensation and intrinsic value of equity vesting in the year, was $5,509,179 versus $6,238,553 in 2016. (For further information, see “Executive Compensation – Compensation Discussion and Analysis – Realizable Pay”).

•	Looking to 2018, we are increasing the proportion of the long-term incentive award that is subject to quantitative performance measures from 50% to 60% and, to bring added emphasis on growth we are adding revenue metrics to our annual incentive plan and long-term performance plan. (For further information, see “Executive Compensation – Compensation Discussion and Analysis – How Pay Decisions are Made – Annual Incentive Plan – 2018 Changes” and “Executive Compensation – Compensation Discussion and Analysis – How Pay Decisions are Made – Long Term Incentives (LTI)” and “Executive Compensation – Compensation Discussion and Analysis – How Pay Decisions are Made – Long-Term Incentives (LTI) - Performance Restricted Stock Units Awarded Under the Long-Term Performance Plan (LTPP) – 2018 Changes”).

The Board of Directors recommends that shareholders vote “FOR” approval of the compensation of the Company’s named executive officers.

2018 PROXY STATEMENT 30

EXECUTIVE COMPENSATION The following discusses the compensation for our Named Executive Officers (“NEOs”): our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers for 2017. Mitch Barns Chief Executive Officer Jamere Jackson Chief Financial Officer Steve Hasker Chief Operating Officer Eric Dale Chief Legal Officer Nancy philliph Chief Human Resources Officer

2018 PROXY STATEMENT 31

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Executive Changes

Effective January 9, 2017, Nancy Phillips joined Nielsen as our Chief Human Resources Officer with responsibility for Nielsen’s global HR strategy, including matters such as personnel engagement and development, compensation and benefits, and recruitment and retention.

Effective December 31, 2017, Steve Hasker resigned as our Global President and Chief Operating Officer. Pursuant to the terms of Mr. Hasker’s departure, no severance or other benefits were payable to Mr. Hasker, and all of his unvested equity was forfeited.

Business Overview

We are a leading global performance management company that provides to clients a comprehensive understanding of what consumers watch and what they buy and how those choices intersect. We deliver critical media and marketing information, analytics and manufacturer and retailer expertise about what and where consumers buy (referred to herein as “Buy”) and what consumers read, watch and listen to (consumer interaction across the television, radio, print, online, digital, mobile viewing and listening platforms referred to herein as “Watch”) on a local and global basis. Our information, insights and solutions help our clients maintain and strengthen their market positions and identify opportunities for profitable growth. We have a presence in more than 100 countries and our services cover more than 90 percent of the globe’s GDP and population. We have significant investments in resources and associates all over the world, including in many emerging markets, and hold leading market positions in many of our services and geographies. Based on the strength of the Nielsen brand, our scale and the breadth and depth of our solutions, we believe we are the global leader in measuring and analyzing consumer behavior in the segments in which we operate.

We align our business into two reporting segments, Buy (consumer purchasing measurement and analytics) and Watch (media audience measurement and analytics). Our Buy and Watch segments are built on an extensive foundation of proprietary data assets designed to yield essential insights for our clients to successfully measure, analyze and grow their businesses and manage their performance. The information from our Buy and Watch segments, when brought together, can deliver powerful insights into the effectiveness of branding, advertising and consumer choice by linking media consumption trends with consumer purchasing data to better understand behavior and better manage supply and demand as well as media spend, supply chain issues, and much more. We believe these integrated insights better enable our clients to enhance the return on both long-term and short-term investments.

2018 PROXY STATEMENT 32

EXECUTIVE COMPENSATION

Business Performance

Nielsen is dedicated to driving shareholder value by posting solid operating performance. The Company’s long-term business performance and progress against strategic initiatives form the context in which pay decisions are made. We have delivered resilient business performance over the last three years.

For 2017:

•	Revenues up 4.2% over prior year (3.8% on a constant currency[1] basis)

•	Net income down 14.5% over prior year (16.2% on a constant currency basis)

•	Adjusted EBITDA[1] up 5.0% over prior year (4.3% on a constant currency basis)

•	Normalized free cash flow[1] down 8.3% over prior year

1	Please see Annex C for additional information and a reconciliation of Adjusted EBITDA, free cash flow, normalized free cash flow and measures on a constant currency basis to financial measures derived in accordance with United States generally accepted accounting principles (“GAAP”).

2018 PROXY STATEMENT 33

EXECUTIVE COMPENSATION

Total Shareholder Return1

The chart below shows the value of a $100 investment in Nielsen stock over a three-year period beginning December 31, 2014 and ending December 31, 2017. We have compared our performance to the S&P 500 and to a market cap-weighted composite of the peer group we use to measure relative total shareholder return under our Long-Term Performance Plan (“LTPP”) as described under “– How Pay Decisions are Made – Long-Term Incentives (LTI) – Performance Restricted Stock Units Awarded Under the Long-Term Performance Plan (LTPP).”

NIELSEN HOLDINGS plc—THREE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

1	We define total shareholder return as the change in stock price over the three-year period ended December 31, 2017, assuming monthly reinvestment of dividends.

2018 PROXY STATEMENT 34

EXECUTIVE COMPENSATION

Business Performance Highlights for 2017:

•	Strong progress on Nielsen Total Audience Measurement continued to drive growth in our Watch business. We continued to enhance our local TV measurement offering. As a part of this, Comcast joined existing partners DISH, Charter, and AT&T in sharing their set-top-box data for use in our local TV measurement platform. We launched out-of-home measurement, which is now in use by 23 networks, leagues and agencies, and syndicated our subscription video on demand measurement service to provide insight into viewing on Netflix. Our Marketing Effectiveness offerings continued to be a growth area for our business, with revenue growth up more than 20% during 2017.

•	Nielsen continues to work towards becoming the currency for digital viewing. We expanded DAR to 32 global markets. We reached consensus within the media marketplace to evolve the C3 / C7 standards to incorporate viewing captured by DAR, and we are currently testing that approach. Adoption of our service continues to grow among key digital players such as Vevo, one of YouTube’s biggest content partners, which is now using DAR to guarantee digital reach. Our Digital Content Ratings have seen great momentum among both TV and digital publishers, and our ability to include video viewing from Hulu, Facebook, and YouTube has been positively received by the industry.

•	Nielsen continues to invest - be it in new products, partnerships, or acquisitions - to drive incremental growth opportunities. Through our internal R&D, acquisitions, and our incubator in Israel, we continue to invest in new growth opportunities. Our acquisition of Gracenote is fueling growth and exceeding expectations, with Gracenote assets being leveraged across almost all aspects of our Watch business. Additionally, recent acquisitions including Rhiza, vBrand and Visual IQ – all of which are important to our strategy – have positioned us well for continued growth.

•	We remain focused on Total Consumer Measurement, building our coverage globally in all channels including e-commerce, now in 17 countries. We’ve also expanded relationships with current clients and partners such as Walmart, who selected Nielsen as the sole data provider for their new supplier collaboration program in November 2017.

•	We continued to make strong progress on our Connected System initiative which enables our fast moving consumer goods clients to seamlessly connect vast amounts of data and analytics to help them understand what happened, why it happened, and what to do about it – faster than ever. We delivered on our commitment to have 25 clients engaged with the end-to-end Connected System by year end 2017. We had strong momentum with the Connected Partner Program, ending the year with 43 partners, up from 18 last year.

•	We are positive on the growth outlook for our Emerging Markets business. Nielsen remains well positioned with our balanced portfolio of local and multinational clients, our investments in coverage, and our global footprint

•	The lowered market expectations for our Developed Buy revenue in 2018 contributed to a decline in our share price toward the end of the year versus the beginning of the year.

Executive Compensation Overview

Nielsen’s executive compensation program is designed to incent and reward our leadership team to deliver sustainable growth and financial performance while delivering long-term shareholder value.

Key considerations in 2017 were:

2017 Advisory Vote on Executive Compensation

In 2017, our shareholders overwhelmingly supported Nielsen’s executive compensation program with more than 98% of the votes cast at our annual general meeting of shareholders affirming our executive compensation program on an advisory basis.

2018 PROXY STATEMENT 35

EXECUTIVE COMPENSATION

Throughout 2017, we continued regular outreach to our shareholders to discuss topics including Company performance, our executive compensation program, and how we disclose information in our proxy statement. Each meeting was led by the Chairperson of the Board and resulted in valuable feedback that we used to, among other things, formulate design changes to our incentive plans in 2018. We continue to strive to keep our programs simple and focused on meaningful performance metrics. For more information on Nielsen’s shareholder outreach program, please refer to page 15.

Meritocracy

Nielsen has a strong culture of pay for performance which serves to align Company goals and performance with pay outcomes for the Company’s executives. Nielsen conducts quantitative assessments of business financial performance and also evaluates individual contributions towards key business objectives in order to differentiate rewards. NEOs participate in the same performance assessment process applicable to all managerial employees, including an annual performance appraisal and semi-annual individual peer rankings of performance and leadership impact.

Total Company Performance

Nielsen’s culture reflects our core values of open, connected, useful, and personal. Our compensation programs reinforce the values by connecting all of our employees to core business objectives. Our NEOs participate in the same annual cash incentive plan applicable to all managerial employees, which is funded based on Company AIP Adjusted EBITDA performance as described under “– How Pay Decisions are Made – Annual Incentive Plan.” Additionally, NEOs’ performance assessments and pay decisions are influenced by our total Company performance against our financial objectives (see “– 2017 Pay Decisions and Performance – Total Company Financial Performance”) as well as specific individual business financial objectives.

Pay Competitively

Paying competitively is a hallmark of Nielsen’s compensation programs. The Compensation Committee reviews each NEO’s compensation annually and considers several factors when making pay decisions:

1.	Total direct compensation, which consists of base salary, annual cash incentives and long-term incentives, is benchmarked against executives serving in similar roles within a peer group of companies selected for their business relevance and size appropriateness to Nielsen;

2.	Total direct compensation is aimed at a value around the median of our peer group, but strong individual performance and leadership impact may result in above median pay;

3.	The mix of base salary, annual incentive and long-term incentives is reviewed to ensure a significant portion of NEO pay is at risk based on the achievement of performance objectives or the performance of our share price and to ensure the right focus on short-term and long term performance, with an emphasis on the latter; and

4.	Other factors reviewed include changes in role or responsibilities, Company financial performance, and individual performance.

Variable Pay is At Risk

Nielsen’s compensation programs are designed so that a significant portion of each NEO’s compensation is at risk; meaning that the compensation is dependent on the achievement of challenging annual and long-term performance goals and/or the performance of our share price as laid out in the charts and tables below. At risk compensation is composed of annual cash incentive awards and equity-based awards and does not include fixed pay such as base salary. In 2017, short-term pay (composed of base salary and annual cash incentive) was delivered 100% in cash. Long-term pay has historically been delivered exclusively in the form of equity to align the interests of the NEOs with the creation of value for our shareholders. In 2017, long-term pay consisted solely of equity-based awards.

2018 PROXY STATEMENT 36

EXECUTIVE COMPENSATION

  CEO COMPENSATION STRUCTURE 2017

	Elements of Total Direct Compensation	2017

CEO	Proportion of pay subject to specific quantitative performance criteria	53%

	Proportion of pay at risk	90%

	Proportion of pay delivered in the form of equity	73%

  OTHER NEOs COMPENSATION STRUCTURE 20171

	Elements of Total Direct Compensation	2017

NEOs	Proportion of pay subject to specific quantitative performance criteria	49%

	Proportion of pay at risk	79%

	Proportion of pay delivered in the form of equity	59%

[1]	Excludes the $325,000 cash payment made to Mr. Jackson in February 2017 pursuant to the terms of his offer letter dated February 20, 2014 to compensate him for the loss of his unvested Supplemental Executive Retirement Plan (“SERP”) benefit from his previous employer (see footnote 1 to the Summary Compensation Table).

2018 PROXY STATEMENT 37

EXECUTIVE COMPENSATION

Executive Compensation Elements

Element	Purpose	How Component Operates

Annual Base Salary	Attract and retain top talent

• Reviewed in intervals of 24-36+ months

• When reviewing base salary levels, the Compensation Committee considers a variety of factors including: (1) our pay for performance philosophy, (2) peer group market benchmark compensation data, (3) the NEO’s individual performance and contributions to the success of the business in the prior year, (4) Company performance, (5) current pay mix, and (6) role changes

Annual Incentive Plan (“AIP”)	Motivate NEOs to accomplish short-term business performance goals that contribute to long-term business objectives

• Annual incentive target opportunities are established each year at the beginning of the performance period with reference to (1) our pay for performance philosophy, (2) peer group benchmarking and general market survey data, (3) the NEO’s individual performance and contributions to the success of the business in the prior year, (4) Company performance, (5) current pay mix, (6) role changes, and (7) prior year target

• The Compensation Committee determines individual payout opportunity using the annual incentive plan design applicable to all managerial employees. Details including the definition of Adjusted EBITDA for annual incentive funding purposes (“AIP Adjusted EBITDA”) are described under “– How Pay Decisions are Made – Annual Incentive Plan”

• The AIP Adjusted EBITDA performance formula determines the AIP funding and the initial payout percentage for all participants

• 100% AIP Adjusted EBITDA performance to target = 100% AIP pool funding and 100% initial individual payout

• The initial payout percentage may be adjusted up or down based on a quantitative assessment of individual performance vs objectives

• Maximum payout opportunity is capped at 200% of individual target

• Threshold AIP Adjusted EBITDA performance results in an initial payout/funding of 70%

• Zero funding and zero initial payout if AIP Adjusted EBITDA performance is below threshold

• The Compensation Committee has discretion to reduce the amount available under the funded AIP by up to 30% if free cash flow results fall short of objectives

• As explained in greater detail under “– How Pay Decisions are Made – Annual Incentive Plan,” NEO payouts are determined initially using the following formula:

• AIP Adjusted EBITDA performance x 2% x executive allocation percentage

• Annual incentive plan payouts are then made according to the underlying AIP Adjusted EBITDA performance formula, subject to both the maximum of 2% of Adjusted EBITDA and 200% of target cap on payouts

• The calculation of AIP Adjusted EBITDA performance for annual incentive funding purposes re-calculates Adjusted EBITDA as defined in our Annual Report on Form 10-K for the corresponding performance period to eliminate the impact of foreign currency on the year’s performance using a standard exchange rate established at the beginning of the performance period

• Payouts are subject to recoupment under the terms of Nielsen’s clawback policy (see below under “– Compensation Practices and Governance – Other Policies and Guidelines – Clawback Policy”)

Long-Term Incentive (“LTI”)	Deliver long-term sustainable performance and align executive rewards with long-term returns delivered to shareholders

• LTI award values are determined each year by reference to (1) our pay for performance philosophy, (2) peer group benchmarking and general market survey data, (3) the NEO’s individual performance and contributions to the success of the business in the prior year, (4) Company performance, (5) current pay mix, (6) role changes, and (7) prior year award

Performance Restricted Stock Units (“PRSUs”) under the Long Term Performance Plan (“LTPP”)	Alignment with long-term shareholder return

• Subject to performance against two three-year cumulative performance metrics, free cash flow and relative total shareholder return, with assigned weighting of 60% and 40%, respectively

• Represents approximately 50% of the annual LTI value

• Specific threshold, target and maximum performance metrics for three-year cumulative free cash flow performance will not be disclosed in advance for competitive reasons but targets are designed to be aggressive and achievable and are fully aligned with our approved three-year strategic plan and guidance issued to investors at the beginning of the performance period

• Payouts are subject to recoupment under the terms of Nielsen’s clawback policy (see below under “– Other Policies and Guidelines – Clawback Policy”)

• Relative total shareholder return is measured against a peer group used solely for this purpose. Companies in this peer group are selected to represent a comparable investment profile to Nielsen by virtue of their being in comparable businesses or being representative of the markets we serve

• Zero payout for performance below threshold

• Maximum payout opportunity is capped at 200% of target

• Payouts capped at target if absolute total shareholder return is negative

• No dividend equivalents accrue on unearned PRSUs

• Details regarding the PRSUs are described under “– How Pay Decisions are Made – Long-Term Incentives (LTI) – Performance Restricted Stock Units Awarded Under the Long-Term Performance Plan (LTPP)”

Restricted Stock Units (“RSUs”)	Alignment with shareholder return and retention

• Time-based equity is delivered in RSUs (versus split evenly between RSUs and stock options)

• Four-year time-vesting

• Represents approximately 50% of LTI value

• Dividend-equivalents on RSU awards are accrued and delivered as additional RSUs to the extent the underlying RSUs vest

Health and Welfare Plans, Perquisites	Promote overall wellbeing and avoid distractions caused by unforeseen health/financial issues	• Health and Welfare plans generally available to other employees • De minimis financial planning and wellness services allowances

2018 PROXY STATEMENT 38

EXECUTIVE COMPENSATION

Summary of NEO Pay Decisions

CEO

Mr. Barns has served as our CEO since January 1, 2014. Following its annual review of Mr. Barns’ compensation, the Compensation Committee made no changes to his base salary and annual incentive target, but increased his long-term incentive target from $7,000,000 to $7,500,000 for 2017 in order to better align Mr. Barns’ total direct compensation for 2017 with the median compensation level for CEOs in our executive compensation peer group described under “— Compensation Practices and Governance — Benchmarking.” Details of Mr. Barns’ compensation are set out in the tables below.

	2016 Actual		2017 Target[1]	2017 Actual[1]		% Change from 2016

Base Salary	$1,000,000		N/A	$1,000,000		0%

Annual Incentive	$1,700,000		$2,000,000	$1,700,000	[2]	0%

Long-Term Incentive	$6,500,000	[3]	$7,500,000	$7,500,000		15.4%

1	The amount under “2017 Target” represents the amount intended to be granted to, earned by and paid to the executive. The amount under “2017 Actual” represents the amount actually granted to, earned by and paid to the executive. The amount for “Long-Term Incentive” is the value of the grant based on the closing price of our common stock on NYSE on the grant date. The value reported in the Summary Compensation Table may differ slightly, as that represents the accounting grant date value. As to the PRSU portion of the “Long-Term Incentive,” the amount included above assumes target level achievement.
2	Actual payout was based on the Company’s financial performance and Mr. Barns’ individual performance, each during 2017.
3	In 2016, Mr. Barns received grants valued at $6,500,000 against a target of $7,000,000.

In 2017, Mr. Barns was granted the following long-term incentive equity awards:

Grant Date	Grant Type	# RSUs	Value[1]	Performance Period

February 16, 2017	PRSUs	83,613	$3,750,000	2017 - 2019

November 13, 2017[2]	RSUs	103,677	$3,750,000	N/A

1	This is the value intended to be granted by the Compensation Committee based on the closing price of our common stock on the grant date. Actual accounting grant date values reported in “Tables and Narrative Disclosure” will differ slightly. As to the PRSUs, the amount reflected above assumes target level achievement.
2	Vesting of these awards will occur in four equal annual installments beginning on October 18, 2018 and ending October 18, 2021.

Other NEOs

Jamere Jackson

Mr. Jackson has served as Chief Financial Officer since March 10, 2014. Following its annual review of Mr. Jackson’s compensation, the Compensation Committee made no changes in 2017. Details of Mr. Jackson’s compensation are set out in the tables below.

	2016 Actual		2017 Target[1]	2017 Actual[1]		% Change from 2016

Base Salary	$ 750,000		N/A	$ 750,000		0%

Annual Incentive	$ 680,000		$ 800,000	$ 680,000	[2]	0%

Long-Term Incentive	$2,375,000	[3]	$2,550,000	$2,550,000		7.4%

1	The amount under “2017 Target” represents the amount intended to be granted to, earned by and paid to the executive. The amount under “2017 Actual” represents the amount actually granted to, earned by and paid to the executive. The amount for “Long-Term Incentive” is the value of the grant based on the closing price of our common stock on NYSE on the grant date. The value reported in the Summary Compensation Table may differ slightly, as that represents the accounting grant date value. As to the PRSU portion of the “Long-Term Incentive,” the amount included above assumes target level achievement.
2	Actual payout was based on the Company’s financial performance and Mr. Jackson’s individual performance, each during 2017.
3	In 2016, Mr. Jackson received grants valued at $2,375,000 against a target of $2,550,000.

In 2017, Mr. Jackson was granted the following long-term incentive equity awards:

Grant Date	Grant Type	# RSUs/Options	Value[1]	Performance Period

February 16, 2017	PRSUs	28,429	$1,275,000	2017 - 2019

November 13, 2017[2]	RSUs	35,250	$1,275,000	N/A

1	This is the value intended to be granted by the Compensation Committee based on the closing price of our common stock on the grant date. Actual accounting grant date values reported in “Tables and Narrative Disclosure” will differ slightly. As to the PRSUs, the amount reflected above assumes target level achievement.
2	Vesting of these awards will occur in four equal annual installments beginning on October 18, 2018 and ending October 18, 2021.

2018 PROXY STATEMENT 39

EXECUTIVE COMPENSATION

Steve Hasker

Mr. Hasker served as Global President and Chief Operating Officer, with global leadership responsibility for global client service and product leadership across our Watch and Buy businesses from January 1, 2016 to December 31, 2017. Following its annual review of Mr. Hasker’s compensation, the Compensation Committee made no changes in 2017. Details of Mr. Hasker’s compensation are set out in the tables below.

	2016 Actual		2017 Target[1]	2017 Actual[1]		% Change from 2016

Base Salary	$ 900,000		N/A	$ 900,000		0%

Annual Incentive	$ 935,000		$1,100,000	$ 935,000	[2]	0%

Long-Term Incentive	$2,800,000	[3]	$3,000,000	$3,000,000	[4]	7.1%

1	The amount under “2017 Target” represents the amount intended to be granted to, earned by and paid to the executive. The amount under “2017 Actual” represents the amount actually granted to, earned by and paid to the executive. The amount for “Long-Term Incentive” is the value of the grant based on the closing price of our common stock on NYSE on the grant date. The value reported in the Summary Compensation Table may differ slightly, as that represents the accounting grant date value. As to the PRSU portion of the “Long-Term Incentive,” the amount included above assumes target level achievement.

2	Actual payout was based on the Company’s financial performance and Mr. Hasker’s individual performance, each during 2017.

3	In 2016, Mr. Hasker received grants valued at $2,800,000 against a target of $3,000,000.

4	This equity was forfeited in connection with Mr. Hasker’s departure from the Company.

In 2017, Mr. Hasker was granted the following long-term incentive equity awards:

Grant Date	Grant Type	# RSUs/Options	Value[1]	Performance Period

February 16, 2017[2]	PRSUs	33,445	$1,500,000	2017 - 2019

November 13, 2017[2]	RSUs	41,471	$1,500,000	N/A

1	This is the value intended to be granted by the Compensation Committee based on the closing price of our common stock on the grant date. Actual accounting grant date values reported in “Tables and Narrative Disclosure” will differ slightly. As to the PRSUs, the amount reflected above assumes target level achievement.

2	Due to Mr. Hasker’s resignation on December 31, 2017, he forfeited all RSUs and PRSUs subject to these grants.

Eric J. Dale

Mr. Dale has served as Chief Legal Officer since August 1, 2015. Following its annual review of Mr. Dale’s compensation, the Compensation Committee made no changes in 2017. Details of Mr. Dale’s compensation are set out in the tables below.

	2016 Actual	2017 Target[1]	2017 Actual[1]		% Change from 2016

Base Salary	$ 750,000	N/A	$ 750,000		0%

Annual Incentive	$ 675,000	$ 750,000	$ 675,000	[2]	0%

Long-Term Incentive	$1,200,000	$1,200,000	$1,200,000		0%

1	The amount under “2017 Target” represents the amount intended to be granted to, earned by and paid to the executive. The amount under “2017 Actual” represents the amount actually granted to, earned by and paid to the executive. The amount for “Long-Term Incentive” is the value of the grant based on the closing price of our common stock on NYSE on the grant date. The value reported in the Summary Compensation Table may differ slightly, as that represents the accounting grant date value. As to the PRSU portion of the “Long-Term Incentive,” the amount included above assumes target level achievement.

2	Actual payout was based on the Company’s financial performance and Mr. Dale’s individual performance, each during 2017.

In 2017, Mr. Dale was granted the following long-term incentive equity:

Grant Date	Grant Type	# RSUs/Options	Value[1]	Performance Period

February 16, 2017	PRSUs	13,378	$600,000	2017 - 2019

November 13, 2017[2]	RSUs	16,588	$600,000	N/A

1	This is the value intended to be granted by the Compensation Committee based on the closing price of our common stock on the grant date. Actual accounting grant date values reported in “Tables and Narrative Disclosure” will differ slightly. As to the PRSUs, the amount reflected above assumes target level achievement.

2	Vesting of these awards will occur in four equal annual installments beginning on October 18, 2018 and ending October 18, 2021.

2018 PROXY STATEMENT 40

EXECUTIVE COMPENSATION

Nancy Phillips

Ms. Phillips has served as Chief Human Resources Officer since January 9, 2017. Details of Ms. Phillips’ compensation are summarized in the tables below:

	2016 Actual	2017 Target[1]	2017 Actual[1]		% Change from 2016

Base Salary	N/A	N/A	$ 480,769	[2]	N/A

Annual Incentive	N/A	$ 500,000	$ 450,000	[3]	N/A

Long-Term Incentive	N/A	$1,300,000	$1,300,000		N/A

1	The amount under “2017 Target” represents the amount intended to be granted to, earned by and paid to the executive. The amount under “2017 Actual” represents the amount actually granted to, earned by and paid to the executive. The amount for “Long-Term Incentive” is the value of the grant based on the closing price of our common stock on NYSE on the grant date. The value reported in the Summary Compensation Table may differ slightly, as that represents the accounting grant date value. As to the PRSU portion of the Long-Term Incentive, the amount included above assumes target level achievement.

2	Amount reflects a partial year payment based on her start date.

3	Actual payout was based on the Company’s financial performance and Ms. Phillips’ individual performance each during 2017.

In 2017, Ms. Phillips was granted the following long-term incentive equity awards:

Grant Date	Grant Type	# RSUs/Options	Value[1]	Performance Period

February 16, 2017	PRSUs	14,493	$650,000	2017 - 2019

November 13, 2017[2]	RSUs	17,971	$650,000	N/A

1	This is the value intended to be granted by the Compensation Committee based on the closing price of our common stock on the grant date. Actual accounting grant date values reported in “Tables and Narrative Disclosure” will differ slightly. As to the PRSUs, the amount reflected above assumes target level achievement.

2	Vesting of these awards will occur in four equal annual installments beginning on October 18, 2018 and ending October 18, 2021.

PRSU Payouts Under the 2015 LTPP

The performance period for our 2015 LTPP ended on December 31, 2017. PRSU grants under this plan were made in February 2015 and their grant date fair value was disclosed in our 2016 proxy statement. In February 2018, the Compensation Committee approved performance and payouts under this plan as outlined in the table below. The Compensation Committee noted that the plan had functioned as intended in aligning NEO pay to the cumulative performance of the business over the three-year period.

2015 LTPP Performance

Plan Metrics Jan 1, 2015 – Dec 31, 2017		Final Results Based on Performance from Jan 1, 2015 – Dec 31, 2017

Elements	Performance Target for 100% Payout	Result	Weight	Payout Percentage

Free Cash Flow[1]	$2.76 billion	$2.721 billion	60%	98.59%

Relative Total Shareholder Return	50th Percentile	4th Percentile	40%	0%

Total Shares	N/A	N/A	100%	59.15%

1	The free cash flow LTPP performance measure is the sum of free cash flow as reported in our Annual Report on Form 10-K for each of the fiscal years in the performance period, adjusted to eliminate foreign currency exchange translation impacts. The elimination of foreign currency exchange translation impacts for the 2015-2017 performance period added $113 million to the 2015 LTPP free cash flow performance result.

2	The relative total shareholder return LTPP performance measure is the change in our stock price over the three-year performance period, assuming monthly reinvestment of dividends, compared to that of a peer group of companies.

2018 PROXY STATEMENT 41

EXECUTIVE COMPENSATION

2015 LTPP Payouts

	Target PRSUs Awarded	Payout Percentage	Vested and Delivered in Shares

Mitch Barns	65,860	59.15%	38,956

Jamere Jackson	20,860	59.15%	12,338

Steve Hasker	20,310	59.15%	12,013

Eric Dale	12,513	59.15%	7,401

Nancy Phillips[1]	N/A	N/A	N/A

1	Ms. Phillips was not hired until January 2017, and therefore was not a participant in the 2015 LTPP.

Realizable Pay

A significant portion of executive pay is “at risk” and depends on business performance and market conditions. The actual pay earned during the year either as cash or through vesting of previously granted equity awards is referred to as “realizable pay.” Realizable pay is different from the amounts reported in the Summary Compensation Table, which uses the accounting grant date value for equity awards.

We define realizable pay for any given year as the sum of:

•	cash earned as base salary in that year;

•	cash annual incentives and other bonuses earned in that year;

•	intrinsic value (share price minus exercise price) of stock option awards vesting in that year using the closing price of our common stock as reported on the NYSE on the last trading day of that year;

•	market value of equity awards vesting in that year using the closing price of our common stock as reported on the NYSE on the last trading day of that year; and

•	value of financial planning reimbursements and executive wellness reimbursements as outlined under the “All Other Compensation” column of the Summary Compensation Table.

The table below presents the realizable pay for each of our NEOs for 2016 and 2017 and shows the total amount of compensation reported for each of our NEOs in the Summary Compensation Table for 2017.

Realizable Pay				Total Compensation in Summary Compensation Table

	2016	2017	Percentage Increase/(Decrease)	2017	Percent Variance to 2017 Realizable Pay[4]

Mitch Barns[1]	$6,238,553	$5,509,179	(12%)	$10,202,194	85%

Jamere Jackson[2,3]	$2,950,664	$3,431,015	16%	$4,302,046	25%

Steve Hasker[1]	$4,740,829	$3,480,419	(27%)	$4,845,071	39%

Eric J. Dale[2]	$1,506,575	$1,602,817	6%	$2,642,874	65%

Nancy Phillips	N/A	$943,591	N/A	$2,510,230	166%

1	The realizable pay for Messrs. Barns and Hasker declined in 2017 because our stock price was lower at year end, which impacted the value of their 2017 realizable equity awards. In addition, there was the final vesting of a special equity award that occurred in 2016.

2	The realizable pay value for Messrs. Jackson and Dale increased in 2017 primarily due to an additional tranche of equity vesting in accordance with the normal vesting schedule.

3	The Summary Compensation Table value includes a special payment Mr. Jackson received to cover the loss of his unvested SERP benefit at his prior employer (see “– Tables and Narrative Disclosure – Summary Compensation Table,” footnote 1).

4	In all cases, the realizable pay in 2017 is significantly lower than the values disclosed in the Summary Compensation Table.

2018 PROXY STATEMENT 42

EXECUTIVE COMPENSATION

NEO Compensation Practices

What We Do	What We Don’t Do

✓ Emphasize long-term equity in prospective pay increases

✓ Use share ownership guidelines to require all executive officers and non-employee directors to hold a significant amount of Nielsen stock (as outlined under “– Compensation Practices and Governance – Share Ownership Guidelines”)

✓ Specify maximum payout thresholds on all individual awards granted under our AIP

✓ Recoup both short-term and long-term incentive awards in the event of financial restatement as a result of intentional misconduct on the part of the executive, and where the award would have been lower as a result of the restatement. This Clawback Policy is shown under “– Compensation Practices and Governance – Other Policies and Guidelines – Clawback Policy.”

✓ Include double trigger provisions for all plans that contemplate a change in control

Use excise tax gross-up agreements

Permit hedging of shares

Permit pledging of share-based awards and shares subject to share ownership guidelines

Provide tax gross-ups on perquisites

Provide dividend equivalents on unearned PRSUs granted under the LTPP

Re-price options without shareholder approval

2017 Pay Decisions and Performance

Total Company Financial Performance

Metric	Target	Result

Adjusted EBITDA growth % over prior year at constant currency[1]	5.5%	4.3%

Revenue growth at constant currency[1]	4.0%	3.8%

Free Cash Flow	~$900MM	$863MM

1	We calculate constant currency percentages by converting our prior-period local currency financial results using the current period foreign currency exchange rates and comparing these adjusted amounts to our current period reported results.

CEO Performance Assessment for Mitch Barns

Based on the AIP formula (see under “– How Pay Decisions are Made – Annual Incentive Plan”), the initial payout for Mr. Barns was set at 92% of his target award opportunity.

The Compensation Committee considered total Company financial performance as presented above, as well as Mr. Barns’ performance against the objectives presented below to arrive at his final performance assessment.

2018 PROXY STATEMENT 43

EXECUTIVE COMPENSATION

Objectives

KEY FINANCIAL TARGETS

Total Company growth

Reported revenues for the full year increased 4.2% to $6,572 million, 3.8% on a constant currency basis compared to 2016, below plan. The Company’s practice is to focus primarily on constant currency results which are a better reflection on the underlying operating performance of the business.

AIP Adjusted EBITDA grew 4.3% on a constant currency basis compared to 2016, below the AIP Adjusted EBITDA target of 5% growth from 2016.

Business segment growth

Revenues within the Buy segment decreased 2.7% on a reported basis and 3.3% on a constant currency basis, to $3,231 million. On a constant currency basis, our Buy segment showed strong resilience in emerging markets with revenues increasing 8.8% but saw continued softness in developed markets resulting in a 5.2% decline.

Revenues within the Watch segment increased 11.9% on a reported basis, or 11.7% on a constant currency basis, to $3,341 million. Excluding the acquisition of Gracenote, Watch revenues increased 4.7%, or 4.5% on a constant currency basis. Growth was driven by strong performance in Audience Measurement of Video and Text, which increased 16.3% on a constant currency basis (5.5% excluding Gracenote).

Capital Allocation

At our Investor Day on November 9, 2017, we laid out our Path to 2020 with our first three-year view provided to investors. In 2017, we increased our quarterly dividend by 10%, executed $140 million in stock buybacks and restructured $2.3 billion of debt.

Shareholder Return

In 2017, our total shareholder return continued to trail the broader markets, down 10.2% for the year.

STRATEGY & INITIATIVES

Watch and Total Audience Measurement

Total Audience objectives accomplished on plan:

•   Signed deal with Comcast to access return path set-top box data.

•   Renewed key Audio deals with iHeartMedia and Cumulus.

•  Launched measurement of out-of-home viewing in April which has been adopted by 23 networks, leagues and agencies.

•  DAR expanded to 32 markets.

•  Our multi-year plan to bring robust, person level, electronic measurement to all 210 U.S. local TV markets in 2018 remains on track.

•  Content measurement objectives were accomplished:

•  Release of new syndicated subscription video on demand measurement service to enhance current offerings so we can provide clients independent data showing how their programs are performing relative to others on subscription video on demand platforms, including Netflix.

2018 PROXY STATEMENT 44

EXECUTIVE COMPENSATION

•  Expanded measurement of secondary crediting of distributed video content on key publisher platforms including Facebook, Hulu and YouTube.

•  Added partnership with clypd that enables advertisers, agencies and publishers to transact using consistently defined audience segments on linear television.

•  Leveraged Gracenote automatic content recognition (ACR) technology to enable marketers to present special offers or custom promotions tied to their brands driving deeper consumer engagement on connected TVs.

Buy and Connected System

Accomplished client wins ahead of expectations:

•  Secured significant expansion of our relationship with Walmart

•  Key win with Tyson Foods

Increased our presence in faster growing channels in line with expectations:

•  Expanded e-commerce measurement capabilities to 17 countries

•  Expansion and growth in the value channel

Connected System objectives were completed on target:

•  Expanded to 25 retailer and manufacturer clients and on target to increase to 100 clients by the end of 2018

•  Grew our Connected Partner Program to 43 partners

Acquisitions

Tuck-in acquisition objective was completed on plan:

•  Closed acquisitions including Gracenote, Rhiza, vBrand and Visual IQ

CULTURE AND EMPLOYEE ENGAGEMENT

Diversity & inclusion (“D&I”)

•   Placed #32, up 9 spots from 2016, on DiversityInc’s Top 50 Companies for Diversity list and named to three additional specialty lists: Recruitment, Global Diversity, LGBTQ Employees

•   Featured on 4 Fortune lists: Top Workplaces for Diversity, Top Companies for Consulting and Professional Services, Top Workplaces in Chicago and Top Workplaces in New York

•   Received a perfect score on the Human Rights Campaign’s Best Places to Work for LGBT Equality (fifth year in a row) and earned equivalent recognition from HRC Mexico’s Equidad MX index

•   Earned “Best Place to Work for Disability Inclusion” designation from USBLN and 90% on Disability Equality Index

•   Named one of 100 Best Companies for Women in India for second consecutive year

Employee Engagement

•   Launched new employee engagement strategy and multi-year roadmap, including the completion of employee engagement survey

•   Continued expansion of global employee stock purchase plan now reaching ~55% of global associates in 19 countries.

PERFORMANCE ASSESSMENT FOR CEO

The plan formula (see under “– How Pay Decisions are Made – Annual Incentive Plan”) provided Mr. Barns an initial AIP payout of 92% of his target award opportunity.

The Compensation Committee assessed Mr. Barns’ performance primarily on the total Company financial performance and approved a payout of $1,700,000 or 85% of his target award opportunity.

2018 PROXY STATEMENT 45

EXECUTIVE COMPENSATION

Performance Assessments for Other NEOs

Based on the AIP formula (see under “– How Pay Decisions are Made – Annual Incentive Plan”) the initial AIP payout for each NEO was 92% of his or her target award opportunity.

NEOs were measured against the Company financial objectives as disclosed above (under “– 2017 Pay Decisions and Performance – Total Company Financial Performance”).

Mr. Barns makes pay recommendations for his direct reports after quantifying their contributions to Nielsen’s financial performance and assessing performance against objectives set at the beginning of the year. He also considers the quality of the results delivered using a framework that quantifies the performance of each individual relative to his/her peers on factors such as leadership, Nielsen values, and degree of challenge. This qualitative assessment helps manage risk and better differentiates rewards for exceptional leaders.

Performance Assessment for Jamere Jackson

Financial

Mr. Jackson was assessed on total Company financial performance (as described above under “– 2017 Pay Decisions and Performance – Total Company Financial Performance”) and on his performance against objectives presented below.

Objectives

Strategic Planning

Mr. Jackson played a central role in the development of our Path to 2020 focused on driving revenue growth and margin expansion over the next three years. The plan was launched on time with full support of the Board and management.

Financial Performance

Constant currency revenue growth of 3.8%, and Adjusted EBITDA growth of 4.3% on a constant currency basis, below the Adjusted EBITDA target of 5% growth from 2016.

Earnings per share of $1.20 (or $1.49 excluding the impact of a one-time charge related to the Tax Cuts and Jobs Act in the U.S.).

The Company fell $37 million short of its ~$900 million free cash flow target for the year due to higher working capital usage and acceleration of investments in the Path to 2020.

Mr. Jackson continued to divest non-core assets, restructure certain business units, reinvest in growth platforms and invest in fast growing tuck-in acquisitions including Gracenote, Rhiza, VBrand and Visual IQ.

Balanced Capital Allocation

Mr. Jackson fulfilled the Company’s balanced capital allocation objective. Under his leadership, Nielsen increased its quarterly dividend by 10%, executed $140 million of stock buy-backs and restructured $2.3 billion of debt; saving significant interest expense in line with the capital allocation plan.

Talent

Mr. Jackson continued to make key investments in talent across the finance team with key additions in India, Gracenote and through the establishment of regional finance councils. Mr. Jackson also had significant engagement with our employee resource groups, including sponsorship of our first Hispanic employee forum.

Performance Assessment

The plan formula (see under “– How Pay Decisions are Made – Annual Incentive Plan”) provided Mr. Jackson an initial AIP payout of 92% of his target award opportunity.

The Compensation Committee weighted total Company financial performance in its full performance assessment and approved a payout of $680,000, or 85% of Mr. Jackson’s target award opportunity.

2018 PROXY STATEMENT 46

EXECUTIVE COMPENSATION

Performance Assessment for Steve Hasker

Financial

Mr. Hasker was assessed on total Company financial metrics (as described above under “– 2017 Pay Decisions and Performance – Total Company Financial Performance”), and his performance against the objectives presented below.

Objectives

Watch Segment Growth

The Watch segment achieved revenue growth of 11.7% and Adjusted EBITDA growth of 9.6%, both on a constant currency basis. Growth was driven by strong performance in Audience Measurement which saw revenue growth of 16.3% on a constant currency basis (including impact of the Gracenote acquisition). This was offset by flat performance in our Audio business (0.2% increase in constant currency) and other Watch which was down 16.5% due to divesting of non-core assets.

Buy Segment Growth

Revenues within the Buy segment decreased 2.7% on a reported basis or 3.3% on a constant currency basis, to $3,231 million. On a constant currency basis, our Buy segment showed strong resilience in emerging markets with revenues increasing 8.8% but continued softness in development markets resulted in a 5.2% decline.

Watch and Total Audience Measurement

In our Watch segment, our execution of Total Audience objectives met expectations, including closing deals with Comcast to access return path data, and key Audio renewals with iHeartMedia and Cumulus. Mr. Hasker’s team drove the global expansion of DAR to 32 markets and the release of new syndicated subscription video on demand measurement service. The team also launched measurement of out-of-home viewing in April which has been adopted by 23 networks, leagues and agencies.

Buy and the Connected System

In our Buy segment, a significant expansion of our relationship with Walmart was secured along with a key win with Tyson Foods. Mr. Hasker’s team made key progress on expanding e-commerce measurement capabilities to 17 countries and continued growth in the value channel. The team continued to build on the charter client success of the Connected System with 25 retail and manufacturer clients engaged with the system at year end 2017.

Performance Assessment

The plan formula (see under “– How Pay Decisions are Made – Annual Incentive Plan”) provided Mr. Hasker an initial AIP payout of 92% of his target award opportunity.

The Compensation Committee weighted total Company financial performance in its full performance assessment and because Mr. Hasker served for all of 2017, approved a payout of $935,000, or 85% of Mr. Hasker’s target award opportunity.

Performance Assessment for Eric J. Dale

Financial

Mr. Dale was assessed on total Company financial performance (as described above under “– 2017 Pay Decisions and Performance – Total Company Financial Performance”) and his performance against the objectives presented below.

2018 PROXY STATEMENT 47

EXECUTIVE COMPENSATION

Objectives

Acquisitions

Mr. Dale’s team was instrumental in the closing of several acquisitions, including the acquisition of Gracenote and other tuck-in acquisitions as contemplated in our strategic plan. All were closed on time and in alignment with expected financial parameters.

Corporate Governance, Integrity, Enterprise Risk Management and Security

Mr. Dale drove organizational focus on cybersecurity including instituting an in-depth cybersecurity review and reporting to Nielsen’s Board. In addition, Mr. Dale launched a revised Code of Conduct through Nielsen’s Compliance and Integrity program. Mr. Dale continued to strengthen our focus on Enterprise Risk Management by launching a new reporting dashboard and metrics for the Board.

Talent Development

Mr. Dale continued to enhance the Legal and Corporate Affairs team while outperforming on cost management. He met objectives to strengthen our global privacy compliance and drive continued improvement in corporate governance through effective reorganization and talent acquisition.

Team Integration

Mr. Dale successfully integrated the Government Relations and Public Policy team and the Corporate Social Responsibility team into his team, and restructured the entire group as, the Legal and Corporate Affairs department.

Performance Assessment

The plan formula (see under “– How Pay Decisions are Made – Annual Incentive Plan”) provided Mr. Dale an initial AIP payout of 92% of his target award opportunity.

The Compensation Committee considered Mr. Dale’s influence and leadership in improving corporate governance and the Company’s management of enterprise risk.

Based on its full performance assessment the Compensation Committee approved a payout of $675,000, or 90% of Mr. Dale’s target award opportunity.

Performance Assessment for Nancy Phillips

Financial

Ms. Phillips was assessed on total Company financial performance (as described above under “– 2017 Pay Decisions and Performance – Total Company Financial Performance”) and her performance against the objectives presented below.

Objectives

Employee Engagement

Ms. Phillips developed and executed an employee engagement strategy that deploys “Nielsen-strength” measurement science to driving talent retention and engagement across our global population. Ms. Phillips successfully launched phase one of the strategy on time and within budget with the implementation of a baseline employee engagement survey.

People Analytics

Ms. Phillips completed on-plan the first phase of a people analytics strategy to bring strategic workforce planning capabilities to bear on our Path to 2020.

2018 PROXY STATEMENT 48

EXECUTIVE COMPENSATION

Organization Development

Ms. Phillips refocused the organization’s leadership and succession planning process and successfully led the management of multiple talent moves and restructuring during the year to accomplish planned business outcomes and productivity goals.

Performance Assessment

The plan formula (see under “– How Pay Decisions are Made – Annual Incentive Plan”) provided Ms. Phillips an initial AIP payout of 92% of her target award opportunity.

In addition to the Company Performance, the Compensation Committee considered Ms. Phillips’ progress against challenging objectives in her first year and approved a payout of $450,000, or 90% of Ms. Phillips’ target award opportunity.

How Pay Decisions are Made

Annual Base Salaries

Base salary is the only fixed component of our executive officers’ compensation. The Compensation Committee considers benchmark compensation information for executives serving in similar positions at peer companies and general market survey data supplied by its compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), to help ensure that base salaries of the Company’s NEOs are competitive in the marketplace and are serving their purpose to attract and retain top talent.

The Compensation Committee considers salary increases for the Company’s executive officers generally in 24-36+ month intervals unless there is a change in role or circumstances otherwise warrant consideration.

Executive officers are not involved in determining their own compensation.

Annual Incentive Plan

The purpose of the AIP is to motivate executives to accomplish short-term business performance goals that contribute to long-term business objectives. The Compensation Committee approves the applicable performance measures and performance targets under the plan at the beginning of each year. At the beginning of the fiscal year following the end of the performance period the Company’s and the executives’ actual achievement under the performance measures and performance targets is reviewed and assessed, and the Compensation Committee approves the cash amounts payable to such executives. The NEOs participate in the same incentive plan as the Company’s senior managers. Approximately 3.4% of the amount available under the funded AIP was paid to NEOs in 2017.

In determining the target opportunity for each NEO, the Compensation Committee considered general industry benchmark compensation information for executives serving in similar positions at peer companies and general market survey data provided by Meridian; executives’ total direct compensation mix; changes in role and job responsibilities; and Company financial performance and individual performance.

Under the AIP, a maximum annual incentive payout fund for the NEOs is determined by a formula which calculates 2% of AIP Adjusted EBITDA performance and allocates it to each executive officer in proportions ranging between 10% and 20% of the fund. This yields a maximum fund, and the Compensation Committee may exercise negative discretion to determine final payouts using the Annual Incentive Plan Payout Formula described below.

Annual Incentive Plan Payout Formula

•	The amount at which the AIP funds and that is available for payouts is derived formulaically based on AIP Adjusted EBITDA growth against a target and is expressed as a “funding percentage” (see – “Performance – Payout Formula” table below).

•

To assess Adjusted EBITDA performance for annual incentive funding, we recalculate Adjusted EBITDA as defined in our Annual Report on Form 10-K for the corresponding performance period to eliminate the impact

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of foreign currency on the year’s result by using a standard exchange rate established at the beginning of the performance period. We refer to this performance measure under the AIP as “AIP Adjusted EBITDA”.

•	Initial individual payouts are determined by applying the “funding percentage” to the individual’s target award opportunity.

•	Final individual payouts are determined after a full assessment of:

•	Each individual’s contribution to overall Company performance (see “– 2017 Pay Decisions and Performance – Total Company Financial Performance”);

•	Other quantitative objectives; and

•	A qualitative assessment to take into account, as appropriate, degree of difficulty, extraordinary market circumstances, and leadership impact.

•	Based on the full assessment, individual payouts may be adjusted up or down from the initial payout to ensure that total performance is reflected in the final payouts.

•	Aggregate payouts under the AIP cannot exceed the amount of the funded plan pool.

•	The Compensation Committee has discretion to reduce the amount available under the funded AIP by up to 30% if free cash flow falls short of objectives. There is no discretion to increase the amount available under the funded plan pool in the event that free cash flow performance exceeds objectives. We define free cash flow for purposes of exercising negative discretion under the AIP as net cash provided by operating activities less capital expenditures, net.

Performance targets are aggressive and achievable

•	The Compensation Committee believes that AIP Adjusted EBITDA growth is highly correlated to the creation of value for our shareholders and is an effective measure of the NEOs’ contributions to short-term Company performance.

The AIP Adjusted EBITDA target is the Board-approved operating plan target

•	In establishing the AIP Adjusted EBITDA growth target, the Compensation Committee considered the Company’s historical performance against prior year targets and concluded that the process had been effective in establishing targets that were both aggressive and achievable. It noted that, over the prior five years, AIP Adjusted EBITDA had grown at a challenging annual growth rate and, in each year, had been assessed as either on target or closely approaching target.

Funding formula and individual payouts

•	The formula correlates levels of AIP Adjusted EBITDA performance as defined above to funding/initial payout percentages. A 100% funding percentage is achieved if AIP Adjusted EBITDA performance meets the target of 5% growth from the AIP Adjusted EBITDA achieved in the prior year. If performance falls below the minimum threshold, no payouts are awarded. Funding and payouts are capped at 200%.

Performance – Payout Formula

Performance Milestones	Growth vs Prior Year (Index %)	Funding/ Initial Payout %[1]

Maximum	158%	200%

Exceptional	126%	120%

Target	105%	100%

Minimum	95%	70%

< Minimum	<95%	Zero

1	The AIP funding percentage and initial payout percentage are determined using linear interpolation if actual performance falls between any two performance levels.

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2017 Results

The Compensation Committee determined that the Company’s AIP Adjusted EBITDA growth index achieved in 2017 was 102%, yielding an AIP funding percentage of 92%. As a result, the initial AIP payout for each NEO was set at 92% of each NEO’s target award opportunity.

2017 free cash flow fell short of objectives. The Compensation Committee reviewed the drivers of the free cash flow shortfall, particularly the increased capital expenditure that was approved in the context of our three-year Path to 2020 strategy and working capital timing. The Compensation Committee decided that no further reduction in the AIP funding was warranted.

2018 Changes

Following a review of the Company’s compensation strategy in July 2017, the Compensation Committee made the determination to add revenue growth as a performance metric for the 2018 AIP. For 2018, 75% of the total AIP payout will be based on AIP Adjusted EBITDA growth against a target, and 25% will be based on revenue performance against a target. The Adjusted EBITDA and revenue targets are the Board-approved operating plan targets. In light of the significant influence that Adjusted EBITDA performance has on free cash flow, the Compensation Committee determined to remove the provision allowing for discretion to reduce the incentive fund by up to 30% if free cash flow falls short of objectives. Free cash flow remains a metric under the LTPP.

Long-Term Incentives (LTI)

The purposes of long-term incentive awards are to focus executives on long-term sustainable performance and to align executive rewards with long-term returns delivered to shareholders. Currently, all long-term incentives are delivered as equity-based awards.

LTI MIX – 50% IS SUBJECT TO QUANTIFIABLE LONG-TERM PERFORMANCE

Equity-based awards are made to executives, other employees and directors pursuant to the Amended and Restated Nielsen 2010 Stock Incentive Plan (as amended, the “2010 Plan”). Our goal is to provide at least 50% of the NEO’s total direct compensation pay mix in long-term equity, progressing to 60% over time, and to have approximately 50% of the LTI subject to quantifiable long-term performance metrics, which are granted as PRSUs.

Since 2013, our practice had been to split the time-based equity awards evenly between stock options and RSUs. The Compensation Committee determined to grant all of the time-vesting equity awarded in 2017 in the form of RSUs to align with market practice in the digital marketplace in which we compete for top talent and in recognition of its belief that RSUs incent executives to improve performance through share price appreciation as well as provide a powerful retention effect. Granting RSUs instead of options is also a more efficient use of the shares available under our 2010 Plan.

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Prior to finalizing award sizes, the Compensation Committee considers:

•	current Company financial performance and individual performance;

•	general industry market benchmarks and peer group data provided by its compensation consultant, Meridian;

•	executives’ total direct compensation mix and prior year award values; and

•	changes in role and job responsibilities.

Performance Restricted Stock Units Awarded Under the Long-Term Performance Plan (LTPP)

2017 Plan

LTPP participants are awarded a target number of PRSUs that are earned subject to the Company’s performance against two cumulative three-year performance metrics, free cash flow and relative total shareholder return, with assigned weightings of the total LTI award opportunity of 60% and 40%, respectively.

The Compensation Committee assigned more weight to the free cash flow metric as it is a metric over which executives have relatively more direct control. The performance period for the 2017 grant commenced on January 1, 2017 and ends on December 31, 2019. Grants are denominated in RSUs and settled in Nielsen shares. Based on the performance at the end of the three-year period, executives may earn less or more than the target PRSUs granted. Relative total shareholder return below the 30th percentile of our peer group or free cash flow performance below 85% of the free cash flow target will result in 0% payout for that metric. Payouts for each metric are calculated independently of each other. The maximum payout for each metric is 200%. In the case of absolute negative total shareholder return of the Company over the performance period, payments under the relative total shareholder return component of the plan are capped at 100% of target.

The table below summarizes the LTPP performance-payout matrix, which remained unchanged from 2016. The Compensation Committee re-affirmed its belief that this design provides appropriate rigor in the ratio of performance to reward, as well as the right balance between individual risk and motivation. The free cash flow targets are intended to be aggressive and achievable and are fully aligned with our three-year strategic plan objectives and long-term guidance issued to investors.

Plan Design[1]

Milestones	Free Cash Flow (% of target)	Free Cash Flow Payout (60% weight)	Relative Total Shareholder Return (percentile rank) (40% weight)	Relative Total Shareholder Return Payout

Maximum	120%	200%	75th	200%

Target	100%	100%	50th	100%

Minimum	85%	50%	30th	50%

Below Minimum	<85%	0%	<30th	0%

1	The performance metrics operate independently.

Relative Total Shareholder Return Peer Group

Each year, the Compensation Committee reviews the peer group in order to determine the appropriate peer companies used to measure our relative total shareholder return for grants made that year under the LTPP. The peer group for determining achievement under relative total shareholder return is distinct from the peer group used to evaluate grants made that year and set compensation levels discussed under “— Compensation Practices and Governance — Benchmarking.” In their review of the peer group used to measure relative total shareholder return, the Compensation Committee considers the following:

•	companies in businesses similar to Nielsen and/or representative of the markets it serves;

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•	companies with similar economic profiles to Nielsen; and

•	companies with historical stock price correlation.

Based on this review, the Compensation Committee made changes to the relative total shareholder return peer group which became effective for the LTI grant in 2017. Seven media and consumer product companies were removed from the peer group as the Compensation Committee determined their business characteristics and macroeconomic influences were not similar to ours. The companies removed were Coca-Cola Company, Colgate-Palmolive Company, The Procter & Gamble Company, Time Warner Inc., Twenty-First Century Fox, Inc., Unilever N.V., and Viacom, Inc. Three companies were added to the peer group: Gartner Inc., Publicis Groupe, and Verisk Analytics, Inc. These companies operate in similar businesses to Nielsen or serve similar clients to Nielsen.

2017 LTPP Peer Group

Accenture plc	S&P Global, Inc.

Dun and Bradstreet Corporation	Moody’s Corporation

Equifax Inc.	MSCI Inc.

Experian plc	Omnicom Group, Inc.

FactSet Research Systems Inc.	Publicis Groupe (ADR) (NEW)

Gartner Inc (NEW)	RELX (NV)

GfK SE	Thomson Reuters Corporation

IHS Markit Ltd.	Verisk Analytics, Inc. (NEW)

IQVIA Holdings Inc. (formerly Quintiles IMS Holdings Inc.)	Wolters Kluwer (NV/ADR)

The Interpublic Group of Companies, Inc.	WPP plc (ADR)

2018 Changes

Following a review of compensation strategy in July 2017, the Compensation Committee decided to add three-year revenue compounded annual growth rate (CAGR) as a performance metric for the 2018 LTPP. For the 2018 plan, 50% of the total LTI award opportunity will be based on free cash flow performance against target, 25% will be based on relative total shareholder return and 25% will be based on three-year revenue CAGR. In addition, the Compensation Committee decided to increase the proportion of LTI value subject to quantifiable performance from 50% to 60% to become effective upon the next grant of PRSUs in February 2018.

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Compensation Practices and Governance

Compensation Committee

The Compensation Committee regularly reviews the philosophy and goals of the executive compensation program and assesses the effectiveness of compensation practices and processes. The Compensation Committee sets performance goals and assesses performance against these goals. The Compensation Committee considers the recommendations, the peer group benchmark compensation information and general market survey data provided by its independent consultant as well as the judgment of the CEO on the performance of his direct reports. The CEO does not participate in the Compensation Committee discussion regarding his own compensation. The Compensation Committee makes its decisions based on its assessment of both Nielsen and individual performance against goals, as well as on its judgment as to what is in the best interests of Nielsen and its shareholders.

The responsibilities of the Compensation Committee are described more fully in its charter, which is available on the Corporate Governance page of our website at www.nielsen.com/investors under Corporate Governance: Governance Documents: Compensation Committee Charter. In fulfilling its responsibilities, the Compensation Committee is entitled to delegate any or all of its responsibilities to subcommittees of the Compensation Committee. The Compensation Committee may delegate to one or more officers of the Company the authority to make grants and awards of cash or options or other equity securities to any non-Section 16 officer of the Company under the Company’s incentive-compensation or other equity-based plans as the Compensation Committee deems appropriate and in accordance with the terms of such plan; so long as such delegation is in compliance with the relevant plan and subject to the laws of England and Wales and the Company’s articles of association. In 2017, the Compensation Committee reviewed its charter and decided to take a more active role in reviewing talent and succession planning. The charter was updated to include responsibility for reviewing, assessing, and making recommendations to the Board regarding the Company’s leadership development and employee experience.

Independent Compensation Consultant

The Compensation Committee retains Meridian as its compensation consultant. Meridian has provided peer group benchmark compensation information, general market survey data and perspective on executive and independent director compensation and related governance. Meridian and its affiliates did not provide any services to Nielsen or its affiliates in 2017 other than executive and director compensation consulting to the Compensation Committee. Discussions between Meridian and Nielsen management are limited to those discussions necessary to complete work on behalf of the Compensation Committee.

The Compensation Committee determined that Meridian and its lead consultant for Nielsen satisfy the independence factors described in the NYSE listing rules. The Compensation Committee also determined that the work performed by Meridian in 2017 did not raise any conflict of interest.

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Benchmarking

The Compensation Committee uses the executive compensation of a peer group of companies, selected for their business relevance and size appropriateness to Nielsen, as one of many considerations when making executive compensation pay decisions. To account for differences in the size of our peer group companies, the market data are statistically adjusted to allow for valid comparisons to similarly-sized companies. The peer group information may also be supplemented by general industry survey data selected by Meridian to provide reasonable benchmarks for a Company of Nielsen’s size and business type. After a review by the Compensation Committee, no changes were made to the peer group for 2017.

2017 Peer Group

Adobe Systems Incorporated	The Interpublic Group of Companies, Inc.

Alliance Data Systems Corporation	Moody’s Corporation

Automatic Data Processing, Inc.	Omnicom Group, Inc

Cognizant Technology Solutions Corporation	IQVIA Holdings Inc.

Equifax Inc.	salesforce.com, inc.

Experian plc	S&P Global, Inc.

Fiserv, Inc.	Thomson Reuters Corporation

IHS Markit Ltd.	Verisk Analytics, Inc.

Consideration of Risk

The Compensation Committee conducted a risk assessment of Nielsen’s 2017 pay practices, which included the review of a report from Meridian. As a result of this assessment, the Compensation Committee concluded that it believes that Nielsen’s pay programs are not reasonably likely to have a material adverse effect on Nielsen, its business and its value. Specifically, the Compensation Committee noted the following:

•	Good balance of fixed and at-risk compensation, including a good balance of performance in LTI plans.

•	Overlapping vesting periods that expose management, including the CEO, to consequences of their decision-making for the period during which the business risks are likely to materialize.

•	Adjusted EBITDA performance, a Company-wide financial metric, funds annual incentives. The Compensation Committee has discretion to reduce payouts if free cash flow targets are not met which results in shared value with shareholders.

•	Payouts under the AIP and LTPP are capped at 200% of a recipient’s target award opportunity.

•	A small number of associates receive commission and sales incentive payments. Nielsen management completed an annual review of their commission and sales incentives to ensure that they do not provide employees with an incentive to take unexpected or higher levels of risk.

•	Nielsen introduced a share purchase plan in 2016, which provides employees with the opportunity to purchase shares through payroll deduction. The purchase of shares aligns the interests of employees with the interests of shareholders and increases employee focus on longer-term performance.

•	Executive compensation is benchmarked annually.

•	Compensation Committee retains an independent consultant.

•	Significant share ownership requirements for executives and independent directors.

•	Nielsen has a compensation clawback policy and anti-hedging policy.

•	Pledging of shares subject to share ownership requirements is prohibited.

•	Nielsen has a robust code of conduct and whistleblower policy.

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Share Ownership Guidelines

To ensure strong alignment of executive interests with the long-term interests of shareholders, executives are required to accumulate and maintain a meaningful level of share ownership in the Company. Our share ownership guidelines were adopted in June 2011.

In 2017, after a market review of our share ownership guidelines, the Compensation Committee decided to continue our policy with no changes.

The table below presents the guidelines and actual share ownership as of December 29, 2017 for each of our NEOs.

Name	Guideline	Guideline Shares[1]	Share Ownership[2]

Mr. Barns	6 x salary	164,800	349,938

Mr. Jackson	3 x salary	61,800	93,138

Mr. Hasker	3 x salary	74,200	125,247

Mr. Dale	3 x salary	61,800	29,809

Ms. Phillips	1 x salary	13,700	18,133

1	The guideline shares were reset using the $36.40 share price at close of market on December 29, 2017.

2	Eligible shares include beneficially-owned shares held directly or indirectly, jointly-owned shares and unvested RSUs.

Other Policies and Guidelines

Perquisites

We provide our NEOs with limited perquisites, reflected in the “All Other Compensation” column of the Summary Compensation Table and described in the footnotes. NEOs may claim financial planning and executive wellness expenses capped each year at $15,000 and $2,500, respectively. In very limited circumstances, we may permit NEOs and their family members to access our contractual arrangement for private aircraft for their personal use. None of the NEOs used the aircraft for personal use in 2017. In certain circumstances, where necessary for business purposes, we also provide reimbursement for relocation expenses.

Severance

We believe that severance protections play a valuable role in attracting and retaining key executive officers. In July 2017, the Compensation Committee approved a new U.S. severance policy applicable to all Section 16 officers and other senior executives, including the Company’s NEOs. The terms of this policy, described in further detail under “– Tables and Narrative Disclosure – Potential Payments Upon Termination or Change in Control,” supersede the terms of prior severance arrangements provided through our 2006 Stock Acquisition and Option Plan for Key Employees for Messrs. Barns and Hasker, or through the terms stated in offer letters for Messrs. Jackson and Dale and Ms. Phillips.

Change in Control

For equity awards made in 2011 or later, under the 2010 Plan unvested options and RSUs do not vest automatically solely in the event of a change in control. The treatment of unvested equity awards upon a change in control is described in further detail under “– Tables and Narrative Disclosure – Potential Payments Upon Termination or Change in Control.”

Clawback Policy

Our clawback policy requires the CEO and his executive direct reports, in all appropriate cases, to repay or forfeit any bonus, short-term incentive award or amount, or long-term incentive award or amount awarded to the executive, and any non-vested equity-based awards previously granted to the executive if:

•	The amount of the incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement or the correction of a material error;

•	The executive engaged in intentional misconduct that caused or partially caused the need for the restatement or caused or partially caused the material error; and

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•	The amount of the incentive compensation that would have been awarded to the executive, had the financial results been properly reported, would have been lower than the amount actually awarded.

Other Benefits

The CEO and other NEOs are eligible to participate in the health and welfare, defined contribution 401(k), and deferred compensation plans made available, per eligibility requirements, to all employees.

Tax Implications

The Compensation Committee takes into account the various tax and accounting implications of compensation. When determining amounts of equity grants to executives and employees, the Compensation Committee also examines the accounting cost associated with the grants.

Certain of the Company’s incentive compensation programs are intended to allow the Company to make awards to executive officers that are deductible under Section 162(m) of the Internal Revenue Code as qualifying performance-based compensation, which provision otherwise sets limits on the tax deductibility of compensation paid to a company’s most highly compensated executive officers. Commencing with the Company’s 2018 fiscal year, the performance-based compensation exception to the deductibility limitations under Section 162(m) will no longer apply (other than with respect to certain “grandfathered” performance-based awards granted prior to November 2, 2017), and the deduction limitation under Section 162(m) will generally apply to compensation paid to any of our then current or former named executive officers. The Compensation Committee may continue to seek ways to limit the impact of Section 162(m) of the Internal Revenue Code. However, the Compensation Committee believes that the tax deduction limitation should not compromise the Company’s ability to establish and implement compensation and incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard is expected to result in compensation that is not deductible for federal income tax purposes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (or any amendment thereto).

Submitted by the Compensation Committee of the Company’s Board of Directors:

Harish Manwani (Chairperson)

Guerrino De Luca

Robert C. Pozen

Lauren Zalaznick

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TABLES AND NARRATIVE DISCLOSURE

Summary Compensation Table

The following table presents information regarding compensation to our NEOs for the periods indicated.

Name and Principal Position	Year	Salary ($)	Bonus[1] ($)	Stock Awards[2] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation[3] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[4] ($)	All Other Compensation[5] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mitch Barns Chief Executive Officer	2017	1,000,000	—	7,467,431	—	1,700,000	11,553	23,210	10,202,194
	2016	1,000,000	—	5,737,698	1,657,089	1,700,000	3,186	24,516	10,122,489
	2015	1,000,000	—	4,937,630	1,500,002	1,545,000	3,316	116,837	9,102,785
Jamere Jackson Chief Financial Officer	2017	750,000	325,000	2,538,946	—	680,000	—	8,100	4,302,046
	2016	741,154	325,000	2,124,905	607,602	680,000	—	7,950	4,486,610
	2015	700,000	325,000	1,607,214	496,644	656,250	—	10,425	3,795,533
Steve Hasker Chief Operating Officer	2017	900,000	—	2,986,971	—	935,000	—	23,100	4,845,071
	2016	900,000	—	2,495,447	718,071	935,000	—	26,349	5,074,867
	2015	900,000	—	1,644,781	509,714	750,000	—	29,320	3,833,815
Eric J. Dale Chief Legal Officer	2017	750,000	—	1,194,774	—	675,000	—	23,100	2,642,874
	2016	750,000	—	1,069,441	331,416	675,000	—	22,950	2,848,807
Nancy Phillips Chief HR Officer	2017	480,769	—	1,294,370	—	450,000	—	285,091	2,510,230

1	Bonus
For Mr. Jackson, the $325,000 amount shown in years 2015, 2016 and 2017 is the amount of the annual installments he received of a $1,300,000 payment (over 4 years) which is paid in connection with his hire date of March 10, 2014 and meant to compensate him for the loss of his unvested SERP benefit from his previous employer. Mr. Jackson is required to repay each payment in full if his employment terminates within one year following its receipt unless such termination is not by the Company for “cause” or is by Mr. Jackson for “good reason.”

2	Stock Awards
Represents the aggregate grant date fair value of the equity-based awards granted to each NEO calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (the “FASB ASC Topic 718”). For a discussion of the assumptions and methodologies used to value the awards reported in column (e), please see Note 12 “Stock-Based Compensation” to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2017. All numbers exclude estimates of forfeitures. No awards were subject to re-pricing or material modifications. Further, in accordance with the SEC’s rules, dividend equivalents that accrued on the executives’ RSUs and PRSUs granted in 2017 are not reported above because dividends were factored into the grant date fair value of these awards.

Values for awards made in 2017:
PRSUs – Target amounts granted on February 16, 2017 under the LTPP, based on the probable outcome of the relevant performance conditions – Messrs. Barns ($3,717,434), Jackson ($1,263,953), Hasker ($1,486,965), Dale ($594,786) and Ms. Phillips ($644,359). The maximum awards at the date of grant are as follows: Messrs. Barns ($5,788,361), Jackson ($1,968,083), Hasker ($2,315,330), Dale ($926,132) and Ms. Phillips ($1,003,321).
RSUs – RSUs were granted to the NEOs on November 13, 2017 as follows: Messrs. Barns ($3,749,997), Jackson ($1,274,993), Hasker ($1,500,006), Dale ($599,988) and Ms. Phillips ($650,011).

Of the PRSUs granted in 2017 that vest according to free cash flow, the grant date fair value was computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achievement as of the grant date, the grant date fair value of the PRSUs that vest according to free cash flow would have been: Mr. Barns — $4,141,854; Mr. Jackson — $1,408,259; Mr. Hasker — $1,656,732; Mr. Dale — $662,693; and Ms. Phillips — $717,925. As the PRSUs granted in 2017 that vest according to relative shareholder return are subject to market conditions as defined under FASB ASC Topic 718 and were not subject to performance conditions as defined under FASB ASC Topic 718, they had no maximum grant date fair values that differed from the grant date fair values presented in the table.

3	Annual incentive amounts for performance in 2017 were paid 100% in cash on March 9, 2018.

4	Change in Pension Value and Nonqualified Deferred Compensation Earnings
The amount indicated for Mr. Barns represents the actuarial change in pension value during 2017, relating to the Nielsen qualified plan and non-qualified excess plan. See “– Pension Benefits for 2017.”

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5	All Other Compensation (2017 values)
Mr. Barns: financial planning expenses: $13,250; executive wellness expenses: $660; retirement plan contributions: $8,100; and Health Savings Account Plan contributions: $1,200.
Mr. Jackson: retirement plan contributions: $8,100.
Mr. Hasker: financial planning expenses: $15,000 and retirement plan contributions: $8,100.
Mr. Dale: financial planning expenses: $15,000 and retirement plan contributions: $8,100.
Ms. Phillips: financial planning expenses: $12,822; relocation expenses: $264,169; and retirement plan contributions: $8,100.

Grants of Plan-Based Awards in 2017

The following table presents information regarding grants to our NEOs during the fiscal year ended December 31, 2017.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold[3] (#) (c)	Target[4] (#) (d)	Maximum[5] (#) (e)	All Other Stock Awards: Number of Shares of Stocks or Units (#) (i)	All Other Options Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards[6] ($) (l)

Mitch Barns		1,400,000	2,000,000	4,000,000	—	—	—	—	—	—	—

	2/16/2017	—	—	—	41,807	83,613	167,226	—	—	—	3,717,434

	11/13/2017	—	—	—	—	—	—	103,677	—	$36.17	3,749,997

Jamere Jackson		560,000	800,000	1,600,000	—	—	—	—	—	—	—

	2/16/2017	—	—	—	14,215	28,429	56,858	—	—	—	1,263,953

	11/13/2017	—	—	—	—	—	—	35,250	—	$36.17	1,274,993

Steve Hasker[2]		770,000	1,100,000	2,200,000	—	—	—	—	—	—	—

	2/16/2017	—	—	—	16,723	33,445	66,890	—	—	—	1,486,965

	11/13/2017	—	—	—	—	—	—	41,471	—	$36.17	1,500,006

Eric J. Dale		525,000	750,000	1,500,000	—	—	—	—	—	—	—

	2/16/2017	—	—	—	6,689	13,378	26,756	—	—	—	594,786

	11/13/2017	—	—	—	—	—	—	16,588	—	$36.17	599,988

Nancy Phillips		350,000	500,000	1,000,000	—	—	—	—	—	—	—

	2/16/2017	—	—	—	7,247	14,493	28,986	—	—	—	644,359

	11/13/2017	—	—	—	—	—	—	17,971	—	$36.17	650,011

1	Reflects the cash incentive opportunities under the AIP for 2017, assuming a 70% (threshold), 100% (target) and 200% (maximum) achievement level, as described under “— Compensation Discussion and Analysis — How Pay Decisions Are Made — Annual Incentive Plan.” Cash incentive amounts actually earned by the NEOs in 2017 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

2	This equity was forfeited in connection with Mr. Hasker’s departure from the Company.

3	Represents 50% of the number of PRSUs awarded under the LTPP.

4	Represents the number of PRSUs awarded under the LTPP.

5	Represents 200% of the number of PRSUs awarded under the LTPP.

6	Represents the grant date fair values computed in accordance with FASB ASC Topic 718 of the RSUs and PRSUs. See footnote 2 to the Summary Compensation Table for additional information.

2018 PROXY STATEMENT 59

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table presents information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2017.

		Option Awards[5]				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable[1]	Number of Securities Underlying Unexercised Options Unexercisable[1]	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[2]	Market Value of Shares or Units of Stock That Have Not Vested[4]	Equity Incentive Plan awards: Number of unearned shares, units or other rights that have not vested[3]	Equity Incentive Plan awards: market or payout value of unearned shares, units or other rights that have not vested[4]
		(#)	(#)	($)		(#)	($)	(#)	($)

Mitch Barns	7/26/2012	80,000	—	27.98	7/26/2019	—	—	—	—

	9/25/2013	47,000	—	36.56	9/25/2020	—	—	—	—

	10/29/2014	105,750	35,250	41.92	10/29/2021	6,493	236,345	—	—

	10/29/2015	88,757	88,758	47.95	10/29/2022	16,674	606,934	—	—

	2/18/2016	—	—	—	—	5,703	207,589	—	—

	2/18/2016	—	—	—	—	—	—	73,146	2,662,514

	10/20/2016	47,892	143,679	54.05	10/20/2023	21,683	789,261	—	—

	2/16/2017	—	—	—	—	—	—	83,613	3,043,513

	11/13/2017	—	—	—	—	104,609	3,807,768	—	—

Jamere Jackson	3/10/2014	—	—	—	—	22,477	818,163	—	—

	10/29/2014	48,750	16,250	41.92	10/29/2021	3,001	109,236	—	—

	10/28/2015	29,249	29,249	48.35	10/28/2022	5,236	190,590	—	—

	2/18/2016	—	—	—	—	2,422	88,161	—	—

	2/18/2016	—	—	—	—	—	—	26,646	969,914

	10/20/2016	17,560	52,683	54.05	10/20/2023	7,951	289,416	—	—

	2/16/2017	—	—	—	—	—	—	28,429	1,034,816

	11/13/2017	—	—	—	—	35,567	1,294,639	—	—

Steve Hasker[6]	10/29/2014	48,750	16,250	41.92	10/29/2021	3,001	109,236	—	—

	10/28/2015	30,018	30,019	48.35	10/28/2022	5,375	195,650	—	—

	2/18/2016	—	—	—	—	2,768	100,755	—	—

	2/18/2016	—	—	—	—	—	—	31,348	1,141,067

	10/20/2016	20,753	62,261	54.05	10/20/2023	9,397	342,051	—	—

	2/16/2017	—	—	—	—	—	—	33,445	1,217,398

	11/13/2017	—	—	—	—	41,844	1,523,122	—	—

Eric J. Dale	10/28/2015	18,473	18,473	48.35	10/28/2022	3,309	120,448	—	—

	2/18/2016	—	—	—	—	1,454	52,926	—	—

	2/18/2016	—	—	—	—	—	—	12,540	456,456

	10/20/2016	9,578	28,736	54.05	10/20/2023	4,338	157,903	—	—

	2/16/2017	—	—	—	—	—	—	13,378	486,959

	11/13/2017	—	—	—	—	16,737	609,227	—	—

Nancy Phillips	2/16/2017	—	—	—	—	—	—	14,493	527,545

	11/13/2017	—	—	—	—	18,133	660,041	—	—

1	The option awards vest ratably on each of the four anniversaries of the grant date.

2018 PROXY STATEMENT 60

EXECUTIVE COMPENSATION

2	The RSU awards are subject to vesting schedules as follows:

•

the March 10, 2014 (Mr. Jackson), October 29, 2014 (Messrs. Barns, Hasker and Jackson), October 28, 2015 (Messrs. Hasker, Jackson and Dale), October 29, 2015 (Mr. Barns) and October 20, 2016 (Messrs. Barns, Hasker, Jackson and Dale) awards time-vest ratably on each of the four anniversaries of the grant date. The November 13, 2017 awards (all NEOs) time-vest ratably on each of the four anniversaries of October 18, 2017.

•	the February 18, 2016 awards to Messrs. Barns, Jackson, Hasker and Dale vest ratably on each of the two anniversaries of the grant date.

3	The PRSUs are subject to vesting schedules as follows:

•

The February 18, 2016 awards are scheduled to vest on December 31, 2018 based on the achievement of free cash flow and relative total shareholder return over a three-year performance period (January 1, 2016 – December 31, 2018).

•

The February 16, 2017 awards are scheduled to vest on December 31, 2019 based on the achievement of free cash flow and relative total shareholder return over a three-year performance period (January 1, 2017 – December 31, 2019).

Provided that the NEO remains employed through the end of the applicable performance period, the PRSUs become vested, earned and non-forfeitable in respect of a number of shares of our common stock based on the Compensation Committee’s determination following the end of the applicable performance period of the level of achievement.

In the table above, the number and market value of PRSUs that vest based on relative total shareholder return reflect maximum performance as actual performance during the performance period that has elapsed through December 31, 2017 was between target and maximum, and the number and market value of shares that vest based on free cash flow reflect target performance as actual performance during the performance period that has elapsed through December 31, 2017 was between threshold and target. The actual numbers of shares that will be distributed in respect of the PRSUs are not yet determinable.

4	Market value is based on the closing price of $36.40 per share on December 29, 2017.

5	For information on vesting upon specified termination events or a change in control, see “– Potential Payments Upon Termination or Change in Control.”

6	In connection with his departure, Mr. Hasker’s unvested stock options, RSUs and PRSUs were forfeited.

2018 PROXY STATEMENT 61

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested in 2017

The following table presents information regarding the value realized by each of our NEOs upon the exercise of option awards or the vesting of stock awards during the fiscal year ended December 31, 2017.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise[1]	Number of Shares Acquired on Vesting[2]	Value Realized on Vesting[3]
Name	(#)	($)	(#)	($)

Mitch Barns	62,500	1,403,885	115,752	4,482,974

Jamere Jackson	—	—	58,384	2,397,628

Steve Hasker	145,718	1,040,209	56,807	2,241,696

Eric J. Dale	—	—	11,876	426,974

Nancy Phillips	—	—	—	—

1	Reflects the difference between fair market value on the exercise date and the exercise price, multiplied by the number of options exercised.

2	Includes shares of Nielsen stock received from the vesting of previously granted RSUs and shares received from the vesting of PRSUs granted in 2015. These PRSUs vested on December 31, 2017 at the end of a three-year performance period, and the number of shares that vested were: 38,956 for Mr. Barns; 12,338 for Mr. Jackson; 12,013 for Mr. Hasker; and 7,401 for Mr. Dale.

3	Reflects the fair market value on the vesting date multiplied by the number of shares vested.

Pension Benefits for 2017

The following table presents information regarding the pension arrangements with each of our NEOs during the fiscal year ended December 31, 2017.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
		(#)	($)	($)

Mitch Barns	Qualified Plan	4.42	47,989	—

	Excess Plan	4.42	35,696	—

Jamere Jackson	—	—	—	—

Steve Hasker	—	—	—	—

Eric J. Dale	—	—	—	—

Nancy Phillips	—	—	—	—

Assumptions for Present Value of Accumulated Benefit

Present values at December 31, 2017 were the present value of accumulated benefits as used under ASC960 and were calculated using an interest rate of 3.73% for the Qualified Plan (as defined below) benefits and 3.65% for the Excess Plan (as defined below) benefits, an interest credit rate of 3.05% and the white collar retiree RP 2014 table backed off to 2007 mortality tables projected with mortality improvements based on the SOA scale MP2017. These assumptions are consistent with those used for the financial statements of the Company’s retirement plans.

United States Pension Plans

Effective August 31, 2006, the Company froze its United States qualified and non-qualified defined benefit retirement plans. No participants may be added and no further basic credits (described below) may accrue after this date. The retirement plans, as in existence immediately prior to the freeze, are described below.

We maintain a tax-qualified retirement plan (the “Qualified Plan”), a cash-balance pension plan that covers eligible United States employees who have completed at least one year of service. Prior to the freeze, we added monthly basic and investment credits to each participant’s account. The basic credit equaled 3% of a participant’s eligible monthly compensation. At the point of freeze, all basic credits were stopped, but participants continue to receive investment credits.

2018 PROXY STATEMENT 62

EXECUTIVE COMPENSATION

Participants became fully vested in their accrued benefits after the earlier of five years of service or when the participant reached normal retirement age (which is the later of age 65 or the fifth anniversary of the date the participant first became eligible to participate in the plan). Unmarried participants receive retirement benefits as a single-life annuity, and married participants receive retirement benefits as a qualified joint-and-survivor annuity. Participants can elect an alternate form of payment such as a straight-life annuity, a joint-and-survivor annuity, years certain-and-life income annuity or a level income annuity option. Lump sum payment of accrued benefits is only available if the benefits do not exceed $5,000. Payment of benefits begins at the later of the participant’s termination of employment or reaching age 40. The definition of compensation includes W-2 earnings plus deferrals minus unusual payments (e.g., stock awards, relocation and tuition reimbursement).

We also maintain a non-qualified retirement plan (the “Excess Plan”) for certain of our management and highly compensated employees. Prior to the freeze, the Excess Plan provided supplemental benefits to individuals whose benefits under the Qualified Plan are limited by the provisions of Section 415 and/or Section 401(a)(17) of the Code. The benefit payable to a participant under the Excess Plan is equal to the difference between the benefit actually paid under the Qualified Plan and the amount that would have been payable had the applicable Code limitations not applied. Although the Excess Plan is considered an unfunded plan and there is no current trust agreement for the Excess Plan, assets have been set aside in a “rabbi trust” fund. It is intended that benefits due under the Excess Plan will be paid from this rabbi trust or from the general assets of the Nielsen entity that employs the participants.

Mr. Barns is the only NEO who participates in the Qualified Plan and the Excess Plan.

Reduced early retirement benefits are available once the participant has reached age 40 and completed five years of service. Mr. Barns is eligible for early retirement. The early retirement benefits payable under both plans are actuarially reduced to be equivalent to the benefit payable at normal retirement age.

Nonqualified Deferred Compensation for 2017

The Company offers a voluntary nonqualified deferred compensation plan in the United States, which allows selected executives the opportunity to defer a significant portion of their base salary and incentive payments to a future date. Earnings on deferred amounts are determined with reference to designated mutual funds. Mr. Dale is the only NEO who participates in this plan. Eligible employees may contribute up to 75% of their base salary and up to 90% of their annual incentive award.

The following table presents information regarding non-qualified deferred compensation arrangements with each of our NEOs during the fiscal year ended December 31, 2017.

	Executive Contributions in Last FY1	Registrant Contributions in Last FY	Aggregate Earnings in Last FY2	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE[3]
	($)	($)	($)	($)	($)
Name (a)	(b)	(c)	(d)	(e)	(f)

Mitch Barns	—	—	—	—	—

Jamere Jackson	—	—	—	—	—

Steve Hasker	—	—	—	—	—

Eric J. Dale	50,018	—	2,896	—	66,069

Nancy Phillips	—	—	—	—	—

1	Mr. Dale’s 2017 contribution of $50,018 is included in the “Non-Equity Incentive Plan Compensation” column for 2017 in the Summary Compensation Table.

2	Amounts in this column are not reported as compensation for fiscal year 2017 in the “Summary Compensation Table,” since they do not reflect above-market or preferential earnings. Deferrals may be allocated among investment options that generally mirror the investment options available under our qualified 401(k) plan. Of the available investment options, the rate of return during 2017 was a range from 3.57% to 31.17%.

3	Of the amount reported in this column, $50,018 was previously reported in the Summary Compensation Table.

2018 PROXY STATEMENT 63

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

The information in this section describes the potential payments and benefits that our NEOs would have received under the Nielsen Holdings plc Severance Policy for Section 16 Officers and United States-Based Senior Executives (the “Severance Policy”), the 2010 Plan and the applicable award agreements thereunder, assuming the specified triggering events occurred on the last business day of fiscal 2017 (December 29, 2017). The information regarding our CEO assumes that the Directors’ Compensation Policy subject to shareholder approval under Proposal No. 7 in this proxy statement was in effect as of such date.

The information below does not include: (1) payments and benefits to the extent they are provided generally to all salaried employees and do not discriminate in scope, terms or operation in favor of the NEOs; (2) distributions under our pension plans; and (3) distributions under our non-qualified deferred compensation plan.

Summary of Potential Payments Upon Termination or Change in Control

Compensation Element	Change in Control	Termination due to Death or Disability	Termination by the Company without Cause or by the NEO for Good Reason	Retirement[3]

Salary outside of change in control protection period[1,2]	The NEO is only entitled to base salary continuation during the severance period[4] if the NEO is terminated without cause or resigns for good reason.	N/A

CEO – Pay continuation during the severance period consisting of two times the sum of base salary and the average of the annual incentive payment paid for the prior 3 years

Other NEOs – Pay continuation during the severance period consisting of one times the sum of base salary and the average of the annual incentive payment paid for the prior 3 years

N/A

Salary during the change in control protection period[1,2]	The NEO is only entitled to base salary continuation during the severance period if the NEO is terminated without cause or resigns for good reason.	N/A

CEO – Pay continuation during the severance period consisting of two times the sum of base salary and the average of the annual incentive payment paid for the prior 3 years

Other NEOs – Pay continuation during the severance period consisting of two times the sum of base salary and the average of the annual incentive payment paid for the prior 3 years

N/A

Annual Incentive Award

The NEO is only entitled to a pro-rata portion of his or her annual incentive award payable in a lump sum for the year of termination (based on actual performance) if the NEO is terminated without cause or resigns for good reason.

		N/A	A pro-rata portion of the annual incentive award payable in a lump sum for the year in which the termination takes place (based on actual performance).	N/A

Health & Welfare Benefits

The NEO is only entitled to his or her health and welfare benefits for the NEO and his or her covered family members for the duration of the severance period if the NEO is terminated without cause or resigns for good reason.

		N/A	Continued health and welfare benefits for the NEO and his or her covered family members for the duration of the severance period.	N/A

Stock Options

All unvested options will vest upon a change in control if the acquiring entity does not agree to assume such options.

If the options are assumed, they will continue to vest in accordance with their terms.

If, during the two-year period following a change in control, the NEO is terminated under circumstances that would give rise to his or her right to severance under any severance policy or agreement, the assumed options will fully vest.

A pro-rata portion of the options that were granted before 2015 and that are scheduled to vest on the next vesting date following the NEO’s termination will vest upon the date of termination, with such pro-rata portion determined based on the number of days the NEO was employed from the immediately preceding vesting date through the date of termination, relative to 365 days.

			A pro-rata portion of the options that are scheduled to vest on the next vesting date following the NEO’s termination will vest upon the date of termination, with such pro-rata portion determined based on the number of days the NEO was employed from the immediately preceding vesting date through the date of termination, relative to 365 days.	Unvested options are forfeited

2018 PROXY STATEMENT 64

EXECUTIVE COMPENSATION

Compensation Element	Change in Control	Termination due to Death or Disability	Termination by the Company without Cause or by the NEO for Good Reason	Retirement

All unvested options that were granted in 2015 or after vest on the date of termination.

RSUs

All unvested RSUs will vest upon a change in control if the acquiring entity does not agree to assume such RSUs.

If the RSUs are assumed, they will continue to vest in accordance with their terms.

If, during the two-year period following a change in control, the NEO is terminated under circumstances that would give rise to his or her right to severance under any severance policy or agreement, the assumed RSUs will fully vest.

		All unvested RSUs vest on the date of termination.	A pro-rata portion of the RSUs that are scheduled to vest on the next vesting date following the NEO’s termination will vest upon the date of termination, with such pro-rata portion determined based on the number of days the NEO was employed from the immediately preceding vesting date through the date of termination, relative to 365 days.	Unvested RSUs are forfeited

PRSUs

All unvested PRSUs will vest upon a change in control (based on the target number of PRSUs subject to each outstanding award) if the acquiring entity does not agree to assume such PRSUs.

If the PRSUs are assumed, then they will become vested at the target level of performance (without regard to the achievement of the applicable performance criteria) on the last day of the applicable three-year performance period, if the NEO remains employed by the Company or its successor on such date, or, if earlier, upon the NEO’s termination of employment for any reason other than by the Company or its successor for Cause or by the NEO without Good Reason (and other than due to Retirement).

All unvested PRSUs vest on the date of termination (based on the target number of PRSUs subject to each outstanding award).

The NEO remains eligible to earn a number of PRSUs equal to the product of (i) the total number of PRSUs that would have become vested based on the level of attainment of the applicable performance goals if the NEO had remained employed through the end of the three-year performance period, and (ii) a fraction, the numerator of which is the number of days in the performance period that have elapsed through the date of termination, and the denominator of which is 1095.

As described under the column headed “Change in Control,” if the termination occurs following a change in control, then all PRSUs subject to the award will vest at the target level upon such termination.

The NEO remains eligible to earn a number of PRSUs equal to the product of (i) the total number of PRSUs that would have become vested based on the level of attainment of the applicable performance goals if the NEO had remained employed through the end of the three-year performance period, and (ii) a fraction, the numerator of which is the number of days in the performance period that have elapsed through the date of termination, and the denominator of which is 1095.

As described under the column headed “Change in Control,” if the termination occurs following a change in control, then all PRSUs subject to the award will vest at the target level upon such termination.

1	Change in control is defined in the Severance Policy and includes the acquisition of shares of the Company representing more than 40% of the Company’s capital stock; merger, consolidation or reorganization where pre-transaction shareholders do not continue to hold at least 50% of the Company’s voting power; change in majority of the Board within a 12-month period; and liquidation, dissolution or a material asset sale.

2	The change in control protection period is defined as the 24 month period following a change in control event.

3	“Retirement” means (i) any statutorily mandated retirement date required under applicable law or (ii) such other retirement date as may be approved by the Company. On a case by case basis, the Compensation Committee may approve the continuation of vesting of unvested equity awards upon an NEO’s retirement.

4	“Severance period” means (x) for the CEO, the 24-month period immediately following the termination date and (y) for the other NEOs, if the termination date falls outside of the change in control protection period, the 12-month period immediately following the date of termination and, if the termination date falls within the change in control protection period, the 24-month period immediately following the termination date.

2018 PROXY STATEMENT 65

EXECUTIVE COMPENSATION

The severance payments and benefits consisting of salary continuation, pro-rata annual incentive award and health and welfare benefits continuation are provided pursuant to the terms of the U.S. Severance Policy for Section 16 Officers and Senior Executives, which applies to the CEO, CFO and other NEOs. Such payments and benefits are subject to their compliance with certain restrictive covenants (as described under “–Restrictive Covenants”) and their execution (without revocation) of a general waiver and release of claims.

If, on December 29, 2017, an NEO’s employment had been terminated without cause by the Company, or the NEO had resigned for good reason, each would have received total payments and benefits as shown in the following table:

Severance Payments and Benefits

	Multiple of Base Salary and Average of Prior Three-Year Bonus paid[2]	Base Salary x Multiple $	Average of Prior Three-Year Bonus paid x Multiple $	Annual Incentive Award $	Health & Welfare Benefits $	Total $

Mitch Barns	2x	2,000,000	3,640,000	1,700,000	7,300	7,347,300

Jamere Jackson	1x	750,000	745,000	680,000	7,300	2,182,300

Steve Hasker[1]	—	—	—	—	—	—

Eric J. Dale	1x	750,000	675,000	675,000	7,300	2,107,300

Nancy Phillips	1x	480,769	450,000	450,000	7,300	1,388,069

1	Mr. Hasker was not entitled to severance payments and benefits in connection with his departure from the Company.

2	In the event of a termination by the Company without cause or by the NEO for good reason during the change in control protection period, the multiple of base salary and average of prior three-year bonus paid is 2x for all NEOs.

2018 PROXY STATEMENT 66

EXECUTIVE COMPENSATION

In addition, under the applicable form of award agreement under the 2010 Plan if, on December 29, 2017, the NEO’s employment had been terminated for one of the reasons set forth in the table below, the NEO would have been entitled to receive accelerated vesting and/or post-termination continued vesting with respect to the long-term incentive awards granted to such NEO prior to such date as described in the table below and the corresponding footnotes:

NEO	Termination Due to Death or Disability $		Termination by the Company without Cause or the NEO for Good Reason $		Retirement $

Mitch Barns

Stock Options	—	(1)	—	(1)	—

RSUs	5,452,345	(2)	536,043	(2)	—

PRSUs	8,103,332	(3,4)	—	(4)	—(4)

Total	13,555,677		536,043		—

Jamere Jackson

Stock Options	—	(1)	—	(1)	—

RSUs	2,545,157	(2)	863,716	(2)	—

PRSUs	2,764,034	(3,4)	—	(4)	—(4)

Total	5,309,191		863,716		—

Steve Hasker[5]

Stock Options	—		—		—

RSUs	—		—		—

PRSUs	—		—		—

Total	—		—		—

Eric J. Dale

Stock Options	—	(1)	—	(1)	—

RSUs	940,503	(2)	103,132	(2)	—

PRSUs	1,398,888	(3)	—	(4)	—(4)

Total	2,339,392		103,132		—

Nancy Phillips

Stock Options	—	(1)	—	(1)	—

RSUs	660,041	(2)	32,548	(2)	—

PRSUs	527,545	(3)	—	(4)	—(4)

Total	1,187,586		32,548		—

1	The amount shown is calculated by multiplying (a) the total number of unvested options held by the NEO on December 29, 2017 that would have been accelerated on that date, as described in the “Summary of Potential Payments Upon Termination or Change in Control” table by (b) the difference between (i) $36.40, which was the closing price of a common share of the Company on December 29, 2017 and (ii) the applicable exercise price of the unvested options. Options that had an exercise price above the December 29, 2017 closing price are not reflected in the table.

2	The amount shown is calculated by multiplying (a) the total number of unvested RSUs held by the NEO on December 29, 2017 that would have been accelerated on that date, as described in the “Summary of Potential Payments Upon Termination or Change in Control” table by (b) $36.40, which was the closing price of a common share of the Company on December 29, 2017.

3	The amount shown is calculated by multiplying (a) the total target number of unvested PRSUs that were granted in 2015 or after, held by the NEO on December 31, 2017 that would have been accelerated on that date, as described in the “Summary of Potential Payments Upon Termination or Change in Control” table by (b) $36.40, which was the closing price of a common share of the Company on December 29, 2017.

4	No amount has been included for the pro-rata portion of the PRSUs that continue to be eligible to vest because, as of the date hereof, it is not known if, or at what level, the applicable performance metrics will be achieved. If such termination had occurred following a change in control the PRSUs would have vested at target. For these amounts, see table below “Accelerated Vesting of Equity Awards if Not Assumed in Change in Control”.

5	Mr. Hasker was not entitled to severance benefits in connection with his departure from the Company.

2018 PROXY STATEMENT 67

EXECUTIVE COMPENSATION

In addition, on a change in control, if the acquiring entity does not assume the awards or provide for the issuance of substitute awards on an equitable basis, any unvested options or RSUs granted in 2014, 2015, 2016 and 2017 under the 2010 Plan, would become vested and exercisable in full, and any unearned, unvested PRSUs under the LTPP would become vested at 100% of the target award. As of December 31, 2017, the value of any accelerated vesting of options and RSUs would be as set forth in the following table.

Accelerated Vesting of Equity Awards if Not Assumed in Change in Control1

Name	Grant Date	Unvested Options	Exercise Price	Unvested RSUs	Unvested PRSUs	Fair Market Value as of 12/29/2017	Value of Accelerated Unvested Options & RSUs & PRSUs

Mitch Barns	10/29/2014	35,250	41.92			$36.40	$ 0

	10/29/2014			6,493		$36.40	$ 236,345

	2/19/2015	—	—		65,860	$36.40	$ 2,397,304

	10/29/2015	88,758	47.95			$36.40	$ 0

	10/29/2015			16,674		$36.40	$ 606,934

	2/18/2016	—	—	5,703		$36.40	$ 207,589

	2/18/2016	—	—	—	73,146	$36.40	$ 2,662,514

	10/20/2016	143,679	54.05			$36.40	$ 0

	10/20/2016			21,683		$36.40	$ 789,261

	2/16/2017	—	—		83,613	$36.40	$ 3,043,513

	11/13/2017			104,609		$36.40	$ 3,807,768

							$13,751,228

Jamere Jackson	3/10/2014	—	—	22,477		$36.40	$ 818,163

	10/29/2014	16,250	41.92			$36.40	$ 0

	10/29/2014			3,001		$36.40	$ 109,236

	2/19/2015	—	—		20,860	$36.40	$ 759,304

	10/28/2015	29,249	48.35			$36.40	$ 0

	10/28/2015			5,236		$36.40	$ 190,590

	2/18/2016	—	—	2,422		$36.40	$ 88,161

	2/18/2016	—	—		26,646	$36.40	$ 969,914

	10/20/2016	52,683	54.05			$36.40	$ 0

	10/20/2016			7,951		$36.40	$ 289,416

	2/16/2017	—	—		28,429	$36.40	$ 1,034,816

	11/13/2017			35,567		$36.40	$ 1,294,639

							$ 5,554,240

Steve Hasker[2]	10/29/2014	—	—			—	—

	10/29/2014			—		—	—

	2/19/2015	—	—		—	—	—

	10/28/2015	—	—			—	—

	10/28/2015			—		—	—

	2/18/2016	—	—	—		—	—

	2/18/2016	—	—		—	—	—

	10/20/2016	—	—			—	—

	10/20/2016			—		—	—

	2/16/2017	—	—		—	—	—

	11/13/2017			—		—	—

2018 PROXY STATEMENT 68

EXECUTIVE COMPENSATION

Name	Grant Date	Unvested Options	Exercise Price	Unvested RSUs	Unvested PRSUs	Fair Market Value as of 12/29/2017	Value of Accelerated Unvested Options & RSUs & PRSUs

Eric J. Dale	8/3/2015	—	—	—	12,513	$36.40	$ 455,473

	10/28/2015	18,473	48.35			$36.40	$ 0

	10/28/2015			3,309		$36.40	$ 120,448

	2/18/2016	—	—	1,454		$36.40	$ 52,926

	2/18/2016	—	—		12,540	$36.40	$ 456,456

	10/20/2016	28,736	54.05			$36.40	$ 0

	10/20/2016			4,338		$36.40	$ 157,903

	2/16/2017	—	—		13,378	$36.40	$ 486,959

	11/13/2017			16,737		$36.40	$ 609,227

							$ 2,339,392

Nancy Phillips	2/16/2017	—	—		14,493	$36.40	$ 527,545

	11/13/2017			18,133		$36.40	$ 660,041

							$ 1,187,586

1	If the awards were assumed and the NEO was terminated under circumstances entitling him or her to severance immediately following the change in control, the executive’s equity awards would receive the same accelerated vesting treatment as shown in the table above.

2	Mr. Hasker was not entitled to severance benefits in connection with his departure from the Company.

Restrictive Covenants

Pursuant to the terms of restrictive covenant agreements executed in conjunction with their offer letters, the NEOs have agreed not to disclose any Company confidential information at any time during or after their employment with Nielsen. In addition, they have agreed that, for the duration of their severance period following a termination of their employment with Nielsen, they will not solicit Nielsen’s employees or customers or materially interfere with any of Nielsen’s business relationships. They have also agreed not to act as an employee, investor or in another significant function in any business that directly or indirectly competes with any business of the Company.

CEO Pay Compared to Median Employee

2017 Compensation

CEO, Mitch Barns	$10,202,194

Median Employee	$ 21,468

Compensation Ratio	475:1

Methodology

To identify the median of the annual compensation of all of our employees and to determine the annual total compensation of the median employee, we used the following methodology.

We determined that, as of October 1, 2017, our employee population consisted of 47,614 individuals working across the globe. Our employee population, after excluding our non-U.S. employees (2,371) and an estimated number of employees from our recent acquistions (2,100), as permitted by the SEC’s rules, as described below, consisted of 43,143 individuals.

2018 PROXY STATEMENT 69

EXECUTIVE COMPENSATION

Under the SEC’s rules, we are permitted to exclude from our employee population used to determine the median employee up to 5% of our non-US associates provided that all associates from that jurisdiction are excluded. We excluded the following jurisdictions and corresponding number of associates.

Country	Employee Count

Algeria	126

Belarus	68

Kazakhstan	220

Montenegro	16

Nepal	42

Nicaragua	39

Sri Lanka	187

Tanzania	33

Tunisia	25

Uganda	34

Venezuela	158

Vietnam	1,423

We excluded from our employee population those who became employees as a result of our acquisitions of Gracenote, Rhiza, vBrand and Visual IQ and estimate that we excluded approximately 2,100 individuals.

After applying the permitted adjustments to our employee population, we applied a compensation measure of base salary for the annual period from October 1, 2016 through September 30, 2017 and determined that our median employee is located in Latin America.

In order to calculate the ratio, we used the CEO’s 2017 total compensation reported in the Summary Compensation Table and determined the median employee’s 2017 total compensation assuming that employee’s compensation would have been reportable in the Summary Compensation Table. Such median employee’s total compensation for 2017 included base salary, annual incentive payments, the fair value of equity grants made in 2017, allowances received and Company contributions towards retirement plans.

Approximately 9% of our global employees are part-time and/or temporary/seasonal workers.

Nielsen employs approximately 22,000 employees in data operations including those who are engaged in field acquisition of data in areas where data cannot be electronically obtained and in panel administration (field and call centers). These field auditors visit smaller retail stores to measure and record inventory movement and perform price checks. Approximately 80% of these data operations employees work outside of the U.S., throughout the world.

No exemptions from our calculation were taken based on data privacy or cost of living.

If we were to calculate the CEO pay compared to the median employee of our global workforce excluding the field workers the ratio would be 208:1. The ratio of our CEO’s compensation to the median employee located in the United States is 122:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2018 PROXY STATEMENT 70

In accordance with the requirements of the UK Companies Act 2006, the UK Annual Report and Accounts contains:

1.	a statement by the Chairperson of the Compensation Committee of the Board of Directors (the “Chairperson’s Statement”);

2.	a directors’ compensation policy (the “Directors’ Compensation Policy”); and

3.	the annual report on directors’ compensation (the “Annual Report on Directors’ Compensation”), setting out directors’ compensation for the year ended December 31, 2017.

The Chairperson’s Statement and the Annual Report on Directors’ Compensation (collectively the “Directors’ Compensation Report”) is reproduced in Annex A to this proxy statement. An annual non-binding advisory shareholder vote is required on the Directors’ Compensation Report. While the results of this vote are non-binding and advisory in nature (which means the Directors’ entitlements to compensation are not conditional upon the resolution being passed), the Board intends to carefully consider the results of this vote. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this proposal.

The Directors’ Compensation Policy (referred to in Item 2 above), is subject to a separate binding shareholder vote as set forth in Proposal 7 of this proxy statement.

The Board of Directors recommends that the shareholders vote “FOR” the approval of the Directors’ Compensation Report (items 1 and 3 above).

2018 PROXY STATEMENT 71

In accordance with the requirements of the UK Companies Act 2006, companies incorporated in the UK whose shares are publicly listed (whether in or outside of the UK) must submit their Directors’ Compensation Policy to a binding shareholders’ vote at least once every three years. The Company’s Directors’ Compensation Policy was previously approved by shareholders at the Company’s 2016 annual meeting of shareholders, but as the Company is proposing to make changes to the Directors’ Compensation Policy, it is being put to a shareholder vote at the Annual Meeting. The Company’s Directors’ Compensation Policy (including details of the proposed changes) is set out in the UK Annual Report and Accounts and is reproduced in Annex B to this proxy statement.

The Directors’ Compensation Policy sets out the Company’s forward-looking policy on directors’ compensation and all directors’ compensation must be paid in accordance with the Directors’ Compensation Policy. If the Directors’ Compensation Policy is approved, it will be valid without requiring additional shareholder approval until December 31, 2021. It is intended that, unless required earlier, the Company’s shareholders will next be asked to approve the Directors’ Compensation Policy at the 2021 annual general meeting of shareholders.

If the Directors’ Compensation Policy is not approved by the affirmative vote of a majority of shareholders at this Annual Meeting, the Company will, if and to the extent permitted by the UK Companies Act 2006, continue to make payments to directors in accordance with existing obligations and will seek shareholder approval for a revised policy as soon as practicable after this Annual Meeting.

The Board of Directors recommends that the shareholders vote “FOR” the approval of the Directors’ Compensation Policy.

2018 PROXY STATEMENT 72

This section is provided in accordance with applicable SEC rules. The Compensation Committee reviews director compensation. The Compensation Committee’s objectives are to compensate our directors in a manner that attracts and retains highly qualified directors and aligns their interests with those of our long-term shareholders.

In 2017, the Compensation Committee engaged its independent compensation advisory firm, Meridian, to assist the Compensation Committee in its review of the competitiveness and structure of the Company’s compensation to independent directors. This review included a benchmark of our director compensation against 20 companies, including the companies that our Compensation Committee examines as a source of benchmarking data when examining the competitiveness of our executive compensation practices. After completing its review, the Compensation Committee recommended no change in director compensation for 2018.

DIRECTOR COMPENSATION FOR THE 2017 FISCAL YEAR

The following table provides information on the 2017 compensation of non-management directors who served for all or a part of 2017. We also reimburse directors for reasonable out-of-pocket expenses attendant to their Board service.

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Total ($)

James A. Attwood Jr.	—	390,000	390,000

David L. Calhoun[3]	—	31,556	31,556

Guerrino De Luca	16,044	84,603	100,647

Karen M. Hoguet	105,000	160,000	265,000

James M. Kilts[4]	52,088	160,000	212,088

Harish Manwani	84,000	160,000	244,000

Kathryn Marinello[3]	—	39,444	39,444

Robert C. Pozen	—	255,000	255,000

Vivek Ranadivé[3]	—	31,556	31,556

David Rawlinson	80,000	160,000	240,000

Javier G. Teruel	—	240,000	240,000

Lauren Zalaznick	—	240,000	240,000

1	In 2017, each of our independent directors were entitled to receive an annual cash retainer of $80,000. In addition to this annual cash retainer, the Board Chairperson was also entitled to receive annual compensation in the amount of $150,000, with either (a) half payable in quarterly cash installments and the other half payable in quarterly installments in the form of Deferred Stock Units (“DSUs”) or (b) the entire amount payable in DSUs. Chairpersons of the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee were also entitled to receive an additional annual cash retainer of $25,000, $20,000 and $15,000, respectively. All cash fees are payable quarterly.

Under the Directors Deferred Compensation Plan (the “DCP”), a director is eligible to defer any or all of the amount of his or her cash retainer in the form of DSUs. The number of DSUs credited to the director’s DSU account in lieu of his or her deferred fees is based on the closing trading price of a Nielsen share on the date the cash fees would otherwise be payable.

In 2017, Messrs. Attwood, Calhoun, Pozen, Ranadivé and Teruel and Mses. Marinello and Zalaznick elected to defer 100% of their cash retainers under the DCP. Messrs. Attwood, Calhoun, Pozen, Ranadivé and Teruel and Mses. Marinello and Zalaznick deferred cash fees in the amount of $230,000, $31,556, $95,000, $31,556, $80,000, $39,444 and $80,000, respectively, and were credited in respect of such fees 5,846, 780, 2,415, 780, 2,033, 975 and 2,033 DSUs, respectively. Pursuant to the SEC’s disclosure rules, these DSUs are reflected in the Stock Awards column.

2018 PROXY STATEMENT 73

DIRECTOR COMPENSATION

2	In 2017, independent directors were entitled to annual equity grants in the form of DSUs with a fair market value of $160,000. The amount in this column reflects the aggregate grant date fair value of the award calculated in accordance with FASB ASC Topic 718. The awards reported in this column include (a) the annual DSU grants made to each independent director in May 2017 for services to be performed from May 2017 through April 2018 and (b) DSUs credited to the director’s deferred compensation account in 2017 for fees the director deferred under the DCP. In accordance with the SEC’s rules, dividend equivalents that accrued on the director’s DSUs are not reported above because dividends were factored into the grant date fair value of these awards. The equity awards in the form of DSUs are granted at fair market value on the grant date and vest over one year in four substantially equal quarterly installments. In the event of a director’s departure, he or she is entitled to receive a prorated portion of the next installment of his or her equity award.

All DSUs, whether received in respect of deferred cash fees or in respect of the director’s annual equity award, represent an unfunded and unsecured right to receive one Nielsen share following the director’s termination of service with Nielsen. DSUs accrue dividend equivalents in the form of additional DSUs when dividends are paid on Nielsen shares and with the same vesting schedule as the DSUs to which these are attributed. Shares to be issued in respect of DSUs will be distributed 60 days following a director’s termination of service from the Board. A director’s right to a deferred amount of compensation may not be forfeited at any time.

3	Messrs. Calhoun and Ranadivé and Ms. Marinello did not stand for re-election at our 2017 annual general meeting of shareholders.

4	Mr. Kilts resigned from the Board, effective August 31, 2017.

Each of Ms. Hoguet and Messrs. Pozen and Teruel had an aggregate of 12,500, 40,335 and 34,172 options to acquire our shares, respectively, outstanding on December 31, 2017. As of December 31, 2017, each of Mses. Hoguet and Zalaznick and Messrs. Attwood, De Luca, Manwani, Pozen, Rawlinson and Teruel had an aggregate of 31,085, 9,597, 40,828, 1,958, 10,408, 228,326, 3,913 and 27,437 DSUs, respectively, which include DSUs received in lieu of cash Board fees, DSUs awarded annually under the equity plan and dividend equivalents accrued in the form of DSUs (as described above). Of these DSU amounts, 1,013, 1,013, 1,013, 589, 1,013, 1,013, 1,232 and 1,013, respectively, were not vested as of December 31, 2017. Neither Messrs. Calhoun, Kilts or Ranadivé or Ms. Marinello held any unvested DSUs as of December 31, 2017.

Share Ownership Guidelines

In June 2011, our Board adopted share ownership guidelines pursuant to which directors who receive fees for their service are required to maintain equity ownership in our Company equivalent to at least five times their annual cash fees. Shares beneficially owned by directors, including vested and unvested DSUs and jointly-owned shares, are included in the calculation. Directors are expected to meet these guidelines within five years from the later of the adoption of the guidelines, their appointment as a director or the commencement of the receipt of director fees.

Effective February 16, 2017, the Compensation Committee approved changes to re-set the share ownership guidelines for all members of the Board on an annual basis to reflect current compensation and stock price levels. Using a share price of $36.40, the price at close of market on December 29, 2017, the guidelines and share ownership for this purpose as of March 1, 2018 are set forth below.

	Guideline Shares	Share Ownership

Mr. Attwood	32,000	40,261

Mr. De Luca[1]	11,000	3,729

Ms. Hoguet	14,000	32,099

Mr. Manwani[2]	14,000	11,421

Mr. Pozen	13,000	228,687

Mr. Rawlinson[3]	11,000	4,927

Mr. Teruel	11,000	27,901

Ms. Zalaznick[4]	11,000	10,061

1.	Mr. De Luca has until 10/19/2022 to be in compliance with our stock ownership guidelines.

2.	Mr. Manwani has until 1/22/2020 to be in compliance with our stock ownership guidelines.

3.	Mr. Rawlinson has until 2/8/2022 to be in compliance with our stock ownership guidelines.

4.	Ms. Zalaznick has until 4/28/2021 to be in compliance with our stock ownership guidelines.

2018 PROXY STATEMENT 74

The following table sets forth information as of December 31, 2017, regarding the Company’s equity compensation plans and shares underlying outstanding equity awards.

Plan category	Number of securities to be issued upon exercise of outstanding options and rights		Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders[1]	8,929,013	[2]	41.58	8,321,289

Equity compensation plans not approved by security holders	0		0	0

Total	8,929,013	[2]	41.58	8,321,289

1	These shares may be issued pursuant to the 2010 Plan, as it may be amended from time to time.

2	Includes 2,121,366 RSUs, 133,929 DSUs and 804,415 PRSUs (assuming achievement at target), and, as applicable, dividend equivalents accrued thereon.

2018 PROXY STATEMENT 75

The following table sets forth certain information regarding beneficial ownership of Nielsen’s shares as of March 1, 2018 (except as indicated in the footnotes) with respect to:

•	each person or group of affiliated persons known by Nielsen to own beneficially more than 5% of our outstanding shares of any class, together with their addresses;

•	each of Nielsen’s directors;

•	each of Nielsen’s NEO’s; and

•	all directors and executive officers as a group.

Percentage computations are based on 356,273,560 of our shares outstanding as of March 1, 2018.

	Nielsen Shares Beneficially Owned

Name of Beneficial Owner	Number	Percentage

Capital Research Global Investors[1]	41,156,419	11.6%

The Vanguard Group, Inc.[2]	35,974,778	10.1%

BlackRock, Inc.[3]	28,657,103	8.0%

James A. Attwood, Jr.[4]	40,828	*

Guerrino De Luca[5]	1,958	*

Karen M. Hoguet[6]	43,585	*

Harish Manwani[7]	10,408	*

Robert C. Pozen[8]	268,661	*

David Rawlinson[9]	3,913	*

Javier G. Teruel[10]	53,871	*

Lauren Zalaznick[11]	9,597	*

Mitch Barns[12]	593,194	*

Jamere Jackson[13]	122,175	*

Steve Hasker[14]	121,055	*

Eric J. Dale[15]	38,101	*

Nancy Phillips	—	*

All Directors and Executive Officers as a group (14 persons)[16]	1,242,640	*

*	less than 1%

1	Based on the Schedule 13G filed by Capital Research Global Investors on February 14, 2018, Capital Research Global Investors has sole voting power and sole investment power with respect to all the shares it holds in Nielsen. The address of Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

2	Based on the Schedule 13G filed by The Vanguard Group, Inc. on February 8, 2018, The Vanguard Group, Inc. has sole voting power with respect to 485,962 of our shares, shared voting power with respect to 64,716 of our shares, sole investment power with respect to 35,439,419 of our shares and shared investment power with respect to 535,359 of our shares, including 368,046 shares which are also beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., as a result of its serving as investment manager of collective trust accounts, and 282,926 shares beneficially owned by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., as a result of its serving as investment manager of Australian investment offerings. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

3	Based on the Schedule 13G filed by BlackRock, Inc. on January 30, 2018, BlackRock, Inc. has sole voting power with respect to 25,734,991 of our shares, sole investment power with respect to all the shares it holds in Nielsen and shared voting power with respect to none of our shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

4	Of the shares shown as beneficially owned, 20,828 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2018 and amounts that vest within 60 days thereafter.

5	Of the shares shown as beneficially owned, 589 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2018 and amounts that vest within 60 days thereafter.

2018 PROXY STATEMENT 76

OWNERSHIP OF SECURITIES

6	Of the shares shown as beneficially owned, 12,500 represent rights to acquire shares through the exercise of options and 27,085 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2018 and amounts that vest within 60 days thereafter.

7	Of the shares shown as beneficially owned, 10,408 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2018 and amounts that vest within 60 days thereafter.

8	Of the shares shown as beneficially owned, 40,335 represent rights to acquire shares through the exercise of options, 29,062 represent rights to receive shares upon the payout of vested deferred stock units and 18,600 shares are owned by a charitable foundation for which Mr. Pozen and his spouse are trustees with investment power. Includes amounts vested as of March 1, 2018 and amounts that vest within 60 days thereafter.

9	Of the shares shown as beneficially owned, 3,913 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2018 and amounts that vest within 60 days thereafter.

10	Of the shares shown as beneficially owned, 21,657 represent rights to acquire shares through the exercise of options and 23,582 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2018 and amounts that vest within 60 days thereafter.

11	Of the shares shown as beneficially owned, 9,597 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2018 and amounts that vest within 60 days thereafter.

12	Of the shares shown as beneficially owned, 369,339 represent rights to acquire shares through the exercise of options. Includes amounts vested as of March 1, 2018 and amounts that vest within 60 days thereafter.

13	Of the shares shown as beneficially owned, 95,559 represent rights to acquire shares through the exercise of options. Includes amounts vested as of March 1, 2018 and amounts that vest within 60 days thereafter.

14	Mr. Hasker departed the Company as of December 31, 2017. Of the shares shown as beneficially owned, 50,771 represent rights to acquire shares upon the exercise of options. These options were cancelled effective March 31, 2018.

15	Of the shares shown as beneficially owned, 28,051 represent rights to acquire shares through the exercise of options. Includes amounts vested as of March 1, 2018 and amounts that vest within 60 days thereafter.

16	Of the shares shown as beneficially owned, 602,287 represent rights to acquire shares through the exercise of options. Includes amounts vested as of March 1, 2018 and amounts that vest within 60 days thereafter. As Mr. Hasker was not an executive officer at the time of the filing of this proxy statement, Nielsen shares he beneficially owned as of March 1, 2018 are not included in this line item.

2018 PROXY STATEMENT 77

Section 16(a) of the Exchange Act requires our executive officers, directors, persons who own more than 10% of a registered class of our equity securities and certain entities associated with the foregoing (the “Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Reporting Persons are required by SEC rules to furnish us with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC.

Based solely on our review of copies of such reports and written representations from the Reporting Persons, we believe that the Reporting Persons complied with all Section 16(a) filing requirements during 2017, except that (1) on behalf of Mr. Charlton we filed a Form 4 late in respect of a sale transaction, (2) on behalf of Mr. Rawlinson we filed a Form 4 late in respect of a grant of deferred stock units, and (3) on behalf of several officers and directors, we filed Forms 4 late in respect of a quarterly dividend accrual, the amount of which was immaterial except as related to Messrs. Barns, Hasker, Jackson, Powell, Pozen, Ranadive, Teruel and Ms. Hoguet.

We have adopted a written Related Person Transaction Policy which requires that all Related Person Transactions (defined as all transactions that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which any Related Person (defined as any person described in paragraph (a) of Item 404 of Regulation S-K) will have a direct or indirect material interest) be approved or ratified by a committee of the Board composed solely of independent directors who are disinterested or by the disinterested members of the Board.

2018 PROXY STATEMENT 78

If any shareholder wishes to propose a matter for consideration at our 2019 annual general meeting of shareholders under the SEC’s shareholder proposal rule (Rule 14a-8(e) of the Exchange Act), the proposal should be mailed by certified mail return receipt requested, to the Company Secretary, Nielsen Holdings plc, 40 Danbury Road, Wilton, Connecticut 06897. To be eligible under the SEC’s shareholder proposal rule for inclusion in our 2019 annual general meeting proxy statement and form of proxy, the proposal must be received by the Company Secretary on or before December 10, 2018.

Shareholder(s) meeting the requirements of the UK Companies Act 2006 and our articles of association are able to propose a resolution to be considered at the 2019 annual general meeting of shareholders. In order to do so, the qualifying shareholder(s) must adhere to certain procedural requirements set out in the UK Companies Act 2006 and our articles of association, including notifying us in writing of such proposed resolution at least six weeks prior to the 2019 annual general meeting of shareholders or, if later, the time the notice of the 2019 annual general meeting of shareholders is given. Such written notification must identify the proposed resolution and must be authorized by the person(s) making it. The notification may be delivered in hard copy form to the Company Secretary at 40 Danbury Road, Wilton, Connecticut 06897 or in hard copy or electronically to our Company Secretary at companysecretary@nielsen.com. We may decide to include such proposed resolution in the proxy statement or circulate it separately. In addition, we may decide not to circulate a resolution proposed by shareholder(s) at the meeting that would be ineffective (whether by reason of inconsistency with any enactment or our articles of association) or is otherwise defamatory, frivolous or vexatious.

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request, and the Company will promptly deliver, a separate copy of the notice or the proxy materials by contacting the Company Secretary at companysecretary@nielsen.com or by calling (203) 563-3500.

Available at www.proxyvote.com (use the 16-digit control number included on your Notice or proxy card) and at www.nielsen.com/investors.

2018 PROXY STATEMENT 79

We filed our Annual Report on Form 10-K for the year ended December 31, 2017 with the SEC on February 8, 2018. All of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K, are available free of charge on our website, www.nielsen.com/investors under SEC Filings. Copies of our Annual Report on Form 10-K for the year ended December 31, 2017, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon request addressed to:

Companysecretary@nielsen.com or

Company Secretary

40 Danbury Road,

Wilton, Connecticut 06897

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Emily Epstein

Company Secretary

2018 PROXY STATEMENT 80

The following questions and answers are intended to address briefly some commonly asked questions regarding our Annual Meeting. They may not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement, its annexes and the documents referred to in this proxy statement for more information.

Q:	WHY AM I BEING PROVIDED WITH THESE PROXY MATERIALS?

A:	We are providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at our Annual Meeting, and at any postponements or adjournments of the Annual Meeting. A Notice of Annual General Meeting of Shareholders required under the UK Companies Act 2006 is also included in this proxy statement. We have either (1) delivered to you a Notice and made these proxy materials available to you on the Internet or (2) delivered printed versions of these materials, including a proxy card, to you by mail. We encourage you to read the proxy statement carefully.

Q:	WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

A:	Pursuant to SEC rules, we have elected to provide shareholders access to our proxy materials over the Internet. We believe that this e-proxy process will expedite our shareholders’ receipt of proxy materials, lower the costs, and reduce the environmental impact of our Annual Meeting. Accordingly, we sent a Notice on or about April 9, 2018 to shareholders of record entitled to vote at the Annual Meeting. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice and to download printable versions of the proxy materials or to request and receive a printed set of the proxy materials from us. Instructions on how to access the proxy materials over the Internet or to request a printed copy from us may be found in the Notice. We encourage you to read the proxy statement carefully.

Q:	WHAT WILL I NEED IN ORDER TO ATTEND THE ANNUAL MEETING?

A:	We will be hosting the Annual Meeting live via the Internet and in person. Any shareholder who owns shares as of the Record Date can attend the Annual Meeting live via the Internet at nielsen.onlineshareholdermeeting.com or in person at 50 Danbury Road, Wilton, CT 06897. The Annual Meeting will start at 9:00 a.m. (Eastern Time) on May 22, 2018.

TO ATTEND ONLINE:
You will need your 16-digit control number included on your Notice or proxy card. Instructions on how to attend and participate via the Internet are posted at www.proxyvote.com (before the meeting) and nielsen.onlineshareholdermeeting.com (during the meeting).

TO ATTEND IN PERSON:
You must have a government-issued photo identification along with either your admission ticket (which is included in your Notice or proxy card) or proof of ownership of Nielsen shares as of the Record Date. Proof of ownership may be any of the following:
•	A brokerage statement or letter from a bank or broker indicating ownership on the Record Date;
•	A printout of the proxy distribution email (if you received your materials electronically); or
•	A voting instruction form.

For directions to attend the Annual Meeting in person, go to: http://ir.nielsen.com/investor-relations/shareholder-information/annual-meeting/default.aspx or contact our Company Secretary at companysecretary@nielsen.com.

2018 PROXY STATEMENT 81

GENERAL INFORMATION AND FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

We will be unable to admit anyone who does not present valid identification or refuses to comply with our security procedures. Cameras, videotaping equipment and other recording devices and large packages, banners, placards and signs will not be permitted at the Annual Meeting.

Q:	WHAT AM I VOTING ON?

A:	You are being asked to vote on the following proposals scheduled to be voted on at the Annual Meeting:

To elect or re-elect the directors of the Board as listed herein;

To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018;

To reappoint Ernst & Young LLP as the Company’s UK statutory auditor to audit the Company’s UK statutory annual accounts for the year ending December 31, 2018 and to hold office from the completion of this Annual Meeting until the completion of the next annual general meeting of the shareholders at which the UK statutory accounts are presented;

To authorize the Audit Committee to determine the compensation of Ernst & Young LLP in its capacity as the Company’s UK statutory auditor;

To approve on a non-binding, advisory basis the compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to the SEC rules;

To approve on a non-binding, advisory basis the Directors’ Compensation Report for the year ended December 31, 2017, which is set out in the UK Annual Report and Accounts of the Company and this proxy statement; and

To approve the Directors’ Compensation Policy, which is set out in the Directors’ Compensation Report in the UK Annual Report and Accounts of the Company for the year ended December 31, 2017 and this proxy statement.

Shareholders may also be asked to consider such other business as may properly come before the Annual Meeting or any adjournments or postponement thereof.

Q:	WHO IS ENTITLED TO VOTE?

A:	Holders of shares in the Company as of the close of business on March 23, 2018, the Record Date, may vote at the Annual Meeting.

Q:	WHAT CONSTITUTES A QUORUM?

A:	Generally, two shareholders present at the meeting and entitled to vote are a quorum.

Q:	HOW MANY VOTES DO I HAVE?

A:	You are entitled to one vote at our Annual Meeting for each share held by you at the close of business on March 23, 2018. As of March 23, 2018, the Company had 356,319,072 shares outstanding.

Q:	HOW MANY VOTES ARE REQUIRED TO APPROVE EACH PROPOSAL?

A:

Each proposal scheduled to be voted on at the Annual Meeting will be proposed as an ordinary resolution and requires the affirmative vote of a simple majority of the votes cast at the Annual Meeting in person or by proxy. It is important to note that votes on Proposal nos. 2, 5 and 6 are non-binding and advisory. Therefore, the

2018 PROXY STATEMENT 82

GENERAL INFORMATION AND FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Company and/or the Board may determine to act in a manner inconsistent with the outcomes of such votes. However, the Board values the opinions of the Company’s shareholders as expressed through their advisory votes and, accordingly, the Board intends to review and consider the voting results on such resolutions.

Q:	HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

A:	Our Board recommends that you vote “For” Proposal Nos. 1 through 7.

Q:	HOW DO I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?

A:	If you are a shareholder of record on March 23, 2018, you may vote by granting a proxy:

•	By Internet: You may submit your proxy by going to www.proxyvote.com (before the meeting) or at nielsen.onlineshareholdermeeting.com (during the meeting) and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit control number included in your Notice or proxy card in order to vote by Internet.

•	By Telephone: You may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit control number included in your Notice or proxy card in order to vote by telephone.

•	By Mail: You may submit your proxy by completing, signing and dating your proxy card (if you received one) where indicated and sending it back in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

For shares held in “street name,” you may vote by submitting voting instructions to your bank, broker or nominee.

Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Time) on May 21, 2018 for the voting of shares held by shareholders of record or held in “street name” and 11:59 p.m. (Eastern Time) on May 17, 2018 for the voting of shares held through Nielsen’s 401(k) plan.

Mailed proxy cards with respect to shares held by shareholders of record or in “street name” must be received no later than 9:00 a.m. (Eastern Time) May 18, 2018. Mailed proxy cards with respect to shares held through Nielsen’s 401(k) plan must be received no later than 11:59 p.m. (Eastern Time) May 17, 2018.

Q:	MAY I VOTE AT THE ANNUAL MEETING RATHER THAN BY PROXY?

A:	Although we encourage you to vote through the Internet or the telephone or to complete and return a proxy card (if you received one) by mail prior to the Annual Meeting to ensure that your vote is counted, you can attend the Annual Meeting online or in person and vote your shares during the meeting, unless you hold your shares through Nielsen’s 401(k) plan, which cannot be voted at the Annual Meeting.

If you plan to vote in person, bring your printed proxy card if you received one by mail. Otherwise, the Company will give shareholders of record a ballot at the Annual Meeting. If you are a beneficial owner, you must obtain a legal proxy from the organization that holds your shares if you wish to attend the Annual Meeting and vote in person.

2018 PROXY STATEMENT 83

GENERAL INFORMATION AND FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS ON OR ABOUT THE SAME TIME?

A:	It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card (if you received one) or, if you vote by Internet or telephone, vote once for each Notice or proxy card you receive.

Q:	MAY I CHANGE MY VOTE OR REVOKE MY PROXY?

A:	Yes. Whether you have voted by Internet, telephone or mail, if you are a shareholder of record, you may change your vote and revoke your proxy by:

•	Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on May 21, 2018;

•	Submitting a properly signed proxy card (if you received one) with a later date that is received no later than 9:00 a.m. (Eastern Time) on May 18, 2018;

•	Sending a written statement to that effect to our Company Secretary, provided such statement is received no later than 9:00 a.m. (Eastern Time) on May 18, 2018; or

•	Attending the Annual Meeting, revoking your proxy and voting in person or online.

If you hold shares through the Nielsen 401(k) plan, you may change your vote and revoke your proxy by any of the first three methods listed above if you do so no later than 11:59 p.m. (Eastern Time) on May 17, 2018. You cannot, however, revoke or change your proxy with respect to shares held through the Nielsen 401(k) plan after that date, and you cannot vote those shares at the Annual Meeting.

If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy by attending the Annual Meeting online or in person.

We will honor the proxy with the latest date. However, no revocation will be effective unless we receive notice of such revocation at or prior to the deadlines mentioned above. For those shareholders who submit a proxy electronically or by telephone, the date on which the proxy is submitted in accordance with the instructions listed on the Notice or the proxy card is the date of the proxy.

Q:	HOW ARE VOTES COUNTED?

A:	Abstentions: Votes may be cast in favor of or against or you may abstain from voting. If you intend to abstain from voting for any director nominee or any other proposal, you will need to check the abstention box for such director nominee or proposal, in which case your vote will not have any effect on the outcome of the election of such director nominee or on the outcome of such proposal.

Broker Non-Votes: Broker non-votes occur when shares held by a bank, broker or other nominee are not voted with respect to a proposal because (1) the bank, broker or other nominee has not received voting instructions from the shareholder who beneficially owns the shares and (2) the bank, broker or other nominee lacks the authority to vote the shares at its/his/her discretion. Proposals Nos. 1, 5, 6 and 7 are considered to be non-routine matters under NYSE rules. Accordingly, any bank, broker or other nominee holding your shares will not be permitted to vote on those proposals at the meeting without receiving voting instructions from you.

If you sign and submit your proxy card (if you received one) without giving specific voting instructions, this will be construed as an instruction to vote the shares as recommended by the Board, so your shares will be voted “FOR” each director nominee listed herein (Proposal No. 1), “FOR” Proposal Nos. 2 through 7, and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted on.

Abstentions and broker non-votes will not affect the voting results.

2018 PROXY STATEMENT 84

GENERAL INFORMATION AND FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Q:	WHO WILL COUNT THE VOTES?

A:	Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

Q:	COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

A:	At the date this proxy statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement.

If other matters are properly presented to be considered and voted on at the Annual Meeting for consideration and if you are a shareholder of record and have submitted a proxy card (if you received one), the persons named in your proxy card will have the discretion to vote on those matters for you.

Q:	WHO IS SOLICITING MY PROXY?

A:	Proxies are being solicited by and on behalf of our Board. Proxies may be solicited by directors, officers or employees (for no additional compensation) in person or by telephone, internet and facsimile transmission. In addition, we have hired Morrow Sodali LLC to assist in soliciting proxies.

Q:	WHO WILL PAY FOR THE COST OF THIS PROXY SOLICITATION?

A:	We will pay the cost of soliciting proxies. We expect to pay approximately $10,000 plus reasonable out-of-pocket expenses for Morrow Sodali LLC to assist in soliciting proxies.

COMPANY INFORMATION AND MAILING ADDRESS

Nielsen Holdings plc is a public limited company incorporated under the laws of England and Wales.

Our shares trade in U.S. dollars on the NYSE under the symbol “NLSN.” Our principal executive offices in the United States are located at 85 Broad Street, New York, NY 10004. Our telephone number is 1 (646) 654-5000. Our website address is www.nielsen.com. Information on our website is not incorporated into this proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2018

This proxy statement, our annual report for the year ended December 31, 2017 (including the Annual Report on Form 10-K for the year ended December 31, 2017), our UK Annual Report and Accounts for the year ended December 31, 2017, which consists of the UK statutory accounts, the UK statutory directors’ report, the UK statutory directors’ compensation report, the UK statutory strategic report and the UK statutory auditor’s report and related information prepared in connection with the Annual Meeting are available at www.proxyvote.com and www.nielsen.com/investors. You will need the 16-digit control number included on your Notice or proxy card in order to access the proxy materials on www.proxyvote.com. In addition, if you have not received a copy of our proxy materials and would like one, you may download an electronic copy of our proxy materials or request a paper copy at www.proxyvote.com, or by telephone at 1-800-579-1639 or by email to sendmaterial@proxyvote.com. If requesting materials by email, please send a blank email with the 16-digit control number included on your Notice. You will also have the opportunity to request paper or email copies of our proxy materials for all future shareholder meetings.

2018 PROXY STATEMENT 85

This report sets out the relevant disclosures in relation to directors’ remuneration for the year ended December 31, 2017. The report has been prepared in accordance with the requirements of the U.K. Large and Medium sized Companies and Groups (Accounts & Reports) (Amendment) Regulations 2013 (the “Regulations”) which apply to the Company. The relevant sections of the report have been audited by Ernst & Young LLP.

For avoidance of doubt please note that in the U.S. the term “compensation” is used instead of “remuneration”.

The Annual Report on Directors’ Compensation is divided into the following sections:

•	The Statement from the Compensation Committee (“Committee”) Chairperson; and

•	The Annual Report on Directors’ Compensation which sets out Director compensation for 2017. The Annual Report on Directors’ Compensation together with the statement from the Committee Chairperson is subject to an advisory vote at the Annual Meeting.

STATEMENT FROM THE COMPENSATION COMMITTEE CHAIRPERSON

Compensation Philosophy

Executive Directors

Nielsen’s executive compensation program which applies to our Executive Director, Mitch Barns as Chief Executive Officer (“CEO”), is designed to incent and reward the executive team to deliver sustained financial performance and long-term value to shareholders. The primary objectives of Nielsen’s executive compensation program are to:

•	attract and retain top executive talent;

•	motivate executives to accomplish short-term business performance goals that drive long-term business objectives and deliver sustainable value to shareholders;

•	align executive interests and rewards with long-term shareholder value; and

•	differentiate rewards based on quantitative assessments of business financial performance and individual contributions towards core objectives.

Non-Executive Directors

Our compensation program for Non-Executive Directors is designed to attract and retain Directors who possess the requisite knowledge, skills, and experience to support and oversee the Company. Our policy is to deliver a substantial portion of Directors’ compensation in the form of Deferred Stock Units (“DSUs”) in order to align rewards to Nielsen’s long-term performance and create shareholder value. A DSU represents an unfunded and unsecured right to receive one Nielsen share following the termination of the Director’s services. Each Director is required to acquire and maintain a threshold level of share ownership. Our share ownership guidelines for Directors are described in more detail on page A-9 of this report.

2017 Compensation Program Changes and Highlights

Executive Director Program

Our Directors’ Compensation Policy applies to our Executive Director, as CEO.

2018 PROXY STATEMENT A-1

DIRECTORS’ COMPENSATION REPORT

In 2017, our shareholders continued to show confidence in Nielsen’s executive compensation program with approximately 98% of the votes cast at our shareholder meeting affirming our executive compensation program on an advisory basis. In addition, 98% approved our Directors’ Compensation Policy on a binding basis when it was last approved in 2016. In 2017, we continued a robust outreach program to our shareholders to discuss topics including Company performance, our executive compensation program, and how we disclose information in our proxy statement. Each meeting, which was led by the Chairperson of the Board, resulted in valuable feedback that we used to strengthen the disclosure of our compensation programs. We continue to strive to keep our programs simple and focused on meaningful performance metrics.

The Compensation Committee took actions consistent with the Company’s philosophy and commitment to align with shareholder value, promote meritocracy and ensure good corporate governance. Notable highlights and/or changes made by the Committee are set out in the following table.

Annual Incentive Plan

In 2017, the Compensation Committee, aligned with future strategic priorities, made the decision to add revenue growth as a performance metric for the 2018 annual incentive plan. In 2018, 75% of the total fund payout will be based on Adjusted EBITDA performance against target and 25% will be based on revenue performance against target. The Committee also determined to remove the provision allowing for discretion to reduce the bonus fund by up to 30% if free cash flow falls short of objectives. However, free cash flow remains a key financial performance metric in the long term performance plan (as shown under “How Pay Decisions Are Made – Long-term Incentives (LTI).” These changes took effect on January 1, 2018.

Performance Restricted Stock Unit Awards (“PRSUs”) in the Long-Term Performance Plan (“LTPP”)

Given future strategic priorities of the Company, in 2017 the Committee made the decision to add 3-year revenue compounded annual growth rate (“CAGR”) as a performance metric for 2018 PRSU awards. For the 2018 PRSU awards, 50% of the payout will be based on free cash flow performance against target, 25% will be based on relative total shareholder return and 25% on 3-year revenue CAGR. Following a review of compensation strategy in July, the Committee decided to increase the proportion of LTI value subject to performance vesting criteria from 50% to 60%, effective from the grant of Performance-based Restricted Stock Units (“PRSUs”) in February, 2018 and to denominate the remaining proportion in Restricted Stock Units (“RSUs”), which were effective from the grant of time-based equity in November, 2017. Since 2013 our practice had been to split the time-based equity evenly between stock options and RSUs. The Committee made this change to align with market practice in the digital marketplace in which we compete for top talent and in recognition of our belief that RSUs incent executives to improve performance via share price appreciation as well as provide a powerful retention effect.

Severance Policy

In July 2017, the Compensation Committee approved a U.S. severance plan applicable to all Section 16 officers and other senior executives which applies to the Company’s CEO, CFO and other named executive officers. In relation to the CEO, this change was approved subject to shareholder approval and will not take effect until shareholder approval has been obtained. The terms of this plan, described in further detail under “Potential Payments Upon Termination or Change in Control”, supersede the terms of prior severance arrangements provided through our 2006 Stock Acquisition and Option Plan for Key Employees for Mr. Barns, or through the terms stated in offer letters for Messrs. Jackson and Dale and Ms. Phillips. Mr. Hasker’s termination was voluntary and so was not affected by this change. This change was undertaken in order to formalize a policy to replace legacy individual agreements or offer letters and also to incent retention in a competitive marketplace.

The new severance plan increases the payout to Mr. Barns as our CEO from one year base salary to two times the sum of the annual base salary and the average of the prior three annual bonus payouts.

LTPP peer group

The LTPP Peer Group is used to benchmark our relative Total Shareholder Return performance for PRSU awards. Based on its annual review, the Compensation Committee made significant changes to the peer group for 2017. Seven media and consumer product companies were removed from the peer group as it was determined that their business characteristics and economic drivers were not similar to the Company’s. The companies were Coca-Cola Company, Colgate-Palmolive Company, The Procter & Gamble Company, Time Warner Inc., Twenty-First Century Fox, Inc., Unilever N.V., and Viacom, Inc. Three companies were added to the peer group - Gartner Inc., Publicis Groupe, and Verisk Analytics Inc. These companies operate in similar businesses to, or serve similar clients to, the Company and are influenced by similar macroeconomic factors.

The full peer group is disclosed in our 2017 Proxy Statement under “How Pay Decisions are Made – Performance Restricted Stock Units Awarded Under the Long-Term Performance Plan (“LTPP”).

2018 PROXY STATEMENT A-2

DIRECTORS’ COMPENSATION REPORT

We believe that the individual components and levels of compensation paid to Nielsen’s Executive Director are consistent with our philosophy and are serving their purposes well – motivate accomplishment of annual performance goals that drive long-term business objectives and deliver sustainable long-term value to our shareholders. We will continue to monitor the design and effectiveness of our executive compensation program as it applies to our Executive Director annually and make modifications as appropriate.

Non-Executive Director Program

No changes were made to Non-Executive Director compensation.

On October 19, 2017 Guerrino De Luca was added to the Board as a Non-Executive Director.

On May 23, 2017 David Calhoun, Kathryn Marinello and Vivek Ranadive terminated their service from the Board as Non-Executive Directors.

On August 25, 2017 James Kilts terminated service from the Board as a Non-Executive Director.

/s/ Harish Manwani

Compensation Committee Chairperson

ANNUAL REPORT ON DIRECTORS’ COMPENSATION

The following is provided on an audited basis.

Compensation of Executive Director

The following table sets forth the compensation of Mitch Barns, our CEO, who is our Executive Director, during 2016 and 2017:

	Base Salary	Benefits and Other[1]	Annual Bonus	Long Term Incentives[2]	Pensions[3]	Total

2017	1,000,000	26,041	1,700,000	3,269,725	8,100	6,003,866

2016	1,000,000	24,327	1,700,000	4,548,242	7,950	7,280,519

1	Taxable benefits paid to Mr. Barns include but are not limited to financial planning, healthcare benefits and Company paid life insurance benefits.

2	The amounts disclosed in this column represent the vesting date fair market value of awards and include any dividend equivalents paid.

Values for awards vested in 2017 were due to the CEO’s ongoing employment with the Company:

Stock Options: 9/25/2017 ($53,698), 10/20/2017 ($0), 10/29/2017 ($0) and 10/29/2017 ($0)

RSUs: 2/12/2017 ($242,823), 2/18/2017 ($248,481), 7/25/2017 ($637,114), 9/25/2017 ($102,167), 10/20/2017 ($299,085), 10/29/2017 ($248,198) and 10/29/2017 ($318,704)

Performance Restricted Shares: 2/16/2017 ($1,119,456)

3	The amounts indicated for Mr. Barns represent 401(k) employer matching contributions in 2016 and 2017.

2018 PROXY STATEMENT A-3

DIRECTORS’ COMPENSATION REPORT

Compensation of Non-Executive Directors

The following table sets forth the compensation of our Non-Executive Directors during 2016 and 2017:

	Board Fees	Board Chairperson Fee	Committee Chairperson Fees	Equity Vesting	Total

James A. Attwood

2017	80,000	150,000		142,858	372,858

2016	80,000	150,000	—	167,891	397,891

David Calhoun[1]

2017	31,556			73,623	105,179

2016	80,000	—	—	7,584,715	7,664,715

Guerrino De Luca[2]

2017	16,044			—	16,044

Karen M. Hoguet

2017	80,000		25,000	142,858	247,858

2016	80,000	—	25,000	152,891	257,891

James Kilts[3]

2017	52,088			106,537	158,625

2016	80,000	—	—	165,378	245,378

Harish Manwani

2017	80,000		20,000	142,858	242,858

2016	80,000	—	—	163,176	243,176

Kathryn Marinello[4]

2017	31,556		7,888	63,763	103,207

2016	80,000	—	—	152,891	232,891

Robert C. Pozen

2017	80,000		15,000	142,858	237,858

2016	80,000	—	15,000	152,891	247,891

Vivek Ranadive[5]

2017	31,556			63,763	95,319

2016	80,000	—	—	152,891	232,891

David Rawlinson

2017	80,000				80,000

Javier G. Teruel

2017	80,000			142,858	222,858

2016	80,000	—	20,000	152,891	252, 891

Lauren Zalaznick

2017	80,000			142,858	222,858

2016	60,000	—		75,893	135,893

1	Mr. Calhoun terminated service on May 23, 2017.

2	Mr. De Luca received a prorata equity grant for the period beginning October 19, 2017 to December 31, 2017.

3	Mr. Kilts terminated service on August 25, 2017.

4	Ms. Marinello terminated service on May 23, 2017.

5	Mr. Ranadive terminated service on May 23, 2017.

2018 PROXY STATEMENT A-4

DIRECTORS’ COMPENSATION REPORT

Following its annual review of Non-Executive Director compensation the Board agreed that no changes were to be made to Non-Executive Director compensation.

Compensation Component (Annual)	2017	Future

Board Fees[1]	$ 80,000	$ 80,000

Board Chairperson Fee[2]	150,000	$150,000

Committee Chairperson Fee	Governance: $ 15,000 Compensation: $ 20,000 Audit: $ 25,000	Governance: $ 15,000 Compensation: $ 20,000 Audit: $ 25,000

Equity Grant[3]	$160,000	$160,000

1	Directors may elect to receive Board fees in cash or in DSUs.

2	Board Chairperson Fees may be paid 50% in DSUs and 50% in cash. The Board Chairperson may elect to receive the cash portion in DSUs.

3	The annual equity grant is delivered in DSUs and vests in equal installments each quarter over 1 year.

Performance Against Performance Targets for Annual Incentive for our Executive Director

A maximum annual incentive payout fund for the CEO is determined by a formula which calculates 2% of Adjusted EBITDA performance and allocates it to each executive officer in proportions ranging between 10% and 20% of the fund. This yielded a maximum potential award of $8,140,000 for the CEO. The Committee exercises negative discretion to determine final payouts using the Annual Incentive Plan Formula (described below). This approach is intended to qualify payouts under the plan as tax deductible under US tax code Section 162(m).

Annual Incentive Plan Formula

The funding/initial payout formula (shown below) is based on Adjusted EBITDA growth (as defined on page B-2 of the Directors’ Compensation Policy). For 2017, a funding/initial payout of 100% would be achieved when Adjusted EBITDA performance meets a 5.5% growth target. Maximum funding and individual payouts are capped at 200% of target. Threshold performance yields a payout/initial funding of 70%. If performance falls below the threshold, no payouts are funded.

2017 Performance-Payout Formula

Performance Milestones	Growth vs Prior Year (index %)	Funding/ Initial Payout %

Maximum	158%	200%

Exceptional	126%	120%

Target	105%	100%

Minimum	95%	70%

< Minimum	<95%	Zero

Additionally, the Compensation Committee considers total Company financial performance and the Executive Director’s contribution to that performance, prior to determining final awards. Performance against objectives is assessed and consideration given to qualitative factors such as degree of difficulty, extraordinary market circumstances and leadership impact. As a result, the initial payout may be adjusted up or down to ensure that total performance is reflected in the final payout.

2018 PROXY STATEMENT A-5

DIRECTORS’ COMPENSATION REPORT

2017 Results

•	The Committee assessed the EBITDA performance growth index at 102% yielding a funding percentage of 92% and the initial payout was set at 92% of our Executive Director’s target bonus opportunity.

•	Before approving the incentive plan funding, the Compensation Committee assessed the Company’s free cash flow performance against annual plan objectives. The Compensation Committee has discretion to reduce the fund by up to 30% if free cash flow falls short of objectives. There is no discretion to increase the fund in the event that free cash flow performance exceeds objectives.

•	We define free cash flow as net cash provided by operating activities less net capital expenditure.

•	2017 free cash flow fell short of objectives. The Compensation Committee reviewed the drivers of the free cash flow shortfall, particularly the increased capital expenditure that was approved in the context of our three year Path to 2020 strategy and working capital timing. The Compensation Committee decided that no further reduction in the bonus funding was warranted.

Performance Against Performance Targets for Long Term Incentive Vesting for our Executive Director

2017 Awards

The following table shows the aggregate grant date fair value (based on the share price on the grant date) and the number of the RSUs and stock options granted in 2017 to our Executive Director under the Nielsen 2010 Stock Incentive Plan.

Date		Time Vested RSUs		Performance Vested RSUs			Options			Vesting Date[1]	Total Value

	Share price on grant date[2]	Grant Date Fair Value	# of RSUs	Grant Date Fair Value	# of RSUs	% Receivable if minimum performance achieved	Grant Date Fair Value	# of Options	Exercise price

11/13/2017	$36.17	3,749,997	103,677	3,717,434	83,613	50%	0	0	$0	10/18/2021	7,467,431

1	Vesting of these awards will occur in four equal annual installments beginning on October 18, 2018 and ending October 18, 2021.

2	Grant Date was November 13, 2017.

Time-Vested Restricted Stock Unit Awards

The following table provides information regarding the time-vested RSUs outstanding at the beginning and end of the year ended December 31, 2017 for our Executive Director:

Award Date	End of Vesting Period	Unvested RSUs Outstanding at 1/1/2017[1]	RSUs Granted	RSUs Vested[1]	Unvested RSUs Outstanding at 12/31/2017[1]	Market Price Per Share on Award Date	Market Price Per Share on Vesting Date

7/25/2013	7/25/2017	16,237	—	16,497	—	$33.25	$38.62

9/25/2013	9/25/2017	2,423	—	2,484	—	$36.56	$41.13

10/29/2014	10/29/2018	12,557	—	6,435	6,493	$41.92	$38.57

2/12/2015	2/12/2017	5,480	—	5,480	—	$43.57	$44.31

10/29/2015	10/29/2019	24,186	—	8,263	16,674	$47.95	$38.57

2/18/2016	2/18/2020	11,027	—	5,512	5,703	$47.85	$45.08

10/20/2016	10/20/2020	27,955	—	7,162	21,683	$54.05	$41.76

11/13/2017	10/18/2021	—	103,677	—	104,609	$36.17	N/A

1	Amounts include additional shares acquired from dividend equivalents.

2018 PROXY STATEMENT A-6

DIRECTORS’ COMPENSATION REPORT

Performance-Vested Restricted Stock Unit Awards

The following provides information regarding the PRSUs outstanding at the beginning and end of the year ended December 31, 2017 for our Executive Director:

Award Date	Vest Date	Measurement Period	Unvested RSUs Outstanding at 1/1/2017	RSUs Granted	RSUs Vested	RSUs Forfeited	Unvested RSUs Outstanding at 12/31/2017	Fair Value Per Share on Grant Date	Market Price Per Share on Vesting Date	Value on Vesting Date

2/20/2014	February 2017	2014-2016	43,500	—	24,960	—	—	$46.40	$44.85	$1,119,456

2/19/2015	February 2018	2015-2017	65,860	—	—	—	65,860	$45.55	N/A	N/A

2/18/2016	February 2019	2016-2018	73,146	—	—	—	73,146	$47.85	N/A	N/A

2/16/2017	February 2020	2017-2019	—	83,613	—	—	83,613	$44.85	N/A	N/A

LTPP participants are awarded a target number of PRSUs that are earned subject to the Company’s performance against two cumulative three-year performance metrics, Relative Total Shareholder Return (“Relative TSR”) and Free Cash Flow (“FCF”), with assigned ratings of 40% and 60% respectively. The Committee decided to assign more weight to the FCF metric over which executives have relatively more direct control. Our Committee has decided not to disclose the actual FCF target because it is commercially sensitive information.

The following sets forth the LTPP performance thresholds for PRSU grants made in 2014 through 2017.

Relative TSR	Weighting	Performance	30th Percentile Relative to Peers (Threshold)	50th Percentile Relative to Peers (Target)	75th Percentile Relative to Peers (Maximum)
	40%	Payout	50%	100%	200%

Free Cash Flow	Weighting	Performance	85% of target	100% of target	120% of target
	60%	Payout	50%	100%	200%

Time vested Stock Option Awards

The following provides information regarding the time-vested stock options outstanding at the beginning and end of the year ended December 31, 2017 for our Executive Director:

Award Date	Outstanding at 1/1/17	Granted During 2017	Exercised During 2017[1]	Outstanding at 12/31/2017	# of Shares Underlying Unexercised Options (#) Exercisable	# of Shares Underlying Unexercised Options (#) Unexercisable	Exercise price	Expiration Date

3/18/2010	62,500	—	62,500	—	—	—	$18.40	3/18/2020

7/26/2012	80,000	—	—	80,000	80,000	—	$27.98	7/26/2019

9/25/2013	47,000	—	—	47,000	47,000	—	$36.56	9/25/2020

10/29/2014	141,000	—	—	141,000	105,750	35,250	$41.92	10/29/2021

10/29/2015	177,515	—	—	177,515	88,757	88,758	$47.95	10/29/2022

10/20/2016	191,571	—	—	191,571	47,892	143,679	$54.05	10/20/2023

1	The gain on exercised options for the year ended December 31, 2017 for Mr. Barns was $1 million.

2018 PROXY STATEMENT A-7

DIRECTORS’ COMPENSATION REPORT

Pensions

Pension Benefits for 2017

The following table presents information regarding the pension benefits for our Executive Director during the fiscal year ended December 31, 2017.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Mitch Barns	Qualified Plan	4.42	47,989	—

	Excess Plan	4.42	35,696	—

For details on the assumptions used to determine the present value of the accumulated benefit and on our US Retirement Plans, please refer to Note 14 in the consolidated financial statements.

Participants in the Qualified Plan become fully vested in their accrued benefits after the earlier of five years of service or when the participant reaches normal retirement age (which is the later of age 65 or the fifth anniversary of the date the participant first became eligible to participate in the plan).

Reduced early retirement benefits are available to Mr. Barns under the Excess Plan once he reached age 40 and completed 5 years of service. Mr. Barns is eligible for early retirement. The early retirement benefits payable are actuarially reduced to be equivalent to the benefit payable at normal retirement age for Mr. Barns.

Non-Executive Directors do not receive pension benefits.

Effective August 31, 2006, the Company froze its United States qualified and non-qualified defined benefit retirement plans.

Payments to Past/Former Directors

There were no payments to past/former Directors for the year ended December 31, 2017.

Payments for Loss of Office

There were no payments for loss of office for the year ended December 31, 2017.

2018 PROXY STATEMENT A-8

DIRECTORS’ COMPENSATION REPORT

Statement of the Directors’ Shareholdings and Share Interests

In 2011, our Board adopted share ownership guidelines, pursuant to which our Directors who receive fees for their services are required to maintain equity ownership in our Company. The share ownership guidelines for our Executive Director are six times his base salary and for our Non-Executive Directors is five times their annual fees (including Board Retainer, Board Chairperson, and Committee Chairperson Fees). Shares beneficially owned by these Directors, including vested DSUs and jointly-owned shares, unvested DSUs, and unvested RSUs in the case of our Executive Director, are included in the calculation. These Directors are expected to meet the guidelines within five years from the later of the adoption of the guidelines or their appointment as a Director or the commencement of the receipt of Director fees. A Director may not sell or dispose of shares for cash unless the share ownership guidelines are satisfied. The share ownership guidelines are reviewed annually generally in the first Compensation Committee meeting of the year. As of December 31, 2017, five of the Directors have met the guidelines and four of the Directors were still working toward meeting the guidelines. The following table provides details on the Directors’ shareholdings as at December 31, 2017:

Director	Beneficially Owned Shares	% Shareholding Guidelines Achieved	Vested but Unexercised options	Exercised Options	RSU Awards Subject to Performance	RSU Awards Not Subject to Performance	Weighted Average Exercise Price of Vested Options
James A. Attwood	40,828	100%	—	—	—	—	—
Mitch Barns[1]	200,478	100%	369,399	62,500	222,619	155,162	41.24
Guerrino De Luca	1,958	18%	—	—	—	—	—
Karen M. Hoguet	31,085	100%	12,500	—	—	—	28.57
Harish Manwani	10,408	74%	—	—	—	—	—
Robert C. Pozen	228,326	100%	40,335	—	—	—	25.32
David Rawlinson	3,913	36%	—	—	—	—	—
Javier G. Teruel	27,436	100%	34,172	—	—	—	26.87
Lauren Zalaznick	9,597	87%	0	—	—	—	—

1	Beneficially owned shares includes 194,775 of shares owned at December 31, 2017 and 5,703 unvested RSUs as of March 1, 2018.

The following information is provided on an unaudited basis.

2018 PROXY STATEMENT A-9

DIRECTORS’ COMPENSATION REPORT

Performance Graph

The chart below shows the cumulative TSR of Nielsen stock assuming an initial $100 investment over the period beginning on January 26, 2011 and ending December 31, 2017. We have compared our performance to the S&P 500 and to a market cap-weighted composite of the peer group we use to measure total shareholder return in our LTPP. We believe these two indices are key to measuring our performance in our industry.

NIELSEN HOLDINGS PLC—CUMULATIVE TOTAL SHAREHOLDER RETURN SINCE IPO

Chief Executive Officer’s Compensation in the Past Seven Years4

	2011	2012	2013	2014	2015	2016	2017
CEO Single Figure[1,2]	$10,871,106	$11,139,245	$18,270,945	$4,071,634	$4,774,121	$7,280,519	$6,003,866
Bonus (% of maximum awarded)[3]	56%	49%	53%	51%	52%	43%	43%
Performance based LTI (% of maximum vesting)	N/A	N/A	N/A	N/A	N/A	125%	57%

1	Includes data for former CEO David Calhoun for 2011, 2012 and 2013 and Mitch Barns for 2014, 2015, 2016 and 2017.

2	Includes the value of all stock and option awards that vested in the respective year.

3	Annual incentive maximum payout is 200% of opportunity. In 2013, 2014 and 2015, 75% was paid in cash and 25% was paid in incentive RSUs. The calculation of the Bonus (% of maximum award), used the combined value of the cash and RSU awards.

4	There was a minor error in the calculation of the figures for this table in the Director’s Compensation Report for 2015 which resulted in these figures being overstated. This has been rectified and the figures above are correctly calculated.

Percentage Change in the Chief Executive Officer’s Compensation Compared to Employees

The table below shows the percentage year on year change on salary and bonus earned by the CEO between the year ended December 31, 2017 and the year ended December 31, 2016 compared to the average salary and bonus for senior participants in our global annual incentive plan. The comparator group was chosen as the makeup and calculation of their compensation for the categories in the table below most closely resemble that of our CEO.

% change	Base Salary	Bonus	Total Cash Compensation
CEO	0%	0%	0%
Employee Comparator	-2%	9%	1%

2018 PROXY STATEMENT A-10

DIRECTORS’ COMPENSATION REPORT

Relative Importance of Spend on Pay

The table below shows the total pay for all employees compared to other key financial metrics and indicators:

($ in millions1)	Year Ended:
	December 31, 2016	December 31, 2017	% Change[2]
Personnel Costs	$ 2,520	$ 2,685	6.3%
Dividends paid	$ 434	$ 474	9.2%
Share Buybacks	$ 418	$ 140	(66.5%	)
Average number of employees	43,003	44,594	3.7%
Revenues	$ 6,309	$ 6,572	3.8%
EBITDA	$ 1,921	$ 2,011	4.0%

1	Average number of employees is not provided in millions.

2	% change is provided on a constant currency basis. We calculate constant currency by converting 2016 local currency values to 2017 period foreign currency exchange rates (only for personnel costs, revenue & EBITDA).

The numbers presented above were selected to provide a broad but reasonable context against which to compare the growth of value provided to the CEO, all employees and shareholders. The figures are reported in our 2017 UK Annual Report.

Consideration by the Directors of Matters Relating to Directors’ Compensation

In 2017, the Compensation Committee consisted of the following members:

•	Harish Manwani (Chairperson)

•	Robert C. Pozen (added to the Compensation Committee effective May 23, 2017)

•	Lauren Zalaznick

•	Guerrino De Luca (added to Compensation Committee effective October 19, 2017)

•	Kathryn Marinello (terminated from the Compensation Committee on May 23, 2017)

•	Vivek Ranadive (terminated from the Compensation Committee on May 23, 2017)

The Committee and the Board are responsible for determining the compensation of our Directors and regularly review the philosophy and goals of the Director compensation program and assess the effectiveness of compensation practices and processes. The Compensation Committee sets performance goals and assesses performance against these goals. The Compensation Committee and the Board operate independently of management and consider the recommendations and market data provided by the Compensation Committee’s independent consultant when reviewing and making compensation decisions. The CEO does not participate in the Committee and Board discussions regarding his own compensation. The Compensation Committee and the Board make their decisions based on their assessment of both Nielsen and individual performance against goals, market data provided by the Compensation Committee’s independent compensation consultant, and on their judgment as to what is in the best interests of Nielsen and its shareholders.

The Compensation Committee is empowered to study or investigate any matter of interest or concern that the Compensation Committee deems appropriate and shall have the sole authority to retain, oversee the work of, obtain advice from and terminate any compensation consultant, independent legal counsel or other adviser. The Company shall provide appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to any compensation consultant, independent legal counsel or other advisers retained by the Compensation Committee, as well as funding for the payment of ordinary administration expenses of the Compensation Committee that are necessary or appropriate in carrying out its duties.

The Compensation Committee undertakes an independence assessment prior to selecting any compensation consultant, legal counsel or other advisors that will provide advice to the Compensation Committee (other than in-house legal counsel) taking into account such factors as may be required by the New York Stock Exchange, the UK Companies Act 2006 and any other relevant legislation or regulation from time to time.

2018 PROXY STATEMENT A-11

DIRECTORS’ COMPENSATION REPORT

Any compensation consultant retained by the Compensation Committee to assist it in connection with setting the amount or form of Director compensation (other than any role limited to consulting on any broad-based plan that does not discriminate in scope, terms, or operation, in favor of executive officers or Directors of the Company, and that is available generally to all salaried employees; or providing information that either is not customized for the Company or that is customized based on parameters that are not developed by the compensation consultant, and about which the compensation consultant does not provide advice) shall not provide any other services to the Company or its subsidiaries, unless such services are pre-approved by the Compensation Committee. The Compensation Committee shall evaluate, on at least an annual basis, whether any work provided by the Compensation Committee’s compensation consultant raised any conflict of interest.

The Compensation Committee retains Meridian Compensation Partners, LLC (“Meridian”) as its compensation consultant. Meridian has provided market data and perspective on Executive and Non-Executive Director compensation and related governance. Meridian and its affiliates did not provide any services to Nielsen or its affiliates in 2017 other than executive and Director compensation consulting to the Compensation Committee. Discussions between Meridian and Nielsen management are limited to those necessary to complete work on behalf of the Committee.

The Compensation Committee determined that Meridian and its lead consultant for Nielsen satisfy the independence factors described in the NYSE listing rules. The Compensation Committee also determined that the work performed by Meridian in 2017 did not raise any conflict of interest issues.

In 2017, Nielsen paid $323,110.04 to Meridian for services rendered.

Implementation of Policy in 2018

The Company’s shareholders will be asked to approve a new Directors’ Compensation Policy at the annual meeting of shareholders in 2018 (disclosed in Annex B). If approved, Directors’ pay in 2018 will be in line with this policy.

•	The proposed Directors’ Compensation Policy is largely unchanged from the Directors’ Compensation Policy approved by shareholders in 2016. The changes are set out in Annex B.

•	The base salary of the Executive Director will be reviewed every 24-36 months and Non-Executive Director fees will be reviewed annually taking into account various factors including, but not limited to, market benchmark compensation data and role changes.

•	The performance measures applicable to the annual incentive and the LTPP and the award opportunities will be in line with the Directors’ Compensation Policy (disclosed in Annex B).

Statement of Voting at General Meeting

At the Annual General Meeting of Shareholders on May 23, 2017, the shareholder advisory vote on the Directors’ Compensation Report received the following votes:

	Votes	% of Total Votes
Votes Cast in Favor	301,207,593	98.2%
Votes Cast Against	5,594,145	1.8%
Total Votes Cast	306,801,738	100%
Votes Withheld[1]	14,763,722	N/A

1	For purposes of calculating our overall voter approval, we have excluded votes withheld.

The Directors’ Compensation Policy was not put to a vote of shareholders at the 2017 Annual General Meeting of Shareholders.

2018 PROXY STATEMENT A-12

Our Directors’ Compensation Policy applies to our Executive Director, as CEO (as well as any individual who may become an Executive Director while this policy is in effect) and our Non-Executive Directors.

COMPENSATION POLICY FOR EXECUTIVE DIRECTORS

Philosophy

Foster meritocracy

•	Our pay-for-performance philosophy differentiates rewards based on business performance and individual contributions toward core objectives.

Pay competitively

•	The Compensation Committee reviews compensation annually and considers peer group and general industry benchmarks among several factors when making decisions on pay. Other factors include the mix of pay components in total direct compensation, prior year awards, changes in role or responsibilities, Company financial performance, and individual performance.

Emphasize variable, at risk pay subject to performance – the executive compensation framework

•	As outlined below in the Executive Compensation Framework, a significant portion of our Executive Director’s compensation is at risk; dependent on the achievement of challenging annual and long-term performance targets and/or the performance of our share price.

Target Compensation Framework
Pay Component	Target Range (Total Pay)	Guaranteed/At Risk
Base Salary	Up to 20%	Guaranteed
Target Annual Incentive	Up to 30%	At Risk
Total Cash	Not to exceed 50%
Target LTI Performance Awards	30 – 50%	At Risk
Target LTI Time-Vested Awards	20 – 35%	At Risk
Total Equity	No less than 50%

2018 PROXY STATEMENT B-1

DIRECTORS’ COMPENSATION POLICY

Compensation Policy for Executive Directors

Element	Purpose	How Component Operates

Annual Base Salary	Attract and retain top talent

• Reviewed in intervals of 24-36+ months

• When reviewing base salary levels and determining increases, the Compensation Committee and the Board consider a variety of factors including: (1) our pay for performance philosophy, (2) market benchmark compensation data, (3) the Director’s individual performance and contributions to the success of the business in the prior year, (4) Company performance, (5) current pay mix, and (6) role changes

Annual Incentive Plan (“AIP”)	Motivate Executive Directors to accomplish short-term business performance goals that contribute to long-term business objectives

• Annual incentive target opportunities are established each year with reference to (1) our pay for performance philosophy, (2) market benchmark compensation data, (3) the Director’s individual performance and contributions to the success of the business in the prior year, (4) Company performance, (5) current pay mix, (6) role changes, and (7) prior year target

• The Compensation Committee determines individual payout using the annual incentive plan design applicable to all managerial employees

• A combination of Adjusted EBITDA performance and revenue performance, weighted 75% and 25% respectively, formulaically determines incentive plan funding and the initial payout percentage for all participants. The metrics and their contribution to the plan funding operate independently of one another

• 100% Adjusted EBITDA performance to target = 100% contribution to the incentive pool funding and 100% initial individual payout for the Adjusted EBITDA metric

• 100% revenue performance to target = 100% contribution to the incentive pool and 100% initial individual payout for the revenue metric

• The initial payout percentage may be adjusted up or down based on a quantitative and qualitative assessment of individual performance vs objectives

• Threshold performance will result in an initial payout/funding of 50% for the Adjusted EBITDA and revenue metrics with zero funding for below threshold performance

• Additionally, Adjusted EBITDA performance must meet the minimum threshold for the revenue segment to fund

• Annual incentive plan funding and payouts are subject to a maximum limit of 200% of target

• Actual payouts and the performance metrics used to determine them will be disclosed in the Directors’ Compensation Report in the year payouts are made

• The calculation of EBITDA and revenue performance for annual incentive plan purposes differs from reported Adjusted EBITDA and reported revenue because it is calculated using a standard foreign currency exchange rate established at the beginning of the year in order to eliminate the impact of currency exchange volatility on the performance assessment

• Payout is intended to be delivered 100% in cash but may be delivered in a mixture of cash and restricted stock units at the Compensation Committee’s discretion

• Payouts are subject to recoupment under the terms of Nielsen’s Clawback Policy

Long-Term Incentive (“LTI”)	Deliver long-term sustainable performance and align Executive Director rewards with long-term returns delivered to shareholders

• LTI award values are determined each year by reference to (1) our pay for performance philosophy, (2) market benchmark compensation data, (3) the Director’s individual performance and contributions to the success of the business in the prior year, (4) Company performance, (5) current pay mix, (6) role changes, and (7) prior year award

Performance Restricted Stock Units (“PRSUs”)	Alignment with long-term shareholder return

• Subject to performance against three three-year cumulative performance metrics, free cash flow, relative total shareholder return and revenue CAGR with assigned weighting of 50%, 25% and 25%, respectively

• Specific threshold, target and maximum performance metrics for three-year cumulative free cash flow performance will not be disclosed for competitive reasons but targets are designed to be aggressive and achievable and are fully aligned with our approved three-year strategic plan and long-term guidance issued to investors at the beginning of the performance period

2018 PROXY STATEMENT B-2

DIRECTORS’ COMPENSATION POLICY

Element	Purpose	How Component Operates

• Targets and actual results used to determine payouts will be disclosed in the Director’s Compensation Report in the year that payouts are approved

• Relative total shareholder return (TSR) is measured against a peer group used solely for this purpose. Companies in this peer group are selected to represent a comparable investment profile to Nielsen by virtue of their being in comparable businesses, and having a similar financial profile and stock price correlation.

• Revenue is measured based on compounded annual growth rate (CAGR) over the three year period. Revenue targets are designed to be aggressive and achievable and are fully aligned with our approved three-year strategic plan and long-term guidance issued to investors at the beginning of the period.

• Represents approximately 60% of the annual LTI value

• Zero payout for performance below threshold

• For performance at threshold, the payout opportunity is 50% and for performance at target, 100%

• Maximum payout opportunity is capped at 200% of target

• For the relative TSR component, payouts capped at target if absolute total shareholder return is negative

• No dividend equivalents on unearned performance RSUs

• Subject to recoupment under the terms of Nielsen’s Clawback Policy

Restricted Stock Units (“RSUs”)	Alignment with shareholder return and retention

• Four-year time-vested

• Represents approximately 40% of LTI value

• Dividend-equivalents on RSU awards are accrued and delivered as additional RSUs upon vesting

• Maximum payout not to exceed 100% of shares at the end of the vesting period, plus any earned dividends equivalents (if applicable, whether on vested or unvested)

Health And Welfare Plans, Perquisites	Promote overall well-being and avoid distractions caused by unforeseen health/financial issues

• Health and Welfare plans generally available to other employees, including medical insurance and savings accounts

• De minimis financial planning and wellness allowances

• Other benefits may include provision of transport

• The cost of the Health and Welfare plans and perquisites provided changes in accordance with market conditions and will, therefore, determine the maximum amount that would be paid in the form of benefits during the period of this policy

Pension	Provide additional income in retirement and promote overall financial wellbeing

Qualified Cash Balance Pension Plan (the “Qualified Plan”)

• Plan frozen on August 31, 2006

• Prior to the freeze we added monthly basic and investment credits to each participants account

• The basic credit equaled 3% of a participants eligible monthly compensation

• At the point of freeze, all basic credits were stopped, but participants continue to receive investment credits

• Participants became vested in the accrued benefits on the earlier of five years of service or when the participant reached normal retirement age (which is the later of age 65 or the fifth anniversary of the date the participant first became eligible to participate in the plan)

Non-qualified Retirement Plan (the “Excess Plan”)

• Plan frozen on August 31, 2006

• Available to certain management and highly compensated individuals

• Prior to the freeze, the plan provided supplemental benefits to individuals whose benefits under the qualified plan are limited by the provisions of Section 415 and/or Section 401(a)(17) of the US tax code

• The amount payable under the Excess Plan is equal to the difference between the benefit actually paid under the qualified plan and the amount that would have been payable had the applicable US tax code limitations not applied

Other Retirement	Attract and retain top talent

401(k) Savings Plan

• Qualified plan available to all eligible employees, enables participants to save for retirement through tax-advantaged combination of employee contributions and a company matching contribution

• The company matching contribution matches $.50 per $1.00 of employee contribution up to 6% of pay and subject to IRS annual limits. Full vesting occurs after 2 years of service

2018 PROXY STATEMENT B-3

DIRECTORS’ COMPENSATION POLICY

Element	Purpose	How Component Operates

Relocation/Expat Assistance	Attract top talent and provide career enhancing and personal development opportunities

• Expatriate and relocation benefits are regularly benchmarked against other companies. Current benefits offered include, but are not limited to:

• Shipment of goods and services

• Home sale/lease termination

• House hunting trips

• Temporary housing

• Housing allowance

• Automobile disposition

• Goods and services differential allowance

• Car/driver allowance

• Education fees and expenses for dependent children to age 19

• Home leave

• Tax equalization

• Tax preparation

• Language and cultural training

• Destination acclimation services

Performance Measure Selection

The measures used under the AIP and the LTPP are reviewed and approved by the Compensation Committee annually. The other elements in the table above are not subject to the accomplishment of specific performance targets.

Nielsen’s culture reflects our core values of Open, Connected, Useful, and Personal. Our compensation programs reinforce the values by connecting all of our employees to core business objectives. To that end, the CEO and other executives participate in the same annual incentive plan applicable to managerial employees. Beginning in 2018, the plan will be funded based on the achievement of Company EBITDA performance and Company revenue performance. The Adjusted EBITDA target for incentive plan funding purposes is the equivalent of the EBITDA target approved in our annual operating plan. The target is intended to offer a challenging yet achievable goal for participants. The revenue target is designed to be aggressive and achievable and is fully aligned with our annual operating plan and guidance issued to investors. Nielsen’s business EBITDA and revenue growth are highly correlated to the creation of shareholder value and are effective measures of the Executive Director’s contributions to short-term Company performance.

Three cumulative three-year performance metrics measure performance under the LTPP. Free Cash Flow (“FCF”), relative TSR and revenue CAGR were chosen due to their strong alignment with the long-term returns experienced by our shareholders. FCF is assigned a weighting of 50% and both TSR and revenue CAGR are assigned a weighting of 25% each. Specific FCF targets cannot be disclosed for competitive reasons. Both FCF and revenue CAGR targets are aligned with the aggressive targets approved in the three-year strategic plan and with our long-term guidance issued to investors.

Under the rules governing the design and operation of the AIP and LTPP, the Compensation Committee has the discretion to select other performance metrics and alter their weighting as business conditions may dictate in the future.

Remuneration Policy for Other Employees

The remuneration policy for other employees is based on the same philosophy and principles that govern the remuneration policy for Executive Directors. Annual salary reviews take into account Company and individual performance, local pay and market conditions, and salary levels for similar roles in the relevant geographies. Senior executives are eligible to participate in the AIP and in LTI programs on similar terms as the Executive Directors. Managerial and professional employees are eligible to participate in the AIP provided for executives; opportunities vary by organizational level and an individual’s role. Some employees below the executive level are eligible to participate in the stock option and RSU components of the LTI program; opportunity levels are commensurate with organizational level.

2018 PROXY STATEMENT B-4

DIRECTORS’ COMPENSATION POLICY

Loss of Office and Service Agreements

In general we do not provide employment agreements for Executive Directors. The principal terms of employment for Executive Directors are as provided to other eligible employees with the exception of certain de minimis benefits (described within) and certain payments provided in the event the Executive Director is terminated not for cause or resigns for good reason (as defined in the documents referenced below under “Potential Payments Upon Termination or Change In Control”). In certain circumstances the Compensation Committee may provide employment agreements for Executive Directors where it is essential for continued sound governance.

Potential Payments Upon Termination or Change In Control

Severance terms for Executive Directors are defined in the U.S. Severance policy for Section 16 Officers and Senior Executives (the “Severance Policy”) approved by the Committee on July 20, 2017.

The following is a summary of the material terms of the Severance Policy:

A)	Qualifying Termination Outside of the Change in Control Protection Period: If the Executive Director subject to the Severance Policy is terminated by the Company without Cause or resigns for Good Reason (as such terms are defined in the Severance Policy) at any time other than during the 24-month period following a change in control (the “Change in Control Protection Period”), such individual has the right to payments equal to, with respect to the CEO, two times, or with respect to other Executive Directors, one times the sum of the Executive Director’s annual base salary and the average of the annual incentive payments paid to the Executive Director in the prior three years.

B)	Qualifying Termination During the Change in Control Protection Period: If the Executive Director subject to the Severance Policy is terminated by the Company without Cause or resigns for Good Reason during the Change in Control Protection Period, the Executive Director has the right to payments equal to two times the sum of the Executive Director’s annual base salary and the average of the annual incentive payments paid to the Executive Director in the prior three years.

Change in control is defined in the Severance Policy and includes the acquisition of shares of the Company representing more than 40% of the Company’s capital stock, merger, consolidation or reorganization where pre-transaction shareholders do not continue to hold at least 50% of the Company’s voting power, change in majority of the Board within a 12-month period, and liquidation, dissolution or a material asset sale. The Severance Policy provides for a 280G best-after-tax cutback, which applies to any payments or benefits that individuals subject to the Severance Policy are entitled to receive that are “excess parachute payments” under the “golden parachute” excise tax rules of the Internal Revenue Code.

Additionally, under the terms of the 2010 Nielsen Holdings Stock Incentive Plan (“2010 Plan”) if the Executive Director is terminated by the Company without “Cause” or the Executive Director resigns for “Good Reason” (as such terms are defined in the plan document) they will forfeit all unvested equity as of the date of termination with the following exceptions:

•	PRSUs: Executive Directors will receive a payout on the regularly scheduled payout date reduced pro-rata to their service through the performance period, calculated as the number of days between the beginning of the performance period and the termination date divided by 1095.

•	Option and RSU Awards: Pro-rata vesting of the equity tranche that would have vested, but for the termination, in the 12 months following the termination date calculated by the number of days between the most recent vesting and the termination date divided by 365.

The Committee has the discretion to adjust the above payments in the event of extraordinary circumstances including but not limited to approved retirements, death, and permanent disability.

Change In Control Policy

Under the 2010 Plan, as amended, unvested options and RSUs do not vest automatically in the event of a change in control.

2018 PROXY STATEMENT B-5

DIRECTORS’ COMPENSATION POLICY

Clawback Policy

Our clawback policy requires the Executive Director, in all appropriate cases, to repay or forfeit any bonus, short-term incentive award or amount, or long-term incentive award or amount awarded to the Executive Director, and any non-vested equity-based awards previously granted to the Executive Director if:

The amount of the incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement or the correction of a material error;
The Executive Director engaged in intentional misconduct that caused or partially caused the need for the restatement or caused or partially caused the material error; and
The amount of the incentive compensation that would have been awarded to the Executive Director, had the financial results been properly reported, would have been lower than the amount actually awarded.

Recruitment of Executive Directors

The compensation package for a new Executive Director will be set in accordance with the terms of the Directors’ Compensation Policy as set forth above or in force at the time of appointment or hiring. In determining the appropriate remuneration structure and levels, the Compensation Committee will take into consideration all relevant factors to ensure that arrangements are in the best interests of the Company and its shareholders.

In addition, to facilitate the recruitment of an individual to an Executive Director position, the Compensation Committee can use cash and/or LTI awards to buy-out previously-granted incentive awards and no limits will apply under this policy.

For external hires and internal appointments the Company may provide certain relocation reimbursements or allowances including expatriate benefits within limits set by the Compensation Committee that fairly reimburse Executive Directors for expenses incurred and provide for a smooth transition free of unnecessary distractions.

Consideration of Conditions Elsewhere in the Company

The Compensation Committee does not consult with employees specifically on its Executive Director compensation policy and framework however, when determining pay for Executive Directors, the Committee takes into account several data elements including but not limited to:

•	company and individual performance;

•	salary increase budgets provided for other employees;

•	annual incentive plan funding levels;

•	local pay and market conditions; and

•	market data provided by independent compensation consultant.

Consideration of Shareholder Views

On a regular basis, the Compensation Committee engages with shareholders to solicit direct input regarding its Executive Director compensation programs. Input provided during these meetings and from shareholder advisory firms is used to shape our compensation programs. The majority of shareholders continue to express support for our compensation programs.

Illustration of Application of Compensation Policy for Executive Directors

The estimated compensation amounts received by the Executive Directors which group currently includes only our CEO are shown in the following graph.

The amounts show payments at three levels of performance-threshold, target and maximum

2018 PROXY STATEMENT B-6

DIRECTORS’ COMPENSATION POLICY

For the purpose of this illustration the following components’ values are constant at each level of performance:

•	Salary: reflects annualized rate for 2018

•	Restricted stock units: planned grant date fair value in 2018[1]

•	Benefits: Estimated based on 2017 figures and 2018 premium or reimbursement rates including 401(k) savings match, health saving account plan match, relocation benefits, health and welfare perquisite and tax planning perquisite.

•	Pension: reflects estimated aggregate change in the actuarial present value of accumulated benefits under the plan

The following components’ values vary by each level of performance:

•	Annual Incentive: reflects potential cash payouts based solely on the plan’s incentive funding formula

•	LTPP: reflects the fair value[1] of PRSUs at grant date at target and percentage payouts of target in accordance with the plan design at threshold and maximum levels of performance.

•	Both of the above values will differ from the actual payments earned by Mr. Barns under the 2017 AIP and 2015 LTPP and paid to him in February, 2018. Payment details are disclosed in our 2018 Proxy Statement under “Summary Compensation Table.”

($,000)

[1]	Calculated in accordance with IFRS 2, Share-based Payments. For a discussion of the assumptions and methodologies used to value the awards granted in 2017 please see Note 16 “Share-Based compensation” to our audited consolidated financial statements, included in our Annual Report for the year ended December 31, 2017. In all cases the values reported assume no share price change relative to closing price of a Nielsen share on the date of grant.

2018 PROXY STATEMENT B-7

DIRECTORS’ COMPENSATION POLICY

Compensation Policy for Non-Executive Directors

As of the effective date of this Policy, all of our Directors, with the exception of Mitch Barns, our CEO, are Non-Executive Directors.

Purpose

Nielsen’s Compensation Policy for our Non-Executive Directors is designed to:

•	attract and retain talented individuals to help oversee the Company as members of the Board;

•	align with the market value of the role; and

•	align with long-term shareholder returns.

2018 PROXY STATEMENT B-8

DIRECTORS’ COMPENSATION POLICY

Practice

The Compensation Committee reviews the Non-Executive Director compensation program annually taking account of market benchmarking data to establish compensation levels that are competitive and serve the stated purpose. Market adjustments may be made to Non-Executive Director compensation following these reviews. Otherwise, the Compensation Committee generally intends to make adjustments every three years unless special circumstances require otherwise. The values quoted in each category are fixed, do not vary subject to a performance condition and therefore represent the current maximum payout opportunity.

Compensation Element	How Component Operates	Current Fee Structure (per annum)

Board Fees	• Annual retainer paid on a quarterly basis • Director may elect to receive fees in cash or in DSUs[1] • DSUs accrue dividend equivalents in the form of additional DSUs	$80,000

Board Chair Fee	• Annual retainer payable on a quarterly basis; 50% in DSUs and 50% in cash • Director may elect to receive cash fees in DSUs[1] • DSUs accrue dividend equivalents in the form of additional DSUs	$150,000

Committee Chair Fees	• Annual retainer payable on a quarterly basis • Director may elect to receive fees in cash or in DSUs[1] • DSUs accrue dividend equivalents in the form of additional DSUs	• Audit Committee: $25,000 • Compensation Committee: $20,000 • Nomination and Corporate Governance Committee: $15,000

Lead Independent Director Fee	• Annual retainer payable on a quarterly basis • Director may elect to receive fees in cash or in DSUs[1] • DSUs accrue dividend equivalents in the form of additional DSUs	$30,000

Annual Equity Grant	• Offered to all Non-Executive Directors • Executive compensation peer group plus general industry benchmark provided by Meridian are used as benchmarks • Annual equity grant delivered in DSUs vests in four equal quarterly installments • DSUs accrue dividend equivalents in the form of additional DSUs	$160,000

1	The Company can, but does not have to offer this choice to the Non-Executive Directors.

Non-Executive Directors will only receive compensation for those services outlined in this Policy. There are no contracts or agreements that provide guaranteed amounts payable for service as a Non-Executive Director of Nielsen, and there are no similar arrangements that provide for any guaranteed compensation (other than for any accrued or deferred amounts, if applicable, for services rendered as a Non-Executive Director) upon a Non-Executive Director’s termination of service from our Board of Directors. The Compensation Committee may in exceptional circumstances provide compensation that exceeds or is different from that payable to Non-Executive Directors but is aligned with the policy for Executive Directors. An example may include when an Executive Director transitions from Company employee to Non-Executive Director. In these cases, the Committee may find it appropriate to elect to continue components of the Executive Director compensation program for the former employee. When recruiting for a new external Non-Executive Director, the Committee or Board will structure pay in line with the existing policy for Non-Executive Directors set out above.

2018 PROXY STATEMENT B-9

Constant Currency Presentation

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of period-over-period fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our prior-period local currency financial results using the current period exchange rates and comparing these adjusted amounts to our current period reported results. No adjustment has been made to foreign currency exchange transaction gains or losses in the calculation of constant currency net income. This calculation may differ from similarly-titled measures used by others and, accordingly, the constant currency presentation is not meant to be a substitution for recorded amounts presented in conformity with GAAP nor should such amounts be considered in isolation.

The below table presents a reconciliation from revenue on a reported basis to revenue on a constant currency basis for the year December 31, 2017.

(IN MILLIONS) (UNAUDITED)	Year Ended December 31, 2017 Reported	Year Ended December 31, 2016 Reported	% Variance 2017 vs. 2016 Reported	Year Ended December 31, 2016 Constant Currency	% Variance 2017 vs. 2016 Constant Currency
Revenues by segment
Developed Markets	$1,999	$2,096	(4.6)%	$2,108	(5.2)%
Emerging Markets	1,164	1,063	9.5%	1,070	8.8%
Core Buy	$3,163	$3,159	0.1%	$3,178	(0.5)%
Corporate	$ 68	$ 163	(58.3)%	$ 163	(58.3)%
Buy	$3,231	$3,322	(2.7)%	$3,341	(3.3)%
Audience Measurement (Video and Text)	$2,308	$1,978	16.7%	$1,984	16.3%
Audio	501	500	0.2%	500	0.2%
Marketing Effectiveness	350	287	22.0%	289	21.1%
Core Watch	$3,159	$2,765	14.2%	$2,773	13.9%
Corporate/Other Watch	182	222	(18.0)%	218	(16.5)%
Watch	$3,341	$2,987	11.9%	$2,991	11.7%
Total Core Buy and Watch	$6,322	$5,924	6.7%	$5,951	6.2%
Total	$6,572	$6,309	4.2%	$6,332	3.8%

Net Income to Adjusted EBITDA Reconciliation

We define Adjusted EBITDA as net income or loss from our consolidated statements of operations before interest income and expense, income taxes, depreciation and amortization, restructuring charges, stock-based compensation expense and other non-operating items from our consolidated statements of operations as well as certain other items considered outside the normal course of our operations specifically described below.

Restructuring charges: We exclude restructuring expenses, which primarily include employee severance, office consolidation and contract termination charges, from our Adjusted EBITDA to allow more accurate comparisons of the financial results to historical operations and forward-looking guidance. By excluding these expenses from

2018 PROXY STATEMENT C-1

INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

our non-GAAP measures, we are better able to evaluate our ability to utilize our existing assets and estimate the long-term value these assets will generate for us. Furthermore, we believe that the adjustments of these items more closely correlate with the sustainability of our operating performance.

Stock-based compensation expense: We exclude the impact of costs relating to stock-based compensation. Due to the subjective assumptions and a variety of award types, we believe that the exclusion of stock-based compensation expense, which is typically non-cash, allows for more meaningful comparisons of our operating results to peer companies. Stock-based compensation expense can vary significantly based on the timing, size and nature of awards granted.

Other non-operating (expense)/income, net: We exclude foreign currency exchange transaction gains and losses primarily related to intercompany financing arrangements as well as other non-operating income and expense items, such as gains and losses recorded on business combinations or dispositions, sales of investments, net income attributable to noncontrolling interests and early redemption payments made in connection with debt refinancing. We believe that the adjustments of these items more closely correlate with the sustainability of our operating performance.

Other items: To measure operating performance, we exclude certain expenses and gains that arise outside the ordinary course of our operations. Such costs primarily include legal settlements, acquisition related expenses, business optimization costs and other transactional costs. We believe the exclusion of such amounts allows management and the users of the financial statements to better understand our financial results.

Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments, to evaluate and fund incentive compensation programs and to compare our results to those of our competitors. In addition to Adjusted EBITDA being a significant measure of performance for management purposes, we also believe that this presentation provides useful information to investors regarding financial and business trends related to our results of operations and that when non-GAAP financial information is viewed with GAAP financial information, investors are provided with a more meaningful understanding of our ongoing operating performance.

Adjusted EBITDA should not be considered as an alternative to net income or loss, operating income, cash flows from operating activities or any other performance measures derived in accordance with GAAP as measures of operating performance or cash flows as measures of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

2018 PROXY STATEMENT C-2

INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

The below table presents a reconciliation from net income to Adjusted EBITDA for the years ended December 31, 2017, 2016 and 2015:

	Year Ended December 31,
(IN MILLIONS)	2017	2016	2015
Net income attributable to Nielsen stockholders	$429	$502	$570
Interest expense, net	370	329	307
Provision for income taxes	388	309	383
Depreciation and amortization	640	603	574
EBITDA	1,827	1,743	1,834
Equity in net loss of affiliates	—	—	3
Other non-operating expense/(income), net	38	3	(170)
Restructuring charges	80	105	51
Stock-based compensation expense	45	51	48
Other items(a)	45	36	92
Adjusted EBITDA	$2,035	$1,938	$1,858

(a)	For the year ended December 31, 2017, other items primarily consisted of transaction related costs and business optimization costs. For the year ended December 31, 2016, other items primarily consisted of business optimization costs. For the year ended December 31, 2015, other items primarily consisted of a $36 million donation to the Nielsen Foundation, a $14 million charge for the partial settlement of certain U.S. pension plan participants and business optimization costs.

Net Income and Adjusted EBITDA on constant currency basis

The table below presents a reconciliation of Net income and Adjusted EBITDA on a reported basis to a constant currency basis for the year ended December 31, 2017.

(IN MILLIONS) (UNAUDITED)	Year Ended December 31, 2017 Reported	Year Ended December 31, 2016 Reported	% Variance 2017 vs. 2016 Reported	Year Ended December 31, 2016 Constant Currency	% Variance 2017 vs. 2016 Constant Currency
Net Income attributable to Nielsen Stockholders	$ 429	$ 502	(14.5)%	$ 512	(16.2)%
Adjusted EBITDA	$2,035	$1,938	5.0%	$1,951	4.3%

Free cash flow

We define free cash flow as net cash provided by operating activities, less capital expenditures, net. We believe providing free cash flow information provides valuable supplemental liquidity information regarding the cash flow that may be available for discretionary use by us in areas such as the distributions of dividends, repurchase of common stock, voluntary repayment of debt obligations or to fund our strategic initiatives, including acquisitions, if any. However, free cash flow does not represent residual cash flows entirely available for discretionary purposes; for example, the repayment of principal amounts borrowed is not deducted from free cash flow. Key limitations of the free cash flow measure include the assumptions that we will be able to refinance our existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt. Free cash flow is not a presentation made in accordance with GAAP.

2018 PROXY STATEMENT C-3

INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

Normalized Cash Flow

The reconciliation of normalized free cash flow to net cash provided by operating activities in the last three years is provided below:

Free Cash Flow[1] ($ in millions – as reported)	2017	2016	2015
Net cash provided by operating activities	$1,310	$1,296	$1,209
Capital expenditures, net	(447)	(391)	(401)
Free Cash Flow	$863	$905	$808
Non-recurring contribution to the Nielsen Foundation	—	36	—
Normalized Free Cash Flow	$863	$941	$808

1	We define normalized free cash flow as net cash provided by operating activities, plus contributions to the Nielsen Foundation less capital expenditures, net.

Measures Excluding Impact of Enactment of Tax Cuts and Jobs Act (“TCJA”)

During the fourth quarter of 2017, the Company recorded a provisional non-cash tax charge of $104 million, or $0.29 per share related to the enactment of the TCJA. The provisional tax charge was incurred as a result of the TCJA and includes a one-time repatriation tax. This provisional amount is subject to adjustment during a measurement period of one year following the enactment of TCJA, as provided by recent SEC guidance. Net income, net income per share on a diluted basis, provision for income taxes and the effective tax rate are all measures for which Nielsen provides the reported GAAP measure and an adjusted measure. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures. The Company considered these non-GAAP measures in evaluating and managing the Company’s operations and believes that discussion of results adjusted for this item is meaningful to investors as it provides useful analysis of ongoing underlying operating trends. The determination of this item may not be comparable to similarly titled measures used by other companies.

The below tables present a reconciliation of net income attributable to Nielsen stockholders, net income per share of common stock on diluted basis, provision for income taxes, and the effective tax rate to the Non-GAAP measures adjusted to exclude the impact of the enactment of the TCJA, for the year ended December 31, 2017 and 2016.

(IN MILLIONS) (UNAUDITED)	Year Ended December 31, 2016 Reported	Year Ended December 31, 2017 Reported	Adjustment for TCJA	Adjusted Non-GAAP Measure
Operating incomes	$ 1,143	$ 1,225	$ —	$ 1,225
Income from continuing operations before taxes	$ 816	$ 828	$ —	$ 828
Provision for income taxes	$ 309	$ 388	$(104)	$ 284
Effective tax rate	37.9%	46.9%		34.3%
Net income attributable to Nielsen stockholders	$ 502	$ 429	$ 104	$ 533
Net income per share of common stock, diluted	$ 1.39	$ 1.20	0.29	$ 1.49
Net income per share of common stock, diluted percent change		(13.7)%	$	7.2%

2018 PROXY STATEMENT C-4

Nielsen Holdings plc
85 Broad Street
New York, NY 10004
United States

www.nielsen.com

NIELSEN HOLDINGS PLC 40 DANBURY ROAD WILTON, CT 06897-4445	VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or from a mobile phone scan the QR code above.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (Eastern Time) on May 21, 2018 (May 17, 2018 for 401(k) plan shareholders). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to nielsen.onlineshareholdermeeting.com
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (Eastern Time) on May 21, 2018 (May 17, 2018 for 401(k) plan shareholders). Have your proxy card in hand when you call and follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your vote must be received by 9:00 a.m. (Eastern Time) on May 18, 2018 (May 17, 2018 for 401(k) plan shareholders).
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E41504-P02002                     KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

NIELSEN HOLDINGS PLC
Our Board of Directors recommends that you vote “FOR” each director nominee listed below and “FOR” each of Proposals 2 through 7 listed below.

1.	Election of directors:		For	Against	Abstain

	1a.	James A. Attwood, Jr.	☐	☐	☐

	1b.	Mitch Barns	☐	☐	☐

	1c.	Guerrino De Luca	☐	☐	☐

	1d.	Karen M. Hoguet	☐	☐	☐

	1e.	Harish Manwani	☐	☐	☐

	1f.	Robert C. Pozen	☐	☐	☐

	1g.	David Rawlinson	☐	☐	☐

	1h.	Javier G. Teruel	☐	☐	☐

	1i.	Lauren Zalaznick	☐	☐	☐

Please indicate if you plan to attend the meeting.			☐	☐

			Yes	No

		For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018.	☐	☐	☐

3.	To reappoint Ernst & Young LLP as our UK statutory auditor to audit our UK statutory annual accounts for the year ending December 31, 2018.	☐	☐	☐

4.	To authorize the Audit Committee to determine the compensation of our UK statutory auditor.	☐	☐	☐

5.	To approve on a non-binding, advisory basis the compensation of our named executive officers as disclosed in the proxy statement.	☐	☐	☐

6.	To approve on a non-binding, advisory basis the Directors’ Compensation Report for the year ended December 31, 2017.	☐	☐	☐

7.	To approve the Directors’ Compensation Policy.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

NIELSEN HOLDINGS PLC

2018 Annual General Meeting of Shareholders

May 22, 2018

9:00 a.m. (Eastern Time) at 50 Danbury Road, Wilton, CT 06897

or to attend the virtual meeting live via the Internet, please visit

nielsen.onlineshareholdermeeting.com

ADMISSION TICKET

You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. Each shareholder may be asked to present valid picture identification, such as a driver’s license. Cameras, videotaping equipment and other recording devices and large packages, banners, placards and signs will not be permitted at the meeting.

If you submit your proxy by telephone or Internet, do not return your proxy card.

Thank you for your proxy submission.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement, the US Annual Report and the UK Annual Report are available at www.proxyvote.com. You will need the 16-digit control number included on this proxy card in order to access the proxy materials on www.proxyvote.com.

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E41505-P02002

NIELSEN HOLDINGS PLC

Annual General Meeting of Shareholders

May 22, 2018 9:00 AM (Eastern Time)

This proxy is solicited on behalf of the Board of Directors

The undersigned shareholder(s) of Nielsen Holdings plc hereby: revoke(s) all proxies heretofore given by the signer(s) to vote at the Annual General Meeting of Shareholders and any adjournments or postponements thereof; acknowledges receipt of the Notice of the Annual General Meeting of Shareholders of Nielsen Holdings plc and related Proxy Statement, dated April 9, 2018; and appoint(s) Mitch Barns, Jamere Jackson, Eric J. Dale and Emily Epstein, and each of them, as the undersigned’s true and lawful proxies, each with the power to appoint his or her substitute(s), and hereby authorize(s) them to represent and to vote all of the shares of Nielsen Holdings plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 9:00 a.m. (Eastern Time) on May 22, 2018, and at any adjournment or postponement thereof, upon all subjects that may properly come before such meeting, including the matters described in the proxy statement furnished with this proxy card, subject to the directions indicated on the reverse side of this card, with all the power the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S) ON THE REVERSE SIDE OF THIS PROXY CARD. IF THE PROXY CARD IS SIGNED BUT NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2 THROUGH 7 AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE